UNITED MICROELECTRONICS CORPORATION

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

WITH REPORT OF INDEPENDENT ACCOUNTANTS

FOR THE YEARS ENDED

DECEMBER 31, 2013 AND 2012

Address:    No. 3 Li-Hsin Road II, Hsinchu Science Park, Hsinchu City, Taiwan, R.O.C.

Telephone: 886-3-578-2258

The reader is advised that these consolidated financial statements have been prepared originally in Chinese. In the event of a conflict between these financial statements and the original Chinese version or difference in interpretation between the two versions, the Chinese language financial statements shall prevail.

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS

English Translation of a Report Originally Issued in Chinese

To United Microelectronics Corporation

We have audited the accompanying consolidated balance sheets of United Microelectronics Corporation and subsidiaries (collectively, the “Company”) as of December 31, 2013, December 31, 2012 and January 1, 2012, the related consolidated statements of comprehensive income, consolidated statements of changes in equity, and cash flows for the years ended December 31, 2013 and 2012.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  Certain investments, which were accounted for under the equity method based on the financial statements of the investees, were audited by other independent accountants.  Our audit, insofar as it related to the investments accounted for under the equity method balances of NT$3,972 million, NT$4,213 million and NT$4,379 million, which represented 1.34%, 1.49% and 1.56% of the total consolidated assets as of December 31, 2013, December 31, 2012 and January 1, 2012, respectively, the related shares of investment income from the associates and joint ventures amounted to NT$180 million and NT$57 million, which represented 1.25% and 0.89% of the consolidated income from continuing operations before income tax for the years ended December 31, 2013 and 2012, respectively, and the related shares of other comprehensive income (loss) from the associates and joint ventures amounted to NT$254 million and NT$(169) million, which represented 2.08% and 7.26% of the consolidated total comprehensive income (loss), for the years ended December 31, 2013 and 2012, respectively, are based solely on the reports of other independent accountants.

We conducted our audits in accordance with auditing standards generally accepted in the Republic of China and “Guidelines for Certified Public Accountants’ Examination and Reports on Financial Statements”, which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits and the reports of other independent auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other independent accountants, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Microelectronics Corporation and subsidiaries as of December 31, 2013, December 31, 2012 and January 1, 2012, and the consolidated results of their operations and their cash flows for the years ended December 31, 2013 and 2012, in conformity with the requirements of the Guidelines Governing the Preparation of Financial Reports by Securities Issuers and International Financial Reporting Standards (IFRS), International Accounting Standards, Interpretations developed by the International Financial Reporting Interpretations Committee which are endorsed by Financial Supervisory Commission of the Republic of China.

We have audited and expressed a modified unqualified opinion on the stand alone financial statements of United Microelectronics Corporation for the years ended December 31, 2013 and 2012.

ERNST & YOUNG

Taiwan

Republic of China

March 12, 2014

Notice to Readers

The accompanying consolidated financial statements are intended only to present the consolidated financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in the Republic of China and not those of any other jurisdictions.  The standards, procedures and practices to audit such consolidated financial statements are those generally accepted and applied in the Republic of China.

English Translation of Consolidated Financial Statements Originally Issued in Chinese
UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2013, December 31, 2012 and January 1, 2012
(Expressed in Thousands of New Taiwan Dollars)
		As of
Assets	Notes	December 31, 2013	December 31, 2012	January 1, 2012
Current assets
Cash and cash equivalents	4, 6(1)	$ 50,830,678	$ 42,488,490	$ 49,062,128
Financial assets at fair value through profit	4, 6(2), 12(6)	633,264	655,994	695,931
or loss, current
Available-for-sale financial assets, current	4, 6(5), 12(6)	2,134,379	4,330,880	5,124,780
Held-to-maturity financial assets, current	4	-	-	13,524
Notes receivable	4	194,939	25,308	74,572
Accounts receivable, net	4, 6(3)	16,624,352	16,220,832	14,390,541
Accounts receivable-related parties, net	4, 7	2,854	81,741	130,553
Other receivables	4	725,083	768,991	653,542
Current tax assets	4	54,626	77,861	84,566
Inventories, net	4, 5, 6(4)	13,993,259	13,023,710	12,703,706
Prepayments		1,604,349	1,918,783	791,243
Non-current assets held for sale	4	-	313,171	583
Other current assets		1,998,441	121,370	28,331
Total current assets		88,796,224	80,027,131	83,754,000

Non-current assets
Financial assets at fair value through profit	4, 6(2), 12(6)	60,441	72,706	119,711
or loss, noncurrent
Available-for-sale financial assets, noncurrent	4, 5, 6(5), 7, 12(6)	19,556,141	19,975,737	23,444,547
Financial assets measured at cost, noncurrent	4, 6(6)	4,085,292	3,162,118	3,053,958
Investments accounted for under the equity method	4, 6(7)	8,441,836	11,769,748	11,225,174
Property, plant and equipment	4, 5, 6(8), 8	162,352,900	159,943,805	141,861,562
Intangible assets	4, 6(9)	4,739,647	2,798,159	1,483,781
Deferred tax assets	4, 5, 6(21)	2,692,223	3,354,582	3,649,591
Prepayment for equipments		409,860	343,869	10,319,826
Deposits-out	8	1,289,975	1,377,327	1,316,904
Prepayment for investments		-	34,803	44,392
Other assets-others		3,478,290	178,720	1,044,412
Total non-current assets		207,106,605	203,011,574	197,563,858

Total assets		$ 295,902,829	$ 283,038,705	$ 281,317,858

(continued)

English Translation of Consolidated Financial Statements Originally Issued in Chinese
UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2013, December 31, 2012 and January 1, 2012
(Expressed in Thousands of New Taiwan Dollars)
		As of
Liabilities and Equity	Notes	December 31, 2013	December 31, 2012	January 1, 2012
Current liabilities
Short-term loans	6(10)	$ 4,643,573	$ 5,772,615	$ 9,411,877
Financial liabilities at fair value through profit or loss, current	4, 5, 6(11), 12(6)	1,928	767,605	741,531
Notes and accounts payable		7,414,188	6,265,920	5,010,222
Other payables		11,052,981	10,961,670	9,771,320
Payables on equipment		6,700,743	5,382,395	8,517,694
Current tax liabilities	4	961,169	1,191,790	514,977
Current portion of long-term liabilities	4, 6(12), 6(13)	16,545,226	8,887,006	8,002,051
Other current liabilities		884,162	891,511	870,104
Total current liabilities		48,203,970	40,120,512	42,839,776

Non-current liabilities
Bonds payable	4, 6(12)	19,979,354	21,932,193	11,984,404
Long-term loans	6(13), 8	8,435,851	10,222,620	9,110,982
Deferred tax liabilities	4, 5, 6(21)	2,517,144	1,642,205	415,777
Accrued pension liabilities	4, 5, 6(14)	3,797,785	4,239,243	3,965,752
Deposits-in		321,856	153,745	105,617
Other liabilities-others		205,693	197,147	336,009
Total non-current liabilities		35,257,683	38,387,153	25,918,541

Total liabilities		83,461,653	78,507,665	68,758,317

Equity attributable to the parent company
Capital	4, 5, 6(15), 6(16)
Common stock		126,920,817	129,518,055	130,843,416
Capital collected in advance		25,682	3,038	1,140
Additional paid-in capital	4, 5, 6(12), 6(15), 6(16)
Premiums		43,156,776	44,043,498	44,499,645
Treasury stock transactions		1,216,920	2,011,469	787,465
The differences between the fair value of the consideration paid or received from acquiring		280,308	5,445	-
or disposing subsidiaries and the carrying amounts of the subsidiaries
Employee stock options		266,314	353,879	580,933
Stock options		406,136	486,235	491,876
Retained earnings	6(15)
Legal reserve		5,248,824	4,476,570	3,442,856
Unappropriated earnings		27,189,160	20,013,666	21,631,463
Other components of equity	4
Exchange differences on translation of foreign operations		(5,271,199)	(5,588,631)	(2,214,959)
Unrealized gains or losses on available-for-sale financial assets		11,046,696	11,600,066	14,331,187
Treasury stock	4, 6(15)	(2,365,246)	(4,963,389)	(6,223,357)
Total equity attributable to the parent company		208,121,188	201,959,901	208,171,665

Non-controlling interests	6(15)	4,319,988	2,571,139	4,387,876
Total equity		212,441,176	204,531,040	212,559,541

Total liabilities and equity		$ 295,902,829	$ 283,038,705	$ 281,317,858

The accompanying notes are an integral part of the consolidated financial statements.

English Translation of Consolidated Financial Statements Originally Issued in Chinese
UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the years ended December 31, 2013 and 2012
(Expressed in Thousands of New Taiwan Dollars, Except for Earnings per Share)

		For the years ended December 31,
	Notes	2013	2012
Operating revenues	4, 5, 7, 14
Sales revenues		$ 120,503,074	$ 113,503,713
Less: Sales returns and discounts		(602,089)	(1,030,561)
Net sales		119,900,985	112,473,152
Other operating revenues		3,910,651	3,201,611
Net operating revenues		123,811,636	115,674,763
Operating costs	4, 6(4), 6(14)
	6(16), 6(17), 14
Costs of goods sold		(97,674,976)	(93,931,976)
Other operating costs		(2,573,685)	(2,433,515)
Operating costs		(100,248,661)	(96,365,491)
Gross profit		23,562,975	19,309,272
Unrealized sales profit (loss)		-	(89)
Realized sales profit (loss)		-	365
Gross profit-net		23,562,975	19,309,548
Operating expenses	4, 6(14), 6(16)
	6(17), 7, 14
Sales and marketing expenses		(3,247,000)	(2,748,807)
General and administrative expenses		(3,665,472)	(3,130,441)
Research and development expenses		(12,493,051)	(9,786,506)
Subtotal		(19,405,523)	(15,665,754)
Net other operating income and expenses	4, 6(18)	(125,332)	(2,790,775)
Operating income		4,032,120	853,019
Non-operating income and expenses
Other income	4, 6(19)	1,091,309	1,243,822
Other gains and losses	4, 6(19)	1,821,862	3,983,147
Finance costs	6(19)	(678,406)	(538,269)
Share of profit or loss of associates and joint ventures	4, 6(7), 14	748,601	715,528
Bargain purchase gain	4, 6(23)	7,153,529	-
Exchange gain, net	4	192,779	120,337
Subtotal		10,329,674	5,524,565
Income from continuing operations before income tax		14,361,794	6,377,584
Income tax expense	4, 5, 6(21), 14	(2,256,834)	(2,145,983)
Net income		12,104,960	4,231,601
Other comprehensive income (loss)	6(20)
Exchange differences on translation of foreign operations		(154,613)	(2,802,004)
Unrealized loss on available-for-sale financial assets		(856,326)	(2,589,508)
Actuarial gain (loss) on defined benefit plans	6(14)	456,478	(525,243)
Share of other comprehensive income of associates and joint ventures	4	481,381	(425,307)
Income tax related to components of other comprehensive income	4, 6(21)	227,217	(211,400)
Total other comprehensive income (loss), net of tax		154,137	(6,553,462)

Total comprehensive income (loss)		$ 12,259,097	$ (2,321,861)

Net income attributable to:
Stockholders of the parent		$ 12,630,203	$ 6,177,127
Non-controlling interests		(525,243)	(1,945,526)
		$ 12,104,960	$ 4,231,601

Comprehensive income (loss) attributable to:
Stockholders of the parent		$ 12,773,120	$ (371,173)
Non-controlling interests		(514,023)	(1,950,688)
		$ 12,259,097	$ (2,321,861)

Earnings per share (NTD)	4, 6(22)
Earnings per share-basic		$ 1.01	$ 0.49
Earnings per share-diluted		$ 0.95	$ 0.47

The accompanying notes are an integral part of the consolidated financial statements.

English Translation of Consolidated Financial Statements Originally Issued in Chinese
UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
For the years ended December 31, 2013 and 2012
(Expressed in Thousands of New Taiwan Dollars)

		Capital			Retained Earnings		Exchange Differences on Translation of Foreign Operations	Unrealized Gain or Loss on Available-for-Sale Financial Assets
	Notes	Common Stock	Collected in Advance	Additional Paid-in Capital	Legal Reserve	Unappropriated Earnings			Treasury Stock	Total	Non-Controlling Interests	Total Equity
Balance as of January 1, 2012	6(15)	$ 130,843,416	$ 1,140	$ 46,359,919	$ 3,442,856	$ 21,631,463	$ (2,214,959)	$ 14,331,187	$ (6,223,357)	$ 208,171,665	$ 4,387,876	$ 212,559,541
Appropriation and distribution of 2011 retained earnings	6(15)
Legal reserve		-	-	-	1,033,714	(1,033,714)	-	-	-	-	-	-
Cash dividends		-	-	-	-	(6,316,435)	-	-	-	(6,316,435)	-	(6,316,435)
Net income in 2012	6(15)	-	-	-	-	6,177,127	-	-	-	6,177,127	(1,945,526)	4,231,601
Other comprehensive income (loss), net of tax in 2012	6(15), 6(20)	-	-	-	-	(443,507)	(3,373,672)	(2,731,121)	-	(6,548,300)	(5,162)	(6,553,462)
Total comprehensive income (loss)		-	-	-	-	5,733,620	(3,373,672)	(2,731,121)	-	(371,173)	(1,950,688)	(2,321,861)
Share-based payment transaction	4, 5, 6(15), 6(16)	253,983	1,898	212,998	-	-	-	-	-	468,879	-	468,879
Convertible bonds repurchased		-	-	(6,403)	-	-	-	-	-	(6,403)	-	(6,403)
Treasury stock cancelled	4, 6(15)	(1,579,344)	-	319,376	-	-	-	-	1,259,968	-	-	-
Share of changes in net assets of associates and joint ventures accounted for using equity method		-	-	2,878	-	9,312	-	-	-	12,190	-	12,190
Adjustments arising from changes in percentage of ownership in subsidiaries	4, 6(15)	-	-	2,567	-	(10,580)	-	-	-	(8,013)	165,774	157,761
Adjustments for dividends subsidiaries received from parent company		-	-	8,036	-	-	-	-	-	8,036	-	8,036
Decrease in non-controlling interests	6(15)	-	-	-	-	-	-	-	-	-	(31,823)	(31,823)
Others		-	-	1,155	-	-	-	-	-	1,155	-	1,155
Balance as of December 31, 2012	6(15)	129,518,055	3,038	46,900,526	4,476,570	20,013,666	(5,588,631)	11,600,066	(4,963,389)	201,959,901	2,571,139	204,531,040
Appropriation and distribution of 2012 retained earnings	6(15)
Legal reserve		-	-	-	772,254	(772,254)	-	-	-	-	-	-
Cash dividends		-	-	-	-	(5,061,310)	-	-	-	(5,061,310)	-	(5,061,310)
Net income in 2013	6(15)	-	-	-	-	12,630,203	-	-	-	12,630,203	(525,243)	12,104,960
Other comprehensive income (loss), net of tax in 2013	6(15), 6(20)	-	-	-	-	378,855	317,432	(553,370)	-	142,917	11,220	154,137
Total comprehensive income (loss)		-	-	-	-	13,009,058	317,432	(553,370)	-	12,773,120	(514,023)	12,259,097
Share-based payment transaction	4, 5, 6(15), 6(16)	402,762	22,644	46,073	-	-	-	-	-	471,479	-	471,479
Convertible bonds repurchased	4, 6(12)	-	-	(74,360)	-	-	-	-	-	(74,360)	-	(74,360)
Treasury stock acquired	4, 6(15)	-	-	-	-	-	-	-	(2,245,445)	(2,245,445)	-	(2,245,445)
Treasury stock cancelled	4, 6(15)	(3,000,000)	-	(1,843,588)	-	-	-	-	4,843,588	-	-	-
Share of changes in net assets of associates and joint ventures accounted for using equity method		-	-	22,951	-	-	-	-	-	22,951	-	22,951
Adjustments arising from changes in percentage of ownership in subsidiaries	4, 6(15)	-	-	251,136	-	-	-	-	-	251,136	(600,009)	(348,873)
Adjustments for dividends subsidiaries received from parent company		-	-	6,534	-	-	-	-	-	6,534	-	6,534
Increase in non-controlling interests	6(15)	-	-	-	-	-	-	-	-	-	2,862,881	2,862,881
Others		-	-	17,182	-	-	-	-	-	17,182	-	17,182
Balance as of December 31, 2013	6(15)	$ 126,920,817	$ 25,682	$ 45,326,454	$ 5,248,824	$ 27,189,160	$ (5,271,199)	$ 11,046,696	$ (2,365,246)	$ 208,121,188	$ 4,319,988	$ 212,441,176

The accompanying notes are an integral part of the consolidated financial statements.

English Translation of Consolidated Financial Statements Originally Issued in Chinese
UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2013 and 2012
(Expressed in Thousands of New Taiwan Dollars)

	For the years ended December 31,
	2013	2012
Cash flows from operating activities:
Net income before tax	$ 14,361,794	$ 6,377,584
Adjustments to reconcile net income before tax to net cash provided by operating activities:
Depreciation	37,241,788	35,118,398
Amortization	1,190,524	723,770
Bad debt expenses (reversal)	(36,821)	(12,059)
Net loss (gain) of financial assets at fair value through profit or loss	(191,686)	617,841
Interest expense	596,232	458,007
Interest revenue	(301,726)	(211,371)
Dividend revenue	(789,583)	(1,032,451)
Share-based payment	28,337	195,905
Share of profit of associates and joint ventures	(748,601)	(715,528)
Gain on disposal of property, plant and equipment	(40,897)	(386,561)
Gain on disposal of investments	(2,195,070)	(4,830,419)
Impairment loss on financial assets	1,275,775	683,487
Impairment loss on non-financial assets	56,693	3,496,131
Gain on reacquisition of bonds	(83,629)	(105,106)
Exchange loss (gain) on financial assets and liabilities	208,493	(117,602)
Exchange loss (gain) on long-term liabilities	190,737	(103,406)
Bargain purchase gain	(7,153,529)	-
Amortization of deferred income	(44,101)	(101,248)
Exchange gain on disposal of non-current assets held for sale	-	(279)
Income and expense adjustments	29,202,936	33,677,509
Changes in operating assets and liabilities:
Financial assets and liabilities at fair value through profit or loss	460	80,909
Notes receivable and accounts receivable	886,762	(1,882,697)
Other receivables	89,343	39,022
Inventories	(112,589)	(479,630)
Prepayments	373,795	(648,202)
Other current assets	(1,889,239)	(95,711)
Notes and accounts payable	845,365	1,341,039
Other payables	(176,478)	1,036,798
Other current liabilities	(16,168)	123,726
Accrued pension liabilities	15,020	(195,377)
Other liabilities-others	62,928	159,303
Cash generated from operations	43,643,929	39,534,273
Interest received	282,564	214,841
Dividend received	808,564	1,089,222
Interest paid	(446,070)	(341,100)
Income tax paid	(816,526)	(99,287)
Net cash provided by operating activities	43,472,461	40,397,949

(continued)

English Translation of Consolidated Financial Statements Originally Issued in Chinese
UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2013 and 2012
(Expressed in Thousands of New Taiwan Dollars)

	For the years ended December 31,
	2013	2012
Cash flows from investing activities:
Acquisition of financial assets at fair value through profit or loss	$ (79,758)	$ (22,220)
Proceeds from disposal of financial assets at fair value through profit or loss	104,302	-
Acquisition of available-for-sale financial assets	(733,034)	(1,291,681)
Proceeds from disposal of available-for-sale financial assets	2,965,245	5,257,003
Proceeds from maturity of held-to-maturity financial assets	-	13,524
Acquisition of financial assets measured at cost	(1,263,269)	(597,853)
Proceeds from disposal of financial assets measured at cost	84,120	513,424
Acquisition of investments accounted for under the equity method	(8,560)	(281,695)
Proceeds from disposal of investments accounted for under the equity method	161	1,705
Decrease in prepayment for investments	34,803	-
Proceeds from capital reduction and liquidation of investments	372,550	299,845
Acquisition of subsidiaries (net of cash acquired)	2,641,314	(1,525)
Net cash paid for disposal of subsidiaries	(93,284)	(241,261)
Acquisition of non-current assets held for sale	-	(313,171)
Acquisition of property, plant and equipment	(32,911,352)	(52,185,910)
Proceeds from disposal of property, plant and equipment	576,634	1,157,822
Increase in deposits-out	(184,306)	(764,415)
Decrease in deposits-out	277,333	696,309
Acquisition of intangible assets	(2,881,754)	(1,354,142)
Increase in other assets-others	(430,857)	(41,848)
Decrease in other assets-others	13,548	32,799
Net cash used in investing activities	(31,516,164)	(49,123,290)
Cash flows from financing activities:
Increase in short-term loans	13,149,006	13,480,075
Decrease in short-term loans	(14,371,089)	(17,024,565)
Proceeds from bonds issued	10,000,000	10,000,000
Bonds issuance costs	(12,010)	(12,830)
Redemption of bonds	(2,153,438)	(139,408)
Proceeds from long-term loans	2,737,337	17,062,355
Repayments of long-term loans	(6,199,532)	(13,942,144)
Increase in deposits-in	171,267	64,294
Decrease in deposits-in	(33,865)	(9,092)
Cash dividends	(5,061,303)	(6,316,420)
Exercise of employee stock options	442,423	266,116
Treasury stock acquired	(2,245,445)	-
Proceeds from disposal of treasury stock	967	4,207
Acquisition of subsidiaries	(343,989)	-
Change in non-controlling interests	(4,618)	155,161
Net cash provided by (used in) financing activities	(3,924,289)	3,587,749
Effect of exchange rate changes on cash and cash equivalents	310,180	(1,436,046)
Net increase (decrease) in cash and cash equivalents	8,342,188	(6,573,638)
Cash and cash equivalents at beginning of period	42,488,490	49,062,128
Cash and cash equivalents at end of period	$ 50,830,678	$ 42,488,490

Investing activities partially paid by cash:
Cash paid for acquiring property, plant and equipment
Increase in property, plant and equipment	$ 34,140,108	$ 49,068,718
Add: Effect of acquisition of subsidiaries	89,592	-
Add: Payable at beginning of period	5,382,395	8,517,694
Less: Effect of disposal of subsidiaries	-	(18,107)
Less: Payable at end of period	(6,700,743)	(5,382,395)
Cash paid	$ 32,911,352	$ 52,185,910

The accompanying notes are an integral part of the consolidated financial statements.

UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2013 and 2012

(Expressed in Thousands of New Taiwan Dollars unless Otherwise Specified)

1.    HISTORY AND ORGANIZATION

United Microelectronics Corporation (UMC) was incorporated in Republic of China ( R.O.C. ) in May 1980 and commenced operations in April 1982.  UMC is a full service semiconductor wafer foundry, and provides a variety of services to satisfy customer needs.  UMC’s ordinary shares were publicly listed on the Taiwan Stock Exchange (TSE) in July 1985 and its American Depositary Shares (ADSs) were listed on the New York Stock Exchange (NYSE) in September 2000.

2.    DATE AND PROCEDURES OF AUTHORIZATION OF FINANCIAL STATEMENTS FOR ISSUE

The consolidated financial statements of UMC and its subsidiaries (the “Company”) for the years ended December 31, 2013 and 2012 were authorized for issue in accordance with a resolution of the Board of Directors’ meeting on March 12, 2014.

3.    NEWLY ISSUED OR REVISED STANDARDS AND INTERPRETATIONS

(1)   Standards or interpretations issued, revised or amended, which are recognized by the Financial Supervisory Commission (FSC), but not yet adopted by the Company at the date of issuance of the Company’s financial statements, are listed below:

International Financial Reporting Standard 9, “Financial Instruments(IFRS 9)”:

IFRS 9 which is divided in three distinct phases is designed by the International Accounting Standards Board (IASB) to eventually replace International Accounting Standard 39 “Financial Instruments: Recognition and Measurement” (IAS 39) in its entirety.  The first phase relates to the classification and measurement of financial assets and liabilities.  The IASB is working on the remaining phase relating to impairment.  However companies adopting IFRSs, IASs, and Interpretations developed by the International Financial Reporting Interpretations Committee (IFRIC) or the former Standing Interpretations Committee (SIC) as recognized by the FSC (collectively referred to as “TIFRS”) may not early adopt IFRS 9.  Adopting the first phase of IFRS 9 will have an impact on the Company’s classification and measurement of its financial assets,  but will not have an impact on the classification and measurement of its financial liabilities.  The impact of adopting the remaining two phases of IFRS 9 on the Company can not be determined at this stage.

(2)   Standards issued by IASB but not yet recognized by FSC:

No.	The projects of Standards or Interpretations	Effective for annual periods beginning on or after
IFRS 1	First-time Adoption of International Financial Reporting Standards - Limited Exemption from Comparative IFRS 7 Disclosures for First-time Adopters	July 1, 2010
Improvements to International Financial Reporting Standards (issued in 2010)
IFRS 1	First-time Adoption of International Financial Reporting Standards	January 1, 2011
IFRS 3	Business Combinations	January 1, 2011
IFRS 7	Financial Instruments: Disclosures	January 1, 2011
IAS 1	Presentation of Financial Statements	January 1, 2011
IAS 34	Interim Financial Reporting	January 1, 2011
IFRIC 13	Customer Loyalty Programmes	January 1, 2011
IFRS 7	Financial Instruments: Disclosures- Transfers of Financial Assets	July 1, 2011
IFRS 1	First-time Adoption of International Financial Reporting Standards - Severe Hyperinflation and Removal of Fixed Dates for First-time Adopter	July 1, 2011
IAS 12	Deferred Taxes: Recovery of Underlying Assets	January 1, 2012
IFRS 10	Consolidated Financial Statements	January 1, 2013
IFRS 11	Joint Arrangements	January 1, 2013
IFRS 12	Disclosures of Interests in Other Entities	January 1, 2013
IAS 27	Separate Financial Statements	January 1, 2013
IAS 28	Investments in Associates and Joint Ventures	January 1, 2013
IFRS 13	Fair Value Measurement	January 1, 2013
IAS 19	Employee Benefits	January 1, 2013
IAS 1	Presentation of Items of Other Comprehensive Income	July 1, 2012
IFRIC 20	Stripping Costs in the Production Phase of a Surface Mine	January 1, 2013
IFRS 7	Disclosures - Offsetting Financial Assets and Financial Liabilities	January 1, 2013
IFRS 1	Government Loans	January 1, 2013
Improvements to International Financial Reporting Standards (2009-2011 cycle):

No.	The projects of Standards or Interpretations	Effective for annual periods beginning on or after
IFRS 1	First-time Adoption of International Financial Reporting Standards	January 1, 2013
IAS 1	Presentation of Financial Statements	January 1, 2013
IAS 16	Property, Plant and Equipment	January 1, 2013
IAS 32	Financial Instruments: Presentation	January 1, 2013
IAS 34	Interim Financial Reporting	January 1, 2013
IAS 32	Financial Instruments: Presentation - Offsetting Financial Assets and Financial Liabilities	January 1, 2014
IFRS 10, 12 & IAS 27	Investment Entities	January 1, 2014
IAS 36	Impairment of Assets	January 1, 2014
IFRIC 21	Levies	January 1, 2014
IAS 39	Novation of Derivatives and Continuation of Hedge Accounting	January 1, 2014
IFRS 9	Financial Instruments - Hedge Accounting	-
IAS 19	Defined Benefit Plans: Employee Contributions	July 1, 2014
Improvements to International Financial Reporting Standards (2010-2012 cycle)
IFRS 2	Share-based Payment	July 1, 2014
IFRS 3	Business Combinations	July 1, 2014
IFRS 8	Operating Segments	July 1, 2014
IFRS 13	Fair Value Measurement	-
IAS 16	Property, Plant and Equipment	July 1, 2014
IAS 24	Related Party Disclosures	July 1, 2014
IAS 38	Intangible Assets	July 1, 2014
Improvements to International Financial Reporting Standards (2011-2013 cycle)
IFRS 1	First-time Adoption of International Financial Reporting Standards	-
IFRS 3	Business Combinations	July 1, 2014
IFRS 13	Fair Value Measurement	July 1, 2014
IAS 40	Investment Property	July 1, 2014
IFRS 14	Regulatory Deferral Accounts	January 1, 2016

The potential effects of adopting the standards or interpretations issued by IASB but not yet recognized by FSC on the Company’ financial statements in future periods are summarized as below:

(1)   IFRS 3 “Business Combinations”

Under the amendment, IFRS 3 (as revised in 2008) do not apply to contingent consideration that arose from business combinations whose acquisition dates precede the application of IFRS 3 (as revised in 2008). Furthermore, the amendment limits the scope of the measurement choices for non-controlling interest.  Only the components of non-controlling interests that are present ownership interests that entitle their holders to a proportionate share of the entity’s net assets, in the event of liquidation could be measured at either fair value or at the present ownership instruments’ proportionate share of the acquiree’s identifiable net assets.  Other components of non-controlling interest are measured at their acquisition date fair value.

The amendment also requires an entity in a business combination to account for the replacement of the acquiree’s share-based payment transactions (when the acquirer is not obliged to do so) as new share-based payment awards in the post-combination financial statements.

Outstanding share-based payment transactions that the acquirer does not exchange for its share-based payment transactions: if vested — they are part of non-controlling interest; if unvested — they are measured at market based value as if granted at acquisition date, and allocated between NCI and post-combination expense.

These amendments became effective for annual periods beginning on or after 1 July, 2010.

(2)   IAS 34 “Interim Financial Reporting”

The amendment clarifies that if a user of an entity's interim financial report have access to the most recent annual financial report of that entity, it is unnecessary for the notes to an interim financial report to provide relatively insignificant updates to the information that was reported in the notes in the most recent annual financial report.  Furthermore the amendment requires additional disclosures of financial instruments and contingent liabilities/assets.  The amendment became effective for annual periods beginning on or after January 1, 2011.

(3)   IFRS 7 “Financial Instruments: Disclosures”

The amendment emphasizes the interaction between quantitative and qualitative disclosures and the nature and extent of risks associated with financial instruments so that users of financial statements will have a better understanding.  The amendment became effective for annual periods beginning on or after January 1, 2011.

(4)   IFRS 7 “Financial Instruments: Disclosures” (Amendment)

The amendment requires additional quantitative and qualitative disclosures relating to transfers of financial assets, when financial assets are derecognized in their entirety, but the entity has a continuing involvement in them, or when financial assets are not derecognized in their entirety.  The amendment became effective for annual periods beginning on or after July 1, 2011.

(5)   IFRS 10 “Consolidated Financial Statements”

IFRS 10 “Consolidated  Financial Statements”(IFRS 10) replaces the portion of IAS 27 “Consolidated and Separate Financial Statements” (IAS 27) that addresses the accounting for consolidated financial statements and SIC-12 “Consolidation-Special Purpose Entities”.  The changes introduced by TIFRS 10 primarily relate to the elimination of the perceived inconsistency between IAS 27 and SIC-12 by introducing a new integrated control model.  That is, IFRS 10 primarily relates to whether to consolidate another entity, but does not change how an entity is consolidated.  The standard became effective for annual periods beginning on or after January 1, 2013.

(6)   IFRS 11 “Joint Arrangements”

IFRS 11 “Joint Arrangements” replaces IAS 31 “Interests in Joint Ventures”  and SIC-13 “Jointly Controlled Entities-Non-Monetary Contributions by Venturers”.  The changes introduced by IFRS 11 primarily relate to increase comparability within IFRSs by removing the choice for accounting for jointly controlled entities under the proportionate consolidation method, so that the structure of the arrangement is no longer the most important factor when determining the classification as a joint operation or a joint venture (an investment classified as a joint venture is accounted for in accordance with IAS 28 “Investments in Associates and Joint Ventures”), which then determines the accounting.  The standard became effective for annual periods beginning on or after January 1, 2013.

(7)   IFRS 12 “Disclosures of Interests in Other Entities”

IFRS 12 “Disclosures of Interests in Other Entities” primarily integrates and makes consistent the disclosure requirements for subsidiaries, joint arrangements, associates and unconsolidated structured entities and present those requirements in a single IFRS.  The standard became effective for annual periods beginning on or after January 1, 2013.

(8)   IFRS 13 “Fair Value Measurement”

IFRS 13 “Fair Value Measurement” (IFRS 13) primarily relates to defining fair value, setting out in a single IFRS framework for measuring and disclosing fair values to reduce complexity and improve consistency in applying fair value measurement.  However, IFRS 13 does not change existing requirements in other IFRSs as to when the fair value measurement or related disclosure is required.  The standard became effective for annual periods beginning on or after January 1, 2013.

(9)   IAS 19 “Employee Benefits” (Revised)

The revision includes: (1)For defined benefit plans, the ability to defer the recognition of actuarial gains and losses (i.e., the corridor approach) has been removed.  Actuarial gains and losses will be recognized in other comprehensive income as they occur.  (2)Amounts recorded in profit or loss are limited to current and past service costs, gains or losses on settlements, and net interest income (expense) on the pension asset or liability.  (3)New disclosures include quantitative information about the sensitivity of the defined benefit obligation to reasonably possible changes in each significant actuarial assumption.  (4)Termination benefits will be recognized at the earlier of when the offer of termination cannot be withdrawn, or when the related restructuring costs are recognized under IAS 37 “Provisions, Contingent Liabilities and Contingent Assets”.  The revised standard became effective for annual periods beginning on or after January 1, 2013.

(10) IAS 1 “Presentation of Financial Statements”

The amendment clarifies that an entity will present an analysis of other comprehensive income for each component of equity, either in the statement of changes in equity or in the notes to the financial statements.  The amendment became effective for annual periods beginning on or after January 1, 2011.

(11) Presentation of Items of Other Comprehensive Income (Amend IAS 1 “Presentation of Financial Statements”)

The amendments to IAS 1 change the grouping of items presented in other comprehensive income.  Items that would be reclassified (or recycled) to profit or loss at certain points in the future would be presented separately from items that will never be reclassified.  The amendment became effective for annual periods beginning on or after July 1, 2012.

(12) IAS 34 “Interim Financial Reporting”

The amendment clarifies the requirements in IAS 34 relating to segment information for total assets and liabilities for each reportable segment to enhance consistency with the requirements in IFRS 8 “Operating Segments”.  Besides, total assets and liabilities for a particular reportable segment need to be disclosed only when the amounts are regularly provided to the chief operating decision maker and there has been a material change in the total amount disclosed in the entity’s previous annual financial statements for that reportable segment.  The amendment became effective for annual periods beginning on or after January 1, 2013.

(13) IFRS 10 “Consolidated Financial Statements” (Amendment)

The amendments related to Investment Entities provide an exception to the consolidation requirements in IFRS 10 and require investment entities to account for particular subsidiaries at fair value through profit or loss, rather than consolidating them.  The amendments also set out disclosure requirements for investment entities.  The amendment is effective for annual periods beginning on or after January 1, 2014.

(14) IAS 36 “Impairment of Assets” (Amendment)

This amendment relates to the amendment issued in May 2011 and requires entities to disclose the recoverable amount of an asset (including goodwill) or a cash-generating unit when an impairment loss has been recognized or reversed during the period.  The amendment also requires detailed disclosure of how the fair value less costs of disposal has been determined when an impairment loss has been recognized or reversed, including valuation techniques used, level of fair value hierarchy of assets and key assumptions used in the measurements.  The amendment is effective for annual periods beginning on or after January 1, 2014.

(15) IFRIC 21 “Levies”

This interpretation provides guidance on when to recognize a liability for a levy imposed by a government (both for levies that are accounted for in accordance with IAS 37 “Provisions, Contingent Liabilities and Contingent Assets” and those where the timing and amount of the levy is certain).  The interpretation is effective for annual periods beginning on or after January 1, 2014.

(16) IAS 39 “Financial Instruments: Recognition and Measurement” (Amendment) - Novation of Derivatives and Continuation of Hedge Accounting

Under the amendment, there would be no need to discontinue hedge accounting if a hedging derivative was novated, provided certain criteria are met.  The interpretation is effective for annual periods beginning on or after January 1, 2014.

(17) IFRS 9 “Financial Instruments”-Hedge accounting

The IASB announced amendments to the accounting requirements for financial instruments, which include: (1) a substantial overhaul of IAS 39 hedge accounting that will allow entities to better reflect their risk management activities in the financial statements; (2) changes to address that the “own credit” not recognized in profit or loss. This amendment may be applied in isolation without the need to change any other accounting for financial instruments; and (3) remove the 1 January 2015 mandatory effective date of IFRS 9.

(18) IFRS 8 “Operating Segments”

The amendments require an entity to disclose the judgements made by management in applying the aggregation criteria to operating segments. The amendments also clarify that an entity shall only provide reconciliations of the total of the reportable segments’ assets to the entity’s assets if the segment assets are reported regularly to the Chief Operating Decision Maker (CODM).  The amendment is effective for annual periods beginning on or after 1 July 2014.

(19) IFRS 13 “Fair Value Measurement”

The amendment to the Basis for Conclusions of IFRS 13 clarifies that when deleting paragraph B5.4.12 of IFRS 9 Financial Instruments and paragraph AG79 of IAS 39 Financial Instruments: Recognition and Measurement as consequential amendments from IFRS 13 Fair Value Measurement, the IASB did not intend to change the measurement requirements for short-term receivables and payables.

(20) IAS 24 “Related Party Disclosures”

The amendment clarifies that an entity providing key management personnel services to the reporting entity or to the parent of the reporting entity is a related party of the reporting entity.  The amendment is effective for annual periods beginning on or after 1 July 2014.

(21) IFRS 1 “First-time Adoption of International Financial Reporting Standards”

The amendment clarifies that an entity, in its first IFRS financial statements, has the choice between applying an existing and currently effective IFRS or applying early a new or revised IFRS that is not yet mandatorily effective, provided that the new or revised IFRS permits early application.

(22) IFRS 13 “Fair Value Measurement”

The amendment clarifies that paragraph 52 of IFRS 13 includes a scope exception for measuring the fair value of a group of financial assets and financial liabilities on a net basis.  The objective of this amendment is to clarify that this portfolio exception applies to all contracts within the scope of IAS 39 Financial Instruments: Recognition and Measurement or IFRS 9 Financial Instruments, regardless of whether they meet the definitions of financial assets or financial liabilities as defined in IAS 32 Financial Instruments: Presentation.  The amendment is effective for annual periods beginning on or after 1 July 2014.

The abovementioned standards and interpretations issued by IASB have not yet been recognized by FSC at the date of issuance of the Company’s financial statements, and the local effective dates are to be determined by FSC.  As the Company is still currently determining the potential impact of the standards and interpretations listed under (1)~(22), it is not practicable to estimate their impact on the Company’s consolidated financial statements at this point in time.  All other standards and interpretations have no material impact on the Company.

4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1)   Statement of Compliance

The Company’s consolidated financial statements as of and for the years ended December 31, 2013 and 2012 were prepared in accordance with Regulations Governing the Preparation of Financial Reports by Securities Issuers (Regulations), IFRSs, IASs, IFRIC and SIC, which are recognized by FSC, and IFRS 1.

(2)   Basis of Preparation

The consolidated financial statements have been prepared on a historical cost basis, except for financial instruments measured at fair value.

(3)   General Description of Reporting Entity

a.  Principles of consolidation

Subsidiaries are fully consolidated from the date of acquisition (the date on which the Company obtains control), and continue to be consolidated until the date that such control ceases.  The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies.  All intra-group balances, transactions, unrealized gains and losses and dividends resulting from intra-group transactions are eliminated in full.

A change in the ownership interest of a subsidiary, without a change of control, is accounted for as an equity transaction.  Total comprehensive income of subsidiaries is attributed to the owners of the parent and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

If the Company loses control over a subsidiary, the Company derecognizes the assets and liabilities of the subsidiary, as well as any non-controlling interests previously recorded by the Company.  A gain or loss is recognized in profit or loss and is calculated as the difference between: a. the aggregate of the fair value of consideration received and the fair value of any retained interest at the date when control is lost; and b. the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interest.  A gain or loss previously recognized in the other comprehensive income would be reclassified to profit or loss or transferred directly to retained earnings if required by other TIFRSs.  The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the cost on initial recognition of an investment.

b.  The consolidated entities are as follows:

As of December 31, 2013 and December 31, 2012:

			Percentage of ownership (%)
			As of
Investor	Subsidiary	Business nature	December 31, 2013	December 31, 2012
UMC	UMC GROUP (USA) (UMC-USA)	IC Sales	100.00	100.00
UMC	UNITED MICROELECTRONICS (EUROPE) B.V. (UME BV)	Marketing support activities	100.00	100.00
UMC	UMC CAPITAL CORP.	Investment holding	100.00	100.00
UMC	GREEN EARTH LIMITED	Investment holding	100.00	100.00
UMC	TLC CAPITAL CO., LTD. (TLC)	New business investment	100.00	100.00
UMC	UMC NEW BUSINESS INVESTMENT CORP. (NBI)	Investment holding	100.00	100.00
UMC	UMC INVESTMENT (SAMOA) LIMITED	Investment holding	100.00	100.00
UMC	FORTUNE VENTURE CAPITAL CORP. (FORTUNE)	Consulting and planning for investment in new business	100.00	100.00
UMC	UMC GROUP JAPAN	IC Sales	100.00	-
UMC	UMC KOREA CO., LTD.	Marketing support activities	100.00	-
UMC	OMNI GLOBAL LIMITED (OMNI)	Investment holding	100.00	-
UMC	BEST ELITE INTERNATIONAL LIMITED (BE)	Investment holding	86.88	-
UMC	WAVETEK MICROELECTRONICS CORPORATION (WAVETEK)	GaAs Foundry service	74.69	-
UMC	NEXPOWER TECHNOLOGY CORP. (NEXPOWER)	Sales and manufacturing of solar power batteries	44.16	44.16
UMC	UMC JAPAN (UMCJ)	Sales and manufacturing of integrated circuits	-	100.00
FORTUNE	UNITRUTH INVESTMENT CORP. (UNITRUTH)	Investment holding	100.00	100.00
FORTUNE	TOPCELL SOLAR INTERNATIONAL CO., LTD. (TOPCELL)	Sales and manufacturing of solar power cell	26.04	8.79
FORTUNE	ALLIANCE OPTOTEK CORP. (ALLIANCE)	Design and manufacturing of LED	21.77	-

			Percentage of ownership (%)
			As of
Investor	Subsidiary	Business nature	December 31, 2013	December 31, 2012
FORTUNE	NEXPOWER	Sales and manufacturing of solar power batteries	5.99	5.05
UNITRUTH	ALLIANCE	Design and manufacturing of LED	6.86	-
UNITRUTH	NEXPOWER	Sales and manufacturing of solar power batteries	2.25	2.25
UNITRUTH	TOPCELL	Sales and manufacturing of solar power cell	1.03	3.80
UMC CAPITAL CORP.	UMC CAPITAL (USA)	Investment holding	100.00	100.00
UMC CAPITAL CORP.	ECP VITA PTE. LTD.	Insurance	100.00	100.00
TLC	SOARING CAPITAL CORP.	Investment holding	100.00	100.00
TLC	ALLIANCE	Design and manufacturing of LED	45.88	-
TLC	NEXPOWER	Sales and manufacturing of solar power batteries	5.87	5.87
TLC	TOPCELL	Sales and manufacturing of solar power cell	2.37	8.79
SOARING CAPITAL CORP.	UNITRUTH ADVISOR (SHANGHAI) CO., LTD.	Investment holding and advisory	100.00	100.00
UMC INVESTMENT (SAMOA) LIMITED	UMC (BEIJING) LIMITED	Marketing support activities	100.00	100.00
NBI	TERA ENERGY DEVELOPMENT CO., LTD. (TERA ENERGY)	Energy Technical Services	100.00	100.00
NBI	EVERRICH ENERGY CORP. (EVERRICH)	Solar engineering integrated design services	100.00	89.38
NBI	UNISTARS CORP. (UNISTARS)	High brightness LED packages	78.02	72.04
NBI	TOPCELL	Sales and manufacturing of solar power cell	62.38	48.53
NBI	WAVETEK	GaAs Foundry service	-	74.69

			Percentage of ownership (%)
			As of
Investor	Subsidiary	Business nature	December 31, 2013	December 31, 2012
EVERRICH	EVERRICH ENERGY INVESTMENT (HK) LIMITED (EVERRICH-HK)	Investment holding	100.00	100.00
EVERRICH	SMART ENERGY ENTERPRISES LIMITED (SMART ENERGY)	Investment holding	100.00	100.00
EVERRICH-HK	EVERRICH (SHANDONG) ENERGY CO., LTD.	Solar engineering integrated design services	100.00	100.00
SMART ENERGY	SMART ENERGY SHANDONG CORPORATION	Solar engineering integrated design services	100.00	100.00
TERA ENERGY	TERA ENERGY USA INC.	Solar project	100.00	100.00
OMNI	UNITED MICROTECHNOLOGY CORPORATION	Research and development	100.00	-
WAVETEK	WAVETEK MICROELECTRONICS INVESTMENT (HK) LIMITED	Investment holding	100.00	100.00
WAVETEK	WAVETEK MICROELECTRONICS INVESTMENT (SAMOA) LIMITED (WAVETEK-SAMOA)	Investment holding	100.00	-
WAVETEK-SAMOA	WAVETEK MICROELECTRONICS CORPORATION (USA)	Sales and marketing service	100.00	-
NEXPOWER	NPT HOLDING LIMITED	Investment holding	100.00	100.00
NEXPOWER	SOCIALNEX ITALIA 1 S.R.L.	Photovoltaic power plant	100.00	100.00
NPT HOLDING LIMITED	NLL HOLDING LIMITED	Investment holding	100.00	100.00
BE	INFOSHINE TECHNOLOGY LIMITED (INFOSHINE)	Investment holding	100.00	-
INFOSHINE	OAKWOOD ASSOCIATES LIMITED (OAKWOOD)	Investment holding	100.00	-
OAKWOOD	HEJIAN TECHNOLOGY (SUZHOU) CO., LTD.	Sales and manufacturing of integrated circuits	100.00	-
ALLIANCE	LIGHT HOUSE GLOBAL INCORP. (LIGHT HOUSE)	Investment holding	100.00	-
LIGHT HOUSE	ALLIANCE OPTOTEK DONGGUAN CO., LTD.	LED lighting manufacturing and sale	100.00	-

As of January 1, 2012:

			Percentage of ownership (%)
			As of
Investor	Subsidiary	Business nature	January 1, 2012
UMC	UMC-USA	IC Sales	100.00
UMC	UME BV	Marketing support activities	100.00
UMC	UMC CAPITAL CORP.	Investment holding	100.00
UMC	GREEN EARTH LIMITED	Investment holding	100.00
UMC	TLC	New business investment	100.00
UMC	NBI	Investment holding	100.00
UMC	UMC INVESTMENT (SAMOA) LIMITED	Investment holding	100.00
UMC	FORTUNE	Consulting and planning for investment in new business	100.00
UMC	UMCJ	Sales and manufacturing of integrated circuits	100.00
UMC	NEXPOWER	Sales and manufacturing of solar power batteries	44.16
FORTUNE	UNITRUTH	Investment holding	100.00
FORTUNE	TOPCELL	Sales and manufacturing of solar power cell	8.81
FORTUNE	NEXPOWER	Sales and manufacturing of solar power batteries	5.05
UNITRUTH	TOPCELL	Sales and manufacturing of solar power cell	3.81
UNITRUTH	NEXPOWER	Sales and manufacturing of solar power batteries	2.25
UMC CAPITAL CORP.	UMC CAPITAL (USA)	Investment holding	100.00
UMC CAPITAL CORP.	ECP VITA LTD.	Insurance	100.00
TLC	SOARING CAPITAL CORP.	Investment holding	100.00
TLC	TOPCELL	Sales and manufacturing of solar power cell	8.81
TLC	NEXPOWER	Sales and manufacturing of solar power batteries	5.87

			Percentage of ownership (%)
			As of
Investor	Subsidiary	Business nature	January 1, 2012
SOARING CAPITAL CORP.	UNITRUTH ADVISOR (SHANGHAI) CO., LTD.	Investment holding and advisory	100.00
NBI	GREEN FIELD (SAMOA) LIMITED	Investment holding	100.00
NBI	TERA ENERGY	Energy Technical Services	100.00
NBI	EVERRICH	Solar engineering integrated design services	90.61
NBI	UNISTARS	High brightness LED packages	72.83
NBI	WAVETEK	GaAs Foundry service	72.16
NBI	UNITED LIGHTING OPTO-ELECTRONIC INC. (UNITED LIGHTING)	LED lighting manufacturing and sale	55.25
NBI	TOPCELL	Sales and manufacturing of solar power cell	48.66
UNITED LIGHTING	UNITED LIGHTING OPTO-ELECTRONIC INVESTMENT (HK) LIMITED	Investment holding	100.00
UNITED LIGHTING	POWER LIGHT INVESTMENTS LIMITED (POWER LIGHT (SAMOA))	Investment holding	100.00
POWER LIGHT (SAMOA)	BAO LIN (SHANDONG) GUANG DIAN KE JI YOU XIAN GONGSI	Sales and manufacturing of LED lighting	100.00
WAVETEK	WAVETEK MICROELECTRONICS INVESTMENT (HK) LIMITED	Investment holding	100.00
EVERRICH	EVERRICH-HK	Investment holding	100.00
EVERRICH	SMART ENERGY	Investment holding	100.00
EVERRICH-HK	EVERRICH (SHANDONG) ENERGY CO., LTD.	Solar engineering integrated design services	100.00
SMART ENERGY	SMART ENERGY SHANDONG CORPORATION	Solar engineering integrated design services	100.00
GREEN FIELD (SAMOA) LIMITED	NEW BUSINESS REALTY (SAMOA) LIMITED	Investment holding	100.00

			Percentage of ownership (%)
			As of
Investor	Subsidiary	Business nature	January 1, 2012
NEXPOWER	NEWENERGY HOLDING LIMITED	Investment holding	100.00
NEXPOWER	NPT HOLDING LIMITED	Investment holding	100.00
NEWENERGY HOLDING LIMITED	FUTUREPOWER HOLDING LIMITED	Investment holding	100.00
FUTUREPOWER HOLDING LIMITED	NEXPOWER (SHANDONG) ENERGY CO., LTD.	Sales and manufacturing of photovoltaic batteries and photovoltaic modules	100.00
NPT HOLDING LIMITED	NLL HOLDING LIMITED	Investment holding	100.00

(4)   Business Combinations and Goodwill

Business combinations are accounted for using the acquisition method.  The consideration transferred, the identifiable assets acquired and liabilities assumed are measured at the acquisition date fair value.  For each business combination, the acquirer measures the non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s identifiable net assets.  Acquisition-related costs are expensed as incurred and are classified under administrative expenses.

When the Company acquires a business, it assesses the assets acquired and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date.  This includes the separation of embedded derivatives in host contracts held by the acquiree.

If the business combination is achieved in stages, the acquisition date fair value of the acquirer’s previously held equity interest in the acquiree is remeasured at fair value as at the acquisition date through profit or loss.

Any contingent consideration to be transferred by the acquirer will be recognized at fair value at the acquisition date.  Subsequent changes to the fair value of the contingent consideration which is deemed to be an asset or liability, will be recognized in accordance with IAS 39, either in profit or loss or other comprehensive income.  If the contingent consideration is classified as equity, it should not be remeasured until it is finally settled within equity.

Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred and the amount recognized for non-controlling interest over the net identifiable assets acquired and liabilities assumed.  If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the difference is recognized as a gain on bargain purchase.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses.  For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each cash-generating unit that is expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.  Each unit or groups of units to which the goodwill is so allocated represents the lowest level within the Company at which the goodwill is monitored for internal management purposes and can not be larger than an operating segment before aggregation.

Where goodwill forms part of a cash-generating unit and part of the operation within that unit is disposed, the goodwill associated with the operation disposed is included in the carrying amount of the operation.  Goodwill disposed in these circumstance is measured based on the relative values of the operation disposed and the portion of the cash-generating unit retained.

(5)   Foreign Currency Transactions

The Company’s consolidated financial statements are presented in New Taiwan Dollars (NTD), which is also the parent company’s functional currency.  Each entity in the Company determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency.

Transactions in foreign currencies are initially recorded by the Company’s entities at their respective functional currency rates prevailing at the transaction date.  Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency closing rates of exchange at the reporting date.  Non-monetary items measured at fair value in foreign currencies are translated using the exchange rates at the date when the fair value is determined.  Non-monetary items that are measured at historical cost in foreign currencies are translated using the exchange rates as at the dates of the initial transactions.

All exchange differences arising on the settlement of monetary items or on translating monetary items are taken to profit or loss in the period in which they arise except for the following:

a.  Exchange differences arising from foreign currency borrowings for an acquisition of a qualifying asset to the extent that they are regarded as an adjustment to interest costs are included in the borrowing costs that are eligible for capitalization.

b.  Foreign currency derivatives within the scope of IAS 39 are accounted for based on the accounting policy for financial instruments.

c.  Exchange differences arising on a monetary item that is part of a reporting entity’s net investment in a foreign operation are recognized initially in other comprehensive income and reclassified from equity to profit or loss upon disposal of such investment.

When a gain or loss on a non-monetary item is recognized in other comprehensive income, any exchange component of that gain or loss is recognized in other comprehensive income.  When a gain or loss on a non-monetary item is recognized in profit or loss, any exchange component of that gain or loss is recognized in profit or loss.

(6)   Translation of Foreign Currency Financial Statements

The assets and liabilities of foreign operations are translated into NTD at the closing rate of exchange prevailing at the reporting date and their income and expenses are translated at an average exchange rate for the period.  The exchange differences arising on the translation are recognized in other comprehensive income.  On disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation, recognized in other comprehensive income and accumulated in the separate component of equity, is reclassified from equity to profit or loss when the gain or loss on disposal is recognized.

On partial disposal of a subsidiary that includes a foreign operation that does not result in a loss of control, the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income is re-attributed to the non-controlling interests in that  foreign operation.  In partial disposal of an associate or jointly controlled entity that includes a foreign operation that does not result in a loss of significant influence or joint control, only the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income is reclassified to profit or loss.

Any goodwill and any fair value adjustments to the carrying amounts of assets and liabilities arising from the acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and expressed in its functional currency.

(7)   Current and Non-current Distinction

An asset is classified as current when:

a.  the Company expects to realize the asset, or intends to sell or consume it, in its normal operating cycle;

b.  the Company holds the asset primarily for the purpose of trading;

c.  the Company expects to realize the asset within twelve months after the reporting period; or

d.  the asset is cash or a cash equivalent unless the asset is restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period.

All other assets are classified as non-current.

A liability is classified as a current when:

a.  the Company expects to settle the liability in normal operating cycle;

b.  the Company holds the liability primarily for the purpose of trading;

c.  the liability is due to be settled within twelve months after the reporting period; or

d.  the Company does not have an unconditional right to defer settlement of the liability for at least twelve months after the reporting date.  Terms of a liability that could, at the option of the counterparty, result in its settlement by the issue of equity instruments do not affect its classification.

All other liabilities are classified as non-current.

(8)   Cash Equivalents

Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash and with maturity dates that do not present significant risks on changes in value resulting from changes in interest rates, including time deposits with original maturities of three months or less and repurchase agreements collateralized by government bonds and corporate bonds.

(9)   Financial Instruments

Financial assets  and financial liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument.

The Company determines the classification of its financial assets at initial recognition.  In accordance with IAS 39 and the Regulations,  financial assets of the Company are classified as financial assets at fair value through profit or loss, available-for-sale financial assets, held-to-maturity financial assets and notes, accounts and other receivables.

Purchase or sale of financial assets and liabilities are recognized using trade date accounting.  All financial assets are recognized initially at fair value plus, in the case of investments not at fair value through profit or loss, directly attributable costs.

Financial Assets

a.  Classification and subsequent measurement

i.   Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are comprised of financial assets held for trading and financial assets designated upon initial recognition at fair value through profit or loss.

Financial assets acquired for the purpose of selling or repurchasing in the near term, and derivative financial instruments that are not designated as hedging instruments in hedge accounting are classified as financial assets at fair value through profit or loss.  Financial assets at fair value through profit or loss are measured at fair value with changes in fair value recognized in profit or loss.

ii.  Available-for-sale financial assets

Available-for-sale investments are those non-derivative financial assets that are designated as available-for-sale or are not classified as financial assets at fair value through profit or loss, held-to-maturity financial assets, or loans and receivables.  Available-for-sale financial  investments are subsequently measured at fair value.  Other than impairment losses and foreign exchange gains and losses arising from monetary financial assets which are recognized in profit or loss, subsequent measurement of available-for-sale equity instrument financial assets are recognized in other comprehensive income until the investment is derecognized, at which time the cumulative gain or loss is recognized in profit or loss.

If equity instrument investments do not have quoted prices in an active market and their fair value cannot be reliably measured, then they are classified as financial assets measured at cost on the balance sheet.

iii. Held-to-maturity financial assets

Non-derivative financial assets with fixed or determinable payments and fixed maturities are classified as held-to-maturity when the Company has positive intention and ability to hold them to maturity.

After initial measurement held-to-maturity financial assets are measured at amortized cost using the effective interest rate (EIR) method, less impairment.  Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or transaction costs that are an integral part of the EIR. The EIR  method amortization and impairment, if any, is recognized in profit or loss.

iv. Notes, accounts and other receivables

Notes and accounts receivable are creditors’ rights as a result of sales of goods or services.  Other receivables are any receivable not classified as notes and accounts receivable.  Notes, accounts and other receivables are initially measured and recognized at their fair values.  After initial recognition, the notes, accounts and other receivables are subsequently measured at amortized cost using the effective interest method, less impairment.  Short-term notes, accounts and other receivables with no stated effective interest rate are measured at the original amount if the effect of discounting is immaterial.

b.  Derecognition of financial assets

A financial asset is derecognized when:

i.   the contractual rights to receive cash flows from the asset have expired;

ii.  the Company has transferred assets and substantially all the risks and rewards of the asset have been transferred; or

iii. the Company has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

On derecognition of a financial asset in its entirety, the difference between the carrying amount and the consideration received or to be received including any cumulative gain or loss that had  been recognized in other comprehensive income is recognized in profit or loss.

If the transferred  asset is part of a larger financial asset and the part transferred qualifies for derecognition in its entirety, the Company allocates the previous carrying amount of the larger financial asset between the part that continues to be recognized and the part that is derecognized, based on the relative fair values of those parts on the date of the transfer.  The difference between the carrying amount allocated to the part derecognized and the sum of the consideration received for the part derecognized and any cumulative gain or loss allocated that had been recognized in other comprehensive income, is recognized in profit or loss.  A cumulative gain or loss that had been recognized in other comprehensive income is allocated between the part that continues to be recognized and the part that is derecognized, based on the relative fair values of those parts.

c.  Impairment policy

The carrying amount of a financial asset is reduced as a result of impairment, except for accounts receivable for which the carrying amount is reduced through use of an allowance account.  When an account receivable is deemed to be uncollectible, it is written off from the allowance account.

i.   Notes, accounts and other receivables

The Company first assesses  at each reporting date whether objective evidence of impairment  exists for notes, accounts and other receivables that are individually significant.  If there is objective evidence that an impairment loss has occurred, the amount of impairment loss is assessed individually.  For notes, accounts and other receivables other than those mentioned above, the Company groups those assets with similar credit risk characteristics and collectively assess them for impairment.  If, in a subsequent period, the amount of the impairment loss decreases, and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed and recognized through profit or loss.  The reversal shall not result in a carrying amount of notes, accounts and other receivables that exceeds what the amortized cost would have been had the impairment not been recognized at the date the impairment is reversed.

ii   Other financial assets

The Company assesses, at each reporting date, whether there is objective evidence that a financial asset or a group of financial assets is impaired.  A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more loss events that has occurred since the initial recognition of the asset (an incurred “loss event”) and that loss event has an impact on the estimated future cash flows of the individual financial asset or a set of financial assets.

For equity investments classified as available-for-sale, objective evidence of an impairment would include a significant or prolonged decline in the fair value of the investment below its cost.  When there is objective evidence of an impairment for available-for-sale equity securities, the full amount of the losses previously recognized in other comprehensive income is recycled to profit or loss.  Impairment losses on equity investments recognized cannot be reversed through profit or loss.  Any subsequent increases in their fair value after impairment are recognized in other comprehensive income.

Financial Liabilities

a.  Classification and subsequent measurement

The Company classifies the instrument issued as a financial liability or an equity instrument  in accordance with the substance of the contractual arrangement and the definitions of a financial liability and an equity instrument.

i.   Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated upon initial recognition as at fair value through profit or loss.  Gains or losses on the subsequent measurement of liabilities held for trading including interest paid are recognized in profit or loss.

ii.  Financial liabilities carried at amortized cost

Financial liabilities measured at amortized cost include interest bearing loans and borrowings  that are subsequently measured using the EIR method after initial recognition.  Gains and losses are recognized in profit or loss when the liabilities are derecognized as well as through the EIR method amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or transaction costs that are an integral part of the EIR.

b.  Derecognition of financial liabilities

A financial liability is derecognised when the obligation under the liability is discharged, cancelled or expires.

When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified (whether or not attributable to the financial difficulty of the debtor), such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognized in profit or loss.

(10) Inventories

Inventories are accounted for on a perpetual basis.  Raw materials are stated at actual purchase costs, while the work in process and finished goods are stated at standard costs and subsequently adjusted to weighted-average costs at the end of each month.  The cost of work in progress and finished goods comprises raw materials, direct labor, other direct costs and related production overheads.  Allocation of fixed production overheads to the costs of conversion is based on the normal capacity of the production facilities.  Cost associated with underutilization of capacity is expensed as incurred.  Inventories are valued at the lower of cost and net realizable value item by item.  Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

(11) Non-current Assets Held for Sale

Non-current assets are classified as held for sale if they are available for immediate sale in their present  condition subject only to terms that are usual and customary for sales of such assets and that are highly probable to complete the sale within one year from the date of classification.  Non-current assets classified as held for sale are measured at the lower of their carrying amounts and fair values less costs to sell.  Property, plant and equipment and intangible assets once classified as held for sale are not depreciated or amortized.

Impairment losses of non-current assets held for sale are recognized in the income statement in the current period for the excess of the carrying amounts over fair values less costs to sell.  Any subsequent  increase in fair value less cost to sell an asset up to the cumulative impairment loss previously recognized in accordance with the IAS 36, “Impairment of Assets” (IAS 36) would be recognized as a gain.

(12) Investments Accounted for Under the Equity Method-Investments in Associates

The Company’s investment in its associates is accounted for using the equity method other than those that meet the criteria to be classified as non-current assets held for sale.  An associate is an entity over which the Company has significant influence.

Significant influence is the power to participate in the financial and operating policy decisions of an entity, but is not control over those policies.

Equity method accounting is effective from the date an investor obtains significant influence over an associate.  Any difference between the cost of the investment and the investor’s share of the net fair value of the associate’s identifiable assets and liabilities are accounted for as follows:

a.  Goodwill relating to an associate is included in the carrying amount of the investment.  Amortization of goodwill is not permitted.

b.  Any excess of the investor’s share of the net fair value of the associate’s identifiable assets and liabilities over the cost of the investment is recognized as income in the determination of the investor’s share of the associate’s profit or loss in the period in which the investment is acquired.

Under the equity method, the investment in the associate is carried in the balance sheet at cost plus post acquisition changes in the Company’s share of profit or loss and other comprehensive income of the associate.  The Company’s share of profit or loss of the associate is recognized in the Company’s profit or loss.  Distributions received from an associate reduce the carrying amount of the investment.  The Company’s share of any changes in the associate’s other comprehensive income is recognized directly in other comprehensive income of the Company.  After the interest in the associate is reduced to zero, additional losses are provided for and a liability is recognized only to the extent that the Company has incurred legal or constructive obligations to make payments on behalf of the associate.  Unrealized gains and losses resulting from transactions between the Company and the associate are eliminated to the extent of the interest in the associate.

Financial statements of associates are prepared for the same reporting period as the Company.  Where necessary, adjustments are made to bring the accounting policies in line with those of the Company.  Upon an associate’s issuance of new shares, if the Company takes up more shares than its original proportionate holding while maintaining its significant influence over that associate, such increase would be accounted for as an acquisition of an additional equity interest in the associate.  Upon an associate’s issuance of new shares, if the Company does not take up proportionate shares and reduces its shareholding percentage while maintaining its significant influence over that associate, a proportionate share of the gain or loss previously recognized in other comprehensive income is reclassified to profit and loss.  Any remaining differences will be charged to additional paid-in capital.

The Company determines at each reporting date whether there is any objective evidence that the investment in the associate is impaired.  If this is the case the Company calculates the amount of impairment as the difference between the recoverable amount of the associate and its carrying value, and recognizes such amount in profit or loss in the statement of comprehensive income.

The Company ceases  to use the equity method upon loss of significant influence over the associate.  If the investment does not result in a subsidiary or joint venture as defined by IAS 31 “Interest In Joint Ventures”, it will be accounted for in accordance with IAS 39.  Any difference between the carrying amount of the associate upon loss of significant influence and the fair value of the retained investment and proceeds from disposal is recognized in profit or loss.

(13) Interest in Jointly Controlled Entities

The Company recognizes its interest in the joint venture which is a jointly controlled entity using the equity method.  The financial statements of the jointly controlled entities are prepared for the same reporting period as the Company.  Adjustments are made where necessary to bring the accounting policies in line with those of  the Company.  Adjustments are made in the Company’s consolidated financial statements to eliminate the Company’s share of unrealized gains and losses on transactions between the Company and its jointly controlled entities.

When losing joint control without obtaining control or significant influence, the Company ceases to use the equity method, and recognizes its remaining investment at its fair value in accordance with IAS 39.  Upon loss  of joint control, any difference between the carrying amount of the former jointly controlled entities upon loss of joint control and the fair value of the remaining investment and proceeds from disposal is recognized in profit or loss.

(14) Property, Plant and Equipment

Property, plant and equipment is stated at cost, net of accumulated depreciation and accumulated impairment losses, if any, and any borrowing costs incurred for long-term construction projects are capitalized if the recognition criteria are met.  Significant renewals, improvements and major inspections meeting the recognition criteria are treated as capital expenditures, and the carrying amounts of those replaced parts are derecognized.  Maintenance and repairs are recognized in profit or loss as incurred.  Any gain or loss arising from derecognition of the assets is recognized in other operating income and expenses.

Depreciation is calculated on a straight-line basis over the estimated economic lives.  A significant part of an item of property, plant and equipment which has a different useful life from the remainder of the item is depreciated separately.

The depreciation methods, useful lives and residual values for the assets are reviewed at each fiscal year end, and the differences resulted from the previous estimation are recorded as changes in accounting estimates.

Except for land, which is not depreciated, the estimated economic lives of the assets are as follows:

Buildings	20~56 years
Machinery and equipment	3~11 years
Transportation equipment	5~7 years
Furniture and fixtures	1~9 years
Leasehold improvement	The shorter of lease terms or economic useful lives

(15) Intangible Assets

Intangible assets acquired separately are measured on initial recognition at cost.  The cost of intangible assets acquired in a business combination is its fair value as at the date of acquisition.  Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any.  Internally generated intangible assets which fail to meet the recognition criteria are not capitalized and the expenditures are reflected in profit or loss in the period incurred.

The useful lives of intangible assets are assessed as either finite or indefinite.

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible assets may be impaired.  The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each fiscal year.  Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset is accounted for by changing the amortization period or method, as appropriate, and is treated as changes in accounting estimates.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually, either individually or at the cash-generating unit level.  The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable.  If not, the change in useful life from indefinite to finite is made on a prospective basis.

Gains or losses arising from derecognition of an intangible asset are recognized in other operating income and expenses.

Accounting  policies of the Company’s intangible assets are summarized as follows:

a.  Goodwill arising from business combination is not amortized, and is tested for impairment annually or more frequently if events or changes in circumstances suggest that the carrying amount may not be recoverable.  If an event occurs or circumstances change which indicates that the goodwill is impaired, an impairment loss is recognized.  Goodwill impairment losses cannot be reversed once recognized.

b.  Software is amortized over 1~6 years on a straight-line basis.

c.  Patent and technology license fee: Upon signing of contract and obtaining the right to intellectual property, any portion attributable to non-cancellable and mutually agreed future fixed license fees for patent and technology is discounted, and recognized as an intangible asset and related liability.  The cost of the intangible asset is not revalued once determined on initial recognition, and is depreciated over the economic life (5~10 years) on a straight-line basis.  Interest expenses from the related liability are recognized and calculated based on the effective interest rate method.  Based on the timing of payments, the liability is classified as current and non-current.

d.  Others are mainly the intellectual property license fees and amortized over the shorter of the contract term or estimated economic life (3 years) of the related technology on a straight-line basis.

(16) Impairment of Non-financial Assets

The Company assesses at each reporting date whether there is an indication that an asset in the scope of IAS 36 may be impaired.  If any indication exists, the Company completes impairment testing for the cash-generating unit (CGU) to which the individual assets belong.  Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.  The recoverable amount is the higher of an asset’s or CGU’s fair value less costs to sell and its value-in-use and is determined for an individual asset or CGU.  If circumstances indicate that previously recognized impairment losses may no longer exist or may have decreased at each reporting date, the Company re-assesses the asset’s or CGU’s recoverable amount.  A previously recognized impairment loss is reversed only if there has been an increase in the estimated service potential of an asset which in turn increases the recoverable amount since the last impairment loss was recognized.  The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation or amortization, had no impairment loss been recognized for the asset in prior years.

A CGU, or groups of CGU, to which goodwill has been allocated is tested for impairment annually at the same time every year, irrespective of whether there is any indication of impairment.  Where the carrying amount of a CGU (including the carrying amount of goodwill) exceeds its recoverable amount, the CGU is considered impaired.  If an impairment loss is to be recognized, it is first allocated to reduce the carrying amount of any goodwill allocated to the cash-generating unit (group of units), then to the other assets of the unit (group of units) pro rata on the basis of the carrying amount of each asset in the unit (group of units).  Impairment losses relating to goodwill cannot be reversed in future periods.

The recognition or reversal of impairment losses is classified as other operating income and expenses.

(17) Bonds

Convertible Bonds

UMC evaluates the terms of the convertible bonds issued to determine whether it contains both a liability and an equity component.  Furthermore, UMC assesses if the economic characteristics and risks of the put and call options embedded in the convertible bonds are closely related to the economic characteristics and risk of the host contract before separating the equity element.

For the liability component excluding the derivatives, its fair value is determined based on the rate of effective interest applied at that time by the market to instruments of comparable credit status.  The liability component is classified as a financial liability measured at amortized cost using the effective interest method before the instrument is converted or settled.  For the embedded derivative that is not closely related to the host contract, it is classified as a liability component and subsequently measured at fair value through profit or loss unless it qualifies as an equity component.  The equity component is assigned the residual amount after deducting from the fair value of the instrument as a whole the amount separately determined for the liability component.  Its carrying amount is not remeasured in the subsequent accounting periods.  If the convertible bond issued does not have an equity component, it is accounted for as a hybrid instrument in accordance with the requirements under IAS 39.

If the convertible bondholders exercise their conversion right before maturity, UMC shall adjust the carrying amount of the liability component.  The adjusted carrying amount of the liability component at conversion and the carrying amount of equity component are credited to common stock and additional paid-in capital - premiums.  No gain or loss is recognized upon bond conversion.

In addition, the liability component of convertible bonds is classified as a current liability within 12 months of the date the bondholders may exercise the put right.  After the put right expires, the liability component of the convertible bonds should be reclassified as a non-current liability if it meets the definition of a  non-current liability in all other respects.

Exchangeable Bonds

In accordance with IAS 39, if the economic and risk characteristics of the embedded call or put options are not clearly and closely related to the host contract, the derivative financial instruments embedded in exchangeable bonds would be recognized separately as financial assets or liabilities at fair value through profit or loss.

The Company also has exchangeable bonds where the bondholders may exchange the bonds into ordinary shares of certain public entities which the Company holds as available-for-sale financial assets. When exchangeable bondholders exercise their right to exchange their bonds for reference shares, the book value of the bonds is offset against the book value of the investments in reference shares and the related stockholders’ equity accounts, with the difference recognized as a gain or loss on disposal of investments.

Both the host contract and bifurcated embedded derivative financial instrument in exchangeable bonds are classified as current liabilities if the bondholders have the right to demand settlement by exercising the exchange option of the bonds.

(18) Post-Employment Benefits

All regular employees are entitled to a defined benefit pension plan that is managed by an independently administered pension fund committee.  Fund assets are deposited under the committee’s  name with the Bank of Taiwan and hence, not associated with the Company.  Therefore, fund assets are not to be included in the Company’s consolidated financial statements.  Pension benefits for employees of the overseas branch and subsidiaries are provided in accordance with the local regulations.

The Labor Pension Act of the R.O.C. (the Act), which adopts a defined contribution plan, became effective on July 1, 2005.  Employees eligible for the Labor Standards Law, a defined benefit plan, were allowed to elect either the pension calculation under the Act or continue to be subject to the pension calculation under the Labor Standards Law.  Those employees that elected to be subject to the Act will have their seniority achieved under the Labor Standards Law retained upon election of  the Act, and the Company will make monthly contributions of no less than 6% of these employees’ monthly wages to the employees’ individual pension accounts.  Oversea subsidiaries and branches make contribution to the respective benefit plans based on the specific percentage requirement of local regulations.  Post-employment benefit plan that is classified as a defined benefit plan is accounted for under the Projected Unit Credit Method to measure its obligations and costs based on actuarial assumptions.  The Company recognizes all actuarial gains and losses in the periods which they occur in other comprehensive income, which then is immediately recognized in retained earnings.

(19) Treasury Stock

Own equity instruments repurchased (treasury shares) are recognized at repurchase cost and deducted from equity.  Any difference between the carrying amount and the consideration is recognized in equity.

(20) Share-Based Payment

The cost of equity-settled transactions between the Company and its employees is measured based on the fair value at the date on which they are granted.  The fair value of the equity instruments is determined using an appropriate pricing model.

The cost of equity-settled transactions is recognized, together with a corresponding increase in other capital reserves in equity, over the periods in which the performance and/or service conditions are being fulfilled.  The cumulative expense recognized for equity-settled transactions at each reporting date reflects the extent to which the vesting period has passed and the Company’s best estimate of the quantity of equity instruments that will ultimately vest.  The charge to income statement for a period represents the movement in cumulative expense recognized between the beginning and end of that period.

No expense will be recognized for awards that do not ultimately vest, except for equity-settled transactions for which vesting is conditional upon a market or non-vesting condition. These are treated as vested irrespective of whether the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.

Where the terms of an equity-settled transaction award are modified, the minimum expense recognized is the expense as if the terms had not been modified, if the original terms of the award are met.  An additional expense is recognized for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee as measured at the date of modification.

Where an equity-settled award is cancelled, it is treated as if it fully vests on the date of cancellation, and any expense not yet recognized for the award is recognized immediately.  This includes any award where non-vesting conditions within the control of either the entity or the employee are not met.  However, if a new award substitutes for the cancelled award and is designated as a replacement award on the date that it is granted, the cancelled and new awards are treated as if they were a modification of the original award.

The dilutive effect of outstanding options is reflected as additional share dilution in the computation of diluted earnings per share.

(21) Revenue Recognition

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured.  Revenue is measured at the fair value of the consideration received or to be received.  The recognition criteria and methods are described below:

Sales revenue

Revenue from sale of goods is recognized when all the following conditions have been satisfied:

a.  the significant risks and rewards of ownership of the goods have transferred to the buyer;

b.  neither continuing managerial involvement nor effective control over the goods sold have been retained;

c.  the amount of revenue can be measured reliably;

d.  it is probable that the economic benefits associated with the transaction will flow to the entity; and

e.  the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Sales returns and discounts are estimated based on history of customer complaints, historical experiences and any other known factors that might significantly affect the estimation and recorded in the same period in which sales are made.

Interest income

For financial assets measured at amortized cost (including held-to-maturity financial assets) and financial assets at fair value through profit or loss, interest income is recorded using the effective interest rate and recognized in profit or loss.

Dividends

Revenue is recognized when the Company’s right to receive the payment is established.

(22) Income Tax

Income tax expense (benefit) is the aggregate amount of current income tax and deferred income tax included in the determination of profit or loss for the period.

Current income tax

Current income tax assets and liabilities for the current period and prior periods are measured using the tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.  Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity rather than profit or loss.

The additional 10% income tax for undistributed earnings is recognized as income tax expense in the subsequent year when the distribution proposal is approved by stockholders’ meeting.

Deferred income tax

Deferred income tax is provided using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts in financial statements at the reporting date.

Deferred tax liabilities are recognized for all taxable temporary differences, except:

a.  When the deferred tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss;

b.  In respect of taxable temporary differences associated with investments in subsidiaries, associates and joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not  be reversed in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, carry forward of unused tax credits and any unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized, except:

a.  Where the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss;

b.  In respect of deductible temporary differences associated with investments in subsidiaries, associates and joint ventures, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted at the reporting date.  The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.  Deferred tax relating to items not relating to profit or loss is not recognized in profit or loss but rather in other comprehensive income or directly in equity.  Deferred tax assets are reassessed and recognized at each reporting date.  Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities offset each other, if a legally enforceable right exists to set off current income tax assets against current income tax liabilities, and the deferred taxes relate to the same taxable entity and the same taxation authority.

Tax benefits acquired as part of a business combination, but not satisfying the criteria for separate recognition at that date, would be recognized subsequently if new information about changes in facts and circumstances becomes known.  The adjustment would either be treated as a reduction to goodwill (as long as it does not exceed goodwill) if it occurs during the measurement period or recognized in profit or loss.

(23) Earnings per Share

Earnings per share is computed according to IAS 33, “Earnings Per Share”.  Basic earnings per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the current reporting period.  Diluted earnings per share is computed by taking basic earnings per share into consideration plus additional ordinary shares that would have been outstanding if the dilutive share equivalents had been issued.  Net income is also adjusted for interest and other income or expenses derived from any underlying dilutive share equivalents.  The weighted-average of outstanding shares is adjusted retroactively for stock dividends and employee stock bonus issues.

5.    SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets, liabilities, the accompanying disclosures and the disclosure of contingent liabilities.  However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

The key assumptions concerning the future and other key sources of estimation for uncertainty at the reporting date, that would have a significant risk for a material adjustment to the carrying amounts of assets or liabilities within the next fiscal year are discussed below.

The Company bases its assumptions and estimates on information available when the consolidated financial statements were prepared.  Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of the Company.  Such changes are reflected in the assumptions when they occur.

(1)   The Fair Value of Financial Instruments

Where the fair values of financial assets and financial liabilities recorded in the balance sheet cannot be derived from active markets, they are determined using valuation techniques including income approach (for example, the discounted cash flows model) or the market approach.  Changes in assumptions about these factors could affect the reported fair value of the financial instruments.  Please refer to Note 12 for more details.

(2)   Derivative Instruments

The embedded derivative features contained in exchangeable bonds are bifurcated and separately accounted for if the economic characteristics and risks of the embedded derivative instruments are not clearly and closely related to those of the host contracts.  Those bifurcated embedded derivatives are fair valued at the end of each reporting period by using the option pricing model with the changes in fair value included in earnings.  The valuation model uses the market-based observable inputs including share price, volatility, credit spread and swap rates.

(3)   Inventories

Inventories are valued at lower of cost and net realizable value item by item.  Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.  Please refer to Note 6(4).  Costs of completion include direct labor and overhead, including depreciation and maintenance of production equipment, indirect labor costs, indirect material costs, supplies, utilities and royalties that is expected to be incurred at normal production level.  The Company estimates normal production level taking into account loss of capacity resulting from planned maintenance, based on historical experience and current production capacity.

(4)   Post-Employment Benefits

Cost of post-employment benefit pension plan and the present value of the pension obligation are determined using actuarial valuations.  An actuarial valuation involves making various assumptions which may differ from actual developments in the future.  These include the determination of the discount rate, future salary increases and mortality rates.  Due to the complexity of the valuation, the underlying assumptions and its long-term nature, a defined benefit obligation is highly sensitive to changes in these assumptions.  All assumptions are reviewed at each reporting date.  The assumptions used for measuring pension cost and the present value of the pension obligation are disclosed in Note 6(14).

In determining the appropriate discount rate, management considers the interest rates of the government bonds and in determining rate of future salary increase, management takes account of past experiences, comparisons within the industry and the geographical region, inflation and the discount rate.

(5)   Share-Based Payment Transactions

The Company measures the cost of equity-settled transactions with employees based on reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which is dependent on the terms and conditions of the grant.  This estimate also requires determination of the most appropriate inputs to the valuation model including the expected life of the share option, volatility and dividend yield and making assumptions about them.  The assumptions and models used for estimating fair value for share-based payment transactions are disclosed in Note 6(16).

(6)   Revenue Recognition-Sales Returns and Discounts

The Company estimates sales returns and discounts based on customer complaints, historical experience and other known factors at the time of sale, which reduces the sales revenue.

(7)   Impairment of Property, Plant and Equipment

At each reporting date or whenever events indicate that the asset’s value has declined or significant changes in the market with an adverse effect have taken place, the Company assesses whether there is an indication that an asset in the scope of IAS 36 may be impaired.  If any indication exists, the Company completes impairment testing for the CGU to which the individual assets belong.  Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.  An asset’s recoverable amount is the higher of an asset’s or CGU’s fair value less costs to sell and its value in use and is determined for an individual asset.  The fair value less costs to sell is based on best information available to reflect the amount that an entity could obtain from the disposal of the asset in an arm’s length transaction between knowledgeable, willing parties, after deducting the costs of disposal.  The value-in-use is measured at the net present value of the future cash flows the entity expects to derive from the asset or CGU.  Cash flow projection involves subjective judgments and estimates which include the estimated useful lives of property, plant and equipment, capacity that generates future cash flows, capacity of physical output, potential fluctuations of economic cycle in the industry and the Company’s operating situation.

(8)   Income Tax

Uncertainties exist with respect to the interpretation of complex tax regulations, changes in tax laws, and the amount and timing of future taxable income.  The Company establishes provisions, based on reasonable estimates, for possible consequences of audits by the tax authorities of the respective countries in which it operates.  The amount of such provisions is based on various factors, such as experience of previous tax audits and differing interpretations of tax regulations by the taxable entity and the responsible tax authority.  Such differences of interpretation may arise on a wide variety of issues depending on the conditions prevailing in the respective domicile of the Company.

Deferred tax assets are recognized for all carryforward of unused tax losses, tax credits and deductible temporary differences to the extent that it is probable that future taxable profit will be available or there are sufficient taxable temporary differences against which the unused tax losses, unused tax credits or deductible temporary differences can be utilized.  The amount of deferred tax assets determined to be recognized is based upon the likely timing and the level of future taxable profits and taxable temporary differences.  Please refer to Note 6(21) for more details on unrecognized deferred tax assets as of December 31, 2013.

6.    CONTENTS OF SIGNIFICANT ACCOUNTS

(1)   CASH AND CASH EQUIVALENTS

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Cash on hand	$3,639	$3,971	$4,470
Checking and savings accounts	8,894,827	10,656,261	13,795,814
Time deposits	36,263,171	27,243,501	31,729,840
Repurchase agreements collateralized by government bonds and corporate bonds	5,669,041	4,584,757	3,532,004
Total	$50,830,678	$42,488,490	$49,062,128

(2)   FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Designated financial assets at fair value through profit or loss
Convertible bonds	$60,441	$43,680	$184,046
Preferred stocks	-	29,026	26,295
Subtotal	60,441	72,706	210,341

Financial assets held for trading
Listed stocks	234,583	256,685	202,081
Corporate bonds	398,681	399,309	403,220
Subtotal	633,264	655,994	605,301
Total	$693,705	$728,700	$815,642

Current	$633,264	$655,994	$695,931
Noncurrent	60,441	72,706	119,711
Total	$693,705	$728,700	$815,642

(3)   ACCOUNTS RECEIVABLE, NET

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Accounts receivable	$17,714,962	$17,426,163	$15,235,258
Less: allowance for sales returns and discounts	(516,189)	(592,043)	(165,000)
Less: allowance for doubtful accounts	(574,421)	(613,288)	(679,717)
Net	$16,624,352	$16,220,832	$14,390,541

Aging analysis of account receivables:

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Neither past due nor impaired	$14,204,640	$13,713,487	$12,382,985
Past due but not impaired:
≤ 30 days	2,113,439	2,185,203	1,277,971
31 to 60 days	279,047	129,133	406,722
61 to 90 days	14,204	70,481	129,561
91 to 120 days	13,022	6,274	129,020
> 120 days	-	116,254	64,282
Subtotal	2,419,712	2,507,345	2,007,556
Total	$16,624,352	$16,220,832	$14,390,541

Movement on allowance for individual evaluation doubtful accounts:

	For the years ended December 31,
	2013	2012
Beginning balance	$613,288	$679,717
Net charge for the period	(38,867)	(66,429)
Ending balance	$574,421	$613,288

The terms for third party domestic sales were net 30~60 days, while the collection  periods for third party overseas sales were month end 30~60 days.

The impairment losses assessed individually as of December 31, 2013 and 2012 primarily resulted from the financial difficulties of the counter trading parties and the amounts recognized were the difference between the carrying amount of the accounts receivable and the present value of expected collectable amounts.  The Company has no collateral with respect to those accounts receivable.

(4)   INVENTORIES, NET

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Raw materials	$2,327,044	$1,847,533	$2,394,427
Supplies and spare parts	2,397,733	2,142,737	2,276,999
Work in process	8,894,291	9,369,975	7,789,462
Finished goods	2,351,067	2,567,077	3,212,117
Total	15,970,135	15,927,322	15,673,005
Less: allowance for inventory valuation losses	(1,976,876)	(2,903,612)	(2,969,299)
Net	$13,993,259	$13,023,710	$12,703,706

a.  For the years ended December 31, 2013 and 2012, the Company recognized NT$97,675 million and NT$93,932 million for costs of inventories in expenses, of which NT$974 million and NT$5 million respectively were related to gains recognized when the circumstances that caused the net realizable value of inventory to be lower than its cost no longer existed.

b.  Inventories were not pledged.

(5)   AVAILABLE-FOR-SALE FINANCIAL ASSETS

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Common stocks	$21,250,880	$23,682,805	$28,277,121
Preferred stocks	312,600	165,300	181,200
Depositary receipts	-	299,908	37,400
Funds	127,040	158,604	73,606
Total	$21,690,520	$24,306,617	$28,569,327

Current	$2,134,379	$4,330,880	$5,124,780
Noncurrent	19,556,141	19,975,737	23,444,547
Total	$21,690,520	$24,306,617	$28,569,327

UMC issued bonds that are exchangeable at any time on or after January 1, 2010 and prior to November 22, 2014, into common stocks originally classified as available-for-sale financial assets, noncurrent.  Therefore, UMC classified the exchangeable common stock as current assets.

(6)   FINANCIAL ASSETS MEASURED AT COST, NON-CURRENT

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Common stocks	$610,006	$622,729	$774,480
Preferred stocks	3,062,449	2,160,749	1,898,071
Funds	412,837	378,640	381,407
Total	$4,085,292	$3,162,118	$3,053,958

Since these financial assets mostly consist of non-publicly traded stocks and private venture funds, for which the fair value cannot be reliably measured due to lack of sufficient financial information available, the Company measures these financial assets at cost.

(7)   INVESTMENTS ACCOUNTED FOR UNDER THE EQUITY METHOD

a.  Details of investments accounted for under the equity method are as follows:

	As of
	December 31, 2013		December 31, 2012
Investee companies	Amount	Percentage of Ownership or Voting Rights	Amount	Percentage of Ownership or Voting Rights
Listed companies
CRYSTALWISE TECHNOLOGY INC. (CRYSTALWISE) ( Note A)	$-	-	$78,621	4.21

Unlisted companies
MOS ART PACK CORP. (MAP) ( Note B)	238,373	72.98	238,373	72.98
UNITED LIGHTING OPTO-ELECTRONIC INC. (UNITED LIGHTING) (Note C)	12,473	55.25	12,493	55.25
SHANDONG HUAHONG ENERGY INVEST CO., INC. (SHANDONG HUAHONG) ( Note D)	714,120	50.00	688,008	50.00
WINAICO SOLAR PROJEKT 1 GMBH ( Note D)	45,947	50.00	45,647	50.00
ACHIEVE MADE INTERNATIONAL LTD.	119,357	49.38	147,207	49.38
LIST EARN ENTERPRISE INC.	9,798	49.00	9,616	49.00
MTIC HOLDINGS PTE. LTD.	152,713	45.44	189,012	45.44
YUNG LI INVESTMENTS, INC.	259,034	45.16	194,173	45.16
MEGA MISSION LIMITED PARTNERSHIP	1,977,433	45.00	1,458,458	45.00
WINAICO IMMOBILIEN GMBH (Note D)	300,692	44.78	-	-
UNITECH CAPITAL INC.	687,078	42.00	667,781	42.00
LTI REENERGY CO., LTD. (LTI) ( Note D)	5,503	40.00	4,264	40.00
UNITED LED CORPORATION HONG KONG LIMITED	481,227	39.13	403,941	45.00
HSUN CHIEH INVESTMENT CO., LTD.	3,048,053	36.49	2,609,733	36.49
UC FUND II	3,953	35.45	51,561	35.45
EXOJET TECHNOLOGY CORP.	84,213	33.10	94,999	33.10
CTC CAPITAL PARTNERS I, L.P.	195,622	31.40	124,492	31.40
TRANSLINK CAPITAL PARTNERS I, L.P. (Note E)	106,247	10.38	98,641	10.38
UNIMICRON HOLDING LIMITED	-	-	651,845	21.93
DAIWA QUANTUM CAPITAL PARTNERS I, L.P. (Note E, L)	-	-	22,583	12.50
NEWENERGY HOLDING LIMITED (NEWENERGY) (Note F)	-	-	185,143	100.00
ALLIANCE OPTOTEK CORP. (ALLIANCE) (Note G)	-	-	16,547	47.99
BEST ELITE INTERNATIONAL LIMITED (Note H, I)	-	-	3,776,610	35.03
ECP VITA LTD. (Note J)	-	-	-	100.00
ASEPOWER I S.R.L (ASEPOWER) (Note D, K)	-	-	-	75.00
Subtotal	8,441,836		11,691,127
Total	$8,441,836		$11,769,748

	As of
	January 1, 2012
Investee companies	Amount	Percentage of Ownership or Voting Rights
Listed companies
CRYSTALWISE ( Note A)	$87,483	4.25

Unlisted companies
MAP (Note B)	238,373	72.98
WINAICO SOLAR PROJEKT 1 GMBH (Note D)	45,573	50.00
SHANDONG HUAHONG (Note D)	725,381	50.00
LIST EARN ENTERPRISE INC.	9,688	49.00
SHENYANG PIONEER U-LIGHTING OPTO-ELECTRONIC CO., LTD. (SHENYANG U-LIGHTING) (Note D)	4,080	49.00
ALLIANCE (Note G)	77,545	47.99
MTIC HOLDINGS PTE. LTD.	214,918	46.49
YUNG LI INVESTMENTS, INC.	204,595	45.16
UNITED LED CORPORATION HONG KONG LIMITED	593,479	45.00
MEGA MISSION LIMITED PARTNERSHIP	1,298,748	45.00
ACHIEVE MADE INTERNATIONAL LTD.	42,910	44.06
UNITECH CAPITAL INC.	700,433	42.00
LTI (Note D)	2,918	40.00
HSUN CHIEH INVESTMENT CO., LTD.	2,734,699	36.49
UC FUND II	44,992	35.45
BEST ELITE INTERNATIONAL LIMITED (Note H, I)	3,141,108	34.90
EXOJET TECHNOLOGY CORP.	103,277	33.40
SOLAR GATE TECHNOLOGY CO., LTD.	39,418	32.73
CTC CAPITAL PARTNERS I, L.P.	127,784	31.40
UNIMICRON HOLDING LIMITED	626,021	21.93
HIGH POWER LIGHTING CORP.	15,552	20.24
DAIWA QUANTUM CAPITAL PARTNERS I, L.P. (Note E, L)	26,102	12.50
TRANSLINK CAPITAL PARTNERS I, L.P. (Note E)	120,097	10.38
Subtotal	11,137,691
Total	$11,225,174

Note A: The Company acquired 2.7 million shares of CRYSTALWISE through private placement in August 2010.  The exchange of these securities listed above was restricted by Article 43 paragraph 8 of the Securities and Exchange Law.  The above-mentioned restriction of CRYSTALWISE was lifted on September 23, 2013.  The Company lost significant influence over CRYSTALWISE in August 2013 and reclassified this investment from investments accounted for under the equity method to available-for-sale financial assets, noncurrent.

Note B: On March 10, 2011, MAP filed for liquidation through a decision at its stockholders’ meeting.  The liquidation has not been completed as of December 31, 2013.

Note C: On September 19, 2012, UNITED LIGHTING filed for liquidation through a decision at its stockholders’ meeting.  The liquidation has not been completed as of December 31, 2013.

Note D: The Company uses the equity method to account for its investment in ASEPOWER , SHANDONG HUAHONG, WINAICO SOLAR PROJEKT 1 GMBH, WINAICO IMMOBILIEN GMBH, LTI, and SHENYANG U-LIGHTING, which are joint ventures.

Note E:  The Company follows international accounting practices in equity accounting for limited partnerships because no equivalent type of business exists domestically.  Therefore, the Company uses the equity method to account for these investees.

Note F: On August 22, 2012, NEWENERGY filed for liquidation through a decision at its stockholders’ meeting.  The liquidation has been completed as of June 24, 2013.

Note G: The Company acquired additional shares of ALLIANCE on May 2, 2013.  The Company previously held 47.99% of ALLIANCE’s equity interest immediately before the business combination.  The Company increased its cumulative ownership in Alliance to 74.51% and obtained a controlling interest in Alliance post acquisition.  Please refer to Note 6 (23) for further discussion.

Note H: During March 2005, the Company received an offer of approximately 106 million ordinary shares from Best Elite International Limited (Best Elite), the holding company of HeJian Technology Corp. (HeJian).  The offered shares represented approximately 50% of Best Elite’s outstanding ordinary shares and approximately 15% of the total outstanding shares of Best Elite.  The Company filed an inquiry with the Investment Commission of the Ministry of Economic Affairs on March 18, 2005 (Ref. No. 94-Lian-Tung-Tzu-0222), for their executive guidance with respect to the offer.  Subsequent to Best Elite Board approval, the offered ordinary shares were placed in a trust while the Company awaited the Investment Commission’s guidance.  While in trust, the Company could not receive ownership (nor any potential stock dividend or cash dividend distributed) and was not the beneficiary thereof unless the Company received approval from the Investment Commission.  In the event that any stock dividend or cash dividend was distributed, the Company’s potential stake in Best Elite would have accumulated accordingly.

No response from the Investment Commission of the Ministry of Economic Affairs was received on the Company’s inquiry for many years.  In June 2011, the Company filed an application for the acquisition of the aforementioned donated Best Elite shares as well as for an additional purchase of Series B and B-1 preferred shares (Note I).  Thereafter, on November 1, 2011, the Company received the approval letter from the Investment Commission of the Ministry of Economic Affairs (Ref. No. Jing-Shen-Er-Zi-10000274530).  With such an approval, the Company was able to formally accept the ordinary shares, which have been held in trust since 2006.  Based on the approval letter from the Investment Commission of the Ministry of Economic Affairs, which designated the ordinary shares offered by Best Elite as a donation, the Company recognized the said shares at their fair value of USD 23 million on the day of transfer, December 12, 2011, as a long term investment accounted for under the equity method with a corresponding gain recorded in other income.

Note I:   On March 16, 2011, in order to achieve its global market objectives, the Company’s Board of Directors approved an offer to the stockholders of Best Elite to purchase up to 30% of the preferred shares of Best Elite.  In June 2011, the Company filed an application on the 15.34% donated shares (in trust as described above) as well as 20.41% of the preferred shares of Best Elite based on the said stockholders’ offering.  Such purchase of 20.41% of the preferred shares of Best Elite was approved on November 1, 2011 in the same letter from the Investment Commission of the Ministry of Economic Affairs (Ref. No. Jing-Shen-Er-Zi-10000274530) granting approval for the Company’s ownership of Best Elite ordinary shares placed in trust.  Pursuant to such approval, the Company acquired by way of purchase at fair value Series B and B-1 preferred shares representing 19.56% of Best Elite’s total outstanding shares on December 12, 2011 and the Company thereby increased its cumulative ownership in Best Elite to 34.90%.  The Company accounted for its investment as a long term investment under the equity method in accordance with IAS 28 “Investment in Associates”.  The Company acquired an additional 48.07% of Best Elite’s total outstanding shares on February 1, 2013 and obtained control of Best Elite accordingly.  Please refer to Note 6 (23) for further discussions on the business combination.

Note J:   On December 21, 2012, ECP VITA LTD. filed for liquidation through a decision at its stockholders’ meeting.  The liquidation was completed on February 18, 2013.

Note K: The Company used the equity method to account for its joint venture investment in ASEPOWER through September 10, 2013, the date that ASEPOWER completed its liquidation procedures.

Note L:  The liquidation of DAIWA QUANTUM CAPITAL PARTNERS I, L.P. was completed on December 27, 2013.

The carrying amount of investments accounted for using the equity method for which there are published price quotations amounted to NT$0, NT$79 million and NT$87 million, as of December 31, 2013, December 31, 2012 and January 1, 2012, respectively.  The fair value of these investments were NT$0, NT$95 million and NT$78 million, as of December 31, 2013, December 31, 2012 and January 1, 2012, respectively.

Certain investments accounted for under the equity method were audited by other independent accountants.  Shares of investment income from these associates and joint ventures amounted to NT$180 million and NT$57 million for the years ended December 31, 2013 and 2012, respectively.  Share of other comprehensive income (loss) from these associates and joint ventures amounted to NT$254 million and NT$(169) million for the years ended December 31, 2013 and 2012, respectively.  The balances of investments accounted for under the equity method were NT$3,972 million, NT$4,213 million and NT$4,379 million as of December 31, 2013, December 31, 2012 and January 1, 2012, respectively.

No investment accounted for using the equity method was pledged.

b.  The summarized financial information of the Company’s investments in associates are as follows:

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Total assets(100%)	$26,465,500	$43,507,823	$42,239,957
Total liabilities(100%)	6,880,254	10,863,545	11,064,503

	For the years ended December 31,
	2013	2012
Revenue(100%)	$5,697,738	$14,140,160
Net income(100%)	1,658,905	2,095,535

c.  UMC’s associate, HSUN CHIEH INVESTMENT CO., LTD., held 441 million shares of UMC’s stock as of December 31, 2013 and 2012.

d.  The summarized financial information of the Company’s investments in jointly control entities are as follows:

The Company began to use the equity method to account for its investments in SHENYANG U-LIGHTING, SHANDONG HUAHONG, LTI, WINAICO SOLAR PROJEKT 1 GMBH, ASEPOWER, SOCIALNEX ITALIA 1 S.R.L. and WINAICO IMMOBILIEN  GMBH, on July 6, 2010, January 7, 2011, September 28, 2011, December 7, 2011, March 31, 2012, March 31, 2012 and March 31, 2013, respectively.  The Company ceased to use the equity method to account for its investments in SHENYANG U-LIGHTING, SOCIALNEX ITALIA 1 S.R.L. and ASEPOWER since June 19, 2012, June 30, 2012 and September 10, 2013, respectively.   The summarized financial information which the Company recognized is as follows:

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Current assets	$367,381	$279,550	$324,274
Non-current assets	1,907,537	1,092,577	963,024
Current liabilities	488,486	107,044	131,176
Non-current liabilities	714,260	504,878	362,646
Equity	1,072,172	760,205	793,476

	For the years ended December 31,
	2013	2012
Revenues	$175,286	$150,673
Expenses	201,394	171,182

(8)   PROPERTY, PLANT AND EQUIPMENT

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Land	$1,925,691	$2,640,388	$2,605,228
Buildings	13,679,387	12,597,260	15,379,227
Machinery and equipment	125,170,755	123,571,531	109,318,670
Transportation equipment	15,047	16,684	13,102
Furniture and fixtures	1,148,689	1,339,197	1,174,696
Leasehold improvement	1,044,943	1,278,589	635,815
Construction in progress and equipment awaiting inspection	19,368,388	18,500,156	12,734,824
Net	$162,352,900	$159,943,805	$141,861,562

Cost:

	Land	Buildings	Machinery and equipment	Transportation equipment	Furniture and fixtures	Leasehold improvement	Construction in progress and equipment awaiting inspection	Total
As of January 1, 2013	$3,171,351	$30,451,446	$601,810,744	$67,827	$5,485,951	$1,753,124	$18,500,156	$661,240,599
Additions	-	-	-	-	-	-	31,485,078	31,485,078
Acquisitions of subsidiaries	-	2,298,543	3,965,968	258	25,275	1,193	34,655	6,325,892
Disposals	(106,946)	(95,304)	(3,425,740)	(4,089)	(181,384)	(1,388)	(282,265)	(4,097,116)
Disposals of subsidiaries	(1,056,531)	(7,180,478)	(6,837,604)	(480)	(195,656)	-	-	(15,270,749)
Transfers and reclassifications	10,626	25,455	32,616,495	2,740	170,053	46,711	(30,359,069)	2,513,011
Exchange effect	(92,809)	347,247	2,836,866	298	(18,776)	1,281	(10,167)	3,063,940
As of December 31, 2013	$1,925,691	$25,846,909	$630,966,729	$66,554	$5,285,463	$1,800,921	$19,368,388	$685,260,655

	Land	Buildings	Machinery and equipment	Transportation equipment	Furniture and fixtures	Leasehold improvement	Construction in progress and equipment awaiting inspection	Total
As of January 1, 2012	$3,222,065	$31,742,456	$573,348,044	$65,705	$5,037,391	$836,313	$12,734,824	$626,986,798
Additions	-	-	-	-	-	-	46,601,760	46,601,760
Acquisitions of subsidiaries	-	-	180,097	-	-	-	-	180,097
Disposals	-	-	(16,264,527)	(4,116)	(105,718)	-	-	(16,374,361)
Disposals of subsidiaries	-	-	(38,962)	-	(2,733)	(811)	(358,995)	(401,501)
Transfers and reclassifications	135,246	90,056	50,862,705	6,953	631,962	919,355	(40,383,072)	12,263,205
Exchange effect	(185,960)	(1,381,066)	(6,276,613)	(715)	(74,951)	(1,733)	(94,361)	(8,015,399)
As of December 31, 2012	$3,171,351	$30,451,446	$601,810,744	$67,827	$5,485,951	$1,753,124	$18,500,156	$661,240,599

Accumulated Depreciation and Impairment:

	Land	Buildings	Machinery and equipment	Transportation equipment	Furniture and fixtures	Leasehold improvement	Construction in progress and equipment awaiting inspection	Total
As of January 1, 2013	$530,963	$17,854,186	$478,239,213	$51,143	$4,146,754	$474,535	$-	$501,296,794
Depreciation	-	1,211,097	35,363,090	4,014	382,267	280,885	-	37,241,353
Gain from reversal of impairment loss	-	-	(984)	-	-	-	-	(984)
Disposals	(208)	(93,202)	(3,365,310)	(3,341)	(179,812)	(617)	-	(3,642,490)
Disposals of subsidiaries	(487,896)	(7,095,675)	(6,708,746)	(462)	(193,201)	-	-	(14,485,980)
Transfers and reclassifications	-	-	(572)	-	51	-	-	(521)
Exchange effect	(42,859)	291,116	2,269,283	153	(19,285)	1,175	-	2,499,583
As of December 31, 2013	$-	$12,167,522	$505,795,974	$51,507	$4,136,774	$755,978	$-	$522,907,755

	Land	Buildings	Machinery and equipment	Transportation equipment	Furniture and fixtures	Leasehold improvement	Construction in progress and equipment awaiting inspection	Total
As of January 1, 2012	$616,837	$16,363,229	$464,029,374	$52,603	$3,862,695	$200,498	$-	$485,125,236
Depreciation	-	1,152,612	33,290,972	3,116	392,673	276,028	-	35,115,401
Impairment Loss	-	1,555,232	1,676,789	82	29,238	-	-	3,261,341
Disposals	-	-	(15,419,328)	(4,116)	(103,677)	-	-	(15,527,121)
Disposals of subsidiaries	-	-	(24,933)	-	(2,203)	(331)	-	(27,467)
Transfers and reclassifications	-	-	(40,372)	-	40,372	-	-	-
Exchange effect	(85,874)	(1,216,887)	(5,273,289)	(542)	(72,344)	(1,660)	-	(6,650,596)
As of December 31, 2012	$530,963	$17,854,186	$478,239,213	$51,143	$4,146,754	$474,535	$-	$501,296,794

As of December 31, 2012, the Company identified indicators of impairment at certain subsidiaries due to its net operating profit being lower than expected.  The Company determined that certain property, plant and equipment would not generate the expected future cash flows.  The Company determined the recoverable amounts of these assets based on the fair values less costs to sell.  The impairment test revealed that the total carrying amount of these assets was greater than their total recoverable amount.  After considering the relevant objective evidence, the Company recorded an impairment loss of NT$3,261 million for the year ended December 31, 2012, of which wafer fabrication segment recorded NT$1,987 million and new business segment recorded NT$1,274 million.

a.  The amounts of total interest expense before capitalization of borrowing costs were NT$803 million and NT$755 million for the years ended December 31, 2013 and 2012, respectively.  Details of capitalized borrowing costs are as follows:

	For the years ended December 31,
	2013	2012
Land	$-	$143
Buildings	43,199	7,516
Machinery and equipment	163,206	288,987
Others	30	13
Total interest capitalized	$206,435	$296,659

Interest rates applied	0.19%~2.28%	0.17%~2.29%

b.  Please refer to Note 8 for property, plant and equipment pledged as collateral.

(9)   INTANGIBLE ASSETS

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Goodwill	$50,863	$50,863	$50,863
Software	173,252	200,790	150,466
Patents and royalty fees	3,400,769	1,894,111	730,030
Others	1,114,763	652,395	552,422
Net	$4,739,647	$2,798,159	$1,483,781

Cost:

	Goodwill	Software	Patents and royalty fees	Others	Total
As of January 1, 2013	$50,863	$471,987	$2,298,527	$1,433,499	$4,254,876
Additions	-	490	1,823,274	1,082,896	2,906,660
Disposals	-	(138,722)	(13,737)	(467,914)	(620,373)
Reclassifications	-	74,832	39,951	-	114,783
Acquisitions of subsidiaries	-	36,132	9,283	61,700	107,115
Disposals of subsidiaries	-	(6,888)	-	-	(6,888)
Exchange effect	-	(5,369)	(1,631)	(93)	(7,093)
As of December 31, 2013	$50,863	$432,462	$4,155,667	$2,110,088	$6,749,080

	Goodwill	Software	Patents and royalty fees	Others	Total
As of January 1, 2012	$50,863	$355,029	$964,583	$1,186,389	$2,556,864
Additions	-	1,674	1,344,681	486,681	1,833,036
Disposals	-	(27,022)	-	(239,473)	(266,495)
Reclassifications	-	163,139	-	-	163,139
Disposals of subsidiaries	-	(3,641)	-	106	(3,535)
Exchange effect	-	(17,192)	(10,737)	(204)	(28,133)
As of December 31, 2012	$50,863	$471,987	$2,298,527	$1,433,499	$4,254,876

Accumulated amortization and impairment:

	Goodwill	Software	Patents and royalty fees	Others	Total
As of January 1, 2013	$-	$271,197	$404,416	$781,104	$1,456,717
Amortization	-	139,626	362,727	538,413	1,040,766
Impairment Loss	-	-	677	57,000	57,677
Disposals	-	(138,712)	(13,749)	(467,914)	(620,375)
Reclassifications	-	-	-	86,818	86,818
Disposals of subsidiaries	-	(6,888)	-	-	(6,888)
Exchange effect	-	(6,013)	827	(96)	(5,282)
As of December 31, 2013	$-	$259,210	$754,898	$995,325	$2,009,433

	Goodwill	Software	Patents and royalty fees	Others	Total
As of January 1, 2012	$-	$204,563	$234,553	$633,967	$1,073,083
Amortization	-	113,448	164,108	385,776	663,332
Impairment loss	-	154	10,302	639	11,095
Disposals	-	(27,038)	-	(239,473)	(266,511)
Disposals of subsidiaries	-	(3,178)	-	-	(3,178)
Exchange effect	-	(16,752)	(4,547)	195	(21,104)
As of December 31, 2012	$-	$271,197	$404,416	$781,104	$1,456,717

The amortization amounts of intangible assets are as follows:

	For the years ended December 31,
	2013	2012
Operating cost	$440,342	$241,420
Operating expense	$600,424	$421,912

The carrying amounts of significant technology license fees and royalty fees obtained by the Company were NT$3,211 million, NT$1,277 million and NT$0 as of December  31, 2013, December 31, 2012 and January 1, 2012, respectively.  The remaining amortization periods were 8~9 years and 9~10 years, respectively.

(10) SHORT TERM LOANS

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Unsecured bank loans	$4,643,573	$5,772,615	$9,411,877

	For the years ended December 31,
	2013	2012
Interest rates applied	0.57%~4.38%	0.55%~2.98%

The Company’s unused short-term lines of credits amounted to NT$18,587 million, NT$18,293 million and NT$19,609 million as of December 31, 2013, December 31, 2012 and January 1, 2012, respectively.

(11) FINANCIAL LIABILITIES AT FAIR VALUE THROUGH PROFIT OR LOSS, CURRENT

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Derivatives embedded in exchangeable bonds	$1,928	$767,605	$741,531

(12) BONDS PAYABLE

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Unsecured convertible bonds payable	$10,255,791	$12,278,461	$12,420,903
Unsecured exchangeable bonds payable	3,709,339	4,651,323	6,125,110
Unsecured domestic bonds payable	20,000,000	10,000,000	-
Less: Discounts on bonds payable	(358,713)	(705,431)	(1,141,225)
Total	33,606,417	26,224,353	17,404,788
Less: Current or exchangeable portion due within one year	(13,627,063)	(4,292,160)	(5,420,384)
Net	$19,979,354	$21,932,193	$11,984,404

A. On December 2, 2009, UMC issued SGX-ST listed zero coupon exchangeable bonds.  The terms and conditions of the bonds are as follows:

a.  Issue Amount: US$127.2 million

b.  Period: December 2, 2009 ~ December 2, 2014 (Maturity date)

c.  Redemption:

i.   UMC may redeem the bonds, in whole or in part, after 12 months of the issuance and prior to the maturity date, at the principal amount of the bonds with an interest calculated at the rate of -0.5% per annum (the Early Redemption Price) if the closing price of the ordinary shares of Unimicron Technology Corporation (Unimicron) on the TSE, translated into US dollars at the prevailing exchange rate, for a period of 20 consecutive trading days, the last of which occurs not more than 10 days prior to the date upon which notice of such redemption is published, is at least 130% of the exchange price then in effect translated into US dollars at the rate of NTD 32.197=USD 1.00.

ii.  UMC may redeem the bonds, in whole, but not in part, at the Early Redemption Price if at least 90% in principal amount of the bonds has already been exchanged, redeemed or purchased and cancelled.

iii. UMC may redeem all, but not part, of the bonds, at the Early Redemption Price at any time, in the event of certain changes in the R.O.C.’s tax rules which would require UMC to gross up for payments of principal, or to gross up for payments of interest or premium.

iv. All, or any portion, of the bonds would be redeemable in US dollars at the option of bondholders on December 2, 2011 at 99% of the principal amount.

v.  Bondholders have the right to require UMC to redeem all or any portion of the bonds at the Early Redemption Price if the ordinary shares of the exchanged securities are officially delisted on the TSE for a period of five consecutive trading days.

vi. In the event that a change of control as defined in the indenture of the bonds occurs to UMC or Unimicron, the bondholders shall have the right to require UMC to redeem the bonds, in whole or in part, at the Early Redemption Price.

d.  Terms of Exchange

i.   Underlying Securities: Ordinary shares of Unimicron

ii.  Exchange Period: The bonds are exchangeable at any time on or after January 1, 2010 and prior to November 22, 2014, into Unimicron ordinary shares; provided, however, that if the exercise date falls within 5 business days from the beginning of, and during, any closed period, the right of the exchanging holder of the bonds to vote with respect to the shares it receives will be subject to certain restrictions.

iii. Exchange Price and Adjustment: The exchange price was originally NT$51.1875 per share, determined on the basis of a fixed exchange rate of NTD 32.197=USD 1.00.  The exchange price will be subject to adjustments upon the occurrence of certain events set out in the indenture.  The exchange price was NT$43.3650 per share on December 31, 2013.

e.  Redemption on the Maturity Date: On the maturity date, UMC will redeem the bonds at 97.53% of the principal amount unless, prior to such date:

i.   UMC shall have redeemed the bonds at the option of UMC, or the bonds shall have been redeemed at option of the bondholder;

ii.  The bondholders shall have exercised the exchange right before maturity; or

iii. The bonds shall have been redeemed or purchased by UMC and cancelled.

B. On December 2, 2009, UMC issued SGX-ST listed zero coupon exchangeable bonds.  The terms and conditions of the bonds are as follows:

a.  Issue Amount: US$80 million

b.  Period: December 2, 2009 ~ December 2, 2014 (Maturity date)

c.  Redemption:

i.   UMC may redeem the bonds, in whole or in part, after 12 months of the issuance and prior to the maturity date, at the principal amount of the bonds with an interest calculated at the rate of -0.5% per annum (the Early Redemption Price) if the closing price of the ordinary shares of Novatek Microelectronics Corp., Ltd. (Novatek) on the TSE, translated into US dollars at the prevailing exchange rate, for a period of 20 consecutive trading days, the last of which occurs not more than 10 days prior to the date upon which notice of such redemption is published, is at least 130% of the exchange price then in effect translated into US dollars at the rate of NTD 32.197=USD 1.00.

ii.  UMC may redeem the bonds, in whole, but not in part, at the Early Redemption Price if at least 90% in principal amount of the bonds has already been exchanged, redeemed or purchased and cancelled.

iii. UMC may redeem all, but not part, of the bonds, at the Early Redemption Price at any time, in the event of certain changes in the R.O.C.’s tax rules which would require UMC to gross up for payments of principal, or to gross up for payments of interest or premium.

iv. All, or any portion, of the bonds would be redeemable in US dollars at the option of bondholders on December 2, 2011 at 99% of the principal amount.

v.  Bondholders have the right to require UMC to redeem all or any portion of the bonds at the Early Redemption Price if the ordinary shares of the exchanged securities are officially delisted on the TSE for a period of five consecutive trading days.

vi. In the event that a change of control as defined in the indenture of the bonds occurs to UMC or Novatek, the bondholders shall have the right to require UMC to redeem the bonds, in whole or in part, at the Early Redemption Price.

d.  Terms of Exchange

i.   Underlying Securities: Ordinary shares of Novatek

ii.  Exchange Period: The bonds are exchangeable at any time on or after January 1, 2010 and prior to November 22, 2014, into Novatek ordinary shares; provided, however, that if the exercise date falls within 5 business days from the beginning of, and during, any closed period, the right of the exchanging holder of the bonds to vote with respect to the shares it receives will be subject to certain restrictions.

iii. Exchange Price and Adjustment: The exchange price was originally NT$108.58 per share, determined on the basis of a fixed exchange rate of NTD 32.197=USD 1.00.  The exchange price will be subject to adjustments upon the occurrence of certain events set out in the indenture.

e.  Exchange of the Bonds

As of December 31, 2013 and 2012, certain bondholders have exercised their rights to exchange their bonds with the total principal amount of US$77 million and US$43 million into Novatek shares.  Gains from disposal of investments and gains from  exchange of bonds from bondholders exercising exchange rights during the years ended December 31, 2013 and 2012 amounted NT$1,137 million and NT$1,389 million, respectively, and were recognized as other gains and losses.

f.  Bonds early redemption：

Since over 90% principal amount of the bonds has already been exchanged, UMC redeemed the bonds in whole at the Early Redemption Price on July 22, 2013. The remaining principal amount of the redeemed bonds was US$3 million.  UMC recognized a gain of NT$45 million from the redemption and classified the gain as other gains and losses.

g.  Redemption on the Maturity Date: On the maturity date, UMC will redeem the bonds at 97.53% of the principal amount unless, prior to such date:

i.   UMC shall have redeemed the bonds at the option of UMC, or the bonds shall have been redeemed at option of the bondholder;

ii.  The bondholders shall have exercised the exchange right before maturity; or

iii. The bonds shall have been redeemed or purchased by UMC and cancelled.

C. On May 24, 2011, UMC issued SGX-ST listed currency linked zero coupon convertible bonds.  The terms and conditions of the bonds are as follows:

a   Issue Amount: US$500 million

b.  Period: May 24, 2011 ~ May 24, 2016 (Maturity date)

c.  Redemption:

i.   UMC may redeem the bonds, in whole or in part, after 3 years of the issuance and prior to the maturity date, at the principal amount of the bonds with an interest calculated at the rate of -0.25% per annum (the Early Redemption Amount) if the closing price of UMC’s ADS on the New York Stock Exchange, for a period of 20 out of 30 consecutive ADS trading days, the last of which occurs not more than 5 ADS trading days prior to the date upon which notice of such redemption is published, is at least 130% of the conversion price.  The Early Redemption Price will be converted into NTD based on the Fixed Exchange Rate (NTD 28.846=USD 1.00), and this fixed NTD amount will be converted using the prevailing rate at the time of redemption for payment in USD.

ii.  UMC may redeem the bonds, in whole, but not in part, at the Early Redemption Amount if at least 90% in principal amount of the bonds has already been converted, redeemed or repurchased and cancelled.

iii. UMC may redeem all, but not part, of the bonds, at the Early Redemption Amount at any time, in the event of certain changes in the R.O.C.’s tax rules which would require UMC to gross up for payments of principal, or to gross up for payments of interest or premium.

iv. All or any portion of the bonds will be redeemable at Early Redemption Amount at the option of bondholders on May 24, 2014 at 99.25% of the principal amount.

v.  Bondholders have the right to require UMC to redeem all of the bonds at the Early Redemption Amount if UMC’s ADS cease to be listed or admitted for trading on the New York Stock Exchange, or UMC’s ordinary shares cease to be listed on the Taiwan Stock Exchange.

vi. In the event that a change of control as defined in the indenture of the bonds occurs to UMC, the bondholders shall have the right to require UMC to redeem the bonds, in whole but not in part, at the Early Redemption Amount.

d.  Terms of Conversion

i.   Underlying Securities: ADS of UMC

ii.  Conversion Period: The bonds are convertible at any time on or after July 4, 2011 and prior to May 14, 2016, into UMC’s ADS; provided, however, that if the exercise date falls within 8 business days from the beginning of, and during, any closed period, the right of the converting holder of the bonds to vote with respect to the ADS it receives will be subject to certain restrictions.

iii. Conversion Price and adjustment: The conversion price was originally USD 3.77 per ADS, determined on the basis of a Fixed Exchange Rate of NTD 28.846=USD 1.00.  The conversion price will be subject to adjustments upon the occurrence of certain events set out in the indenture.  The conversion price was USD 3.2482 per ADS on December 31, 2013.

e.  Redemption on the Maturity Date: On the maturity date, UMC will redeem the bonds at 98.76% of the principal amount unless, prior to such date:

i.   UMC shall have redeemed the bonds at the option of UMC, or the bonds shall have been redeemed at option of the bondholder;

ii.  The bondholders shall have exercised the conversion right before maturity; or

iii. The bonds shall have been redeemed or repurchased by UMC and cancelled.

In accordance with IAS 32, the value of the conversion right of the convertible bonds was determined at issuance and recognized in additional paid-in capital – stock options amounting to NT$680 million, after reduction of issuance costs amounting to NT$3 million.  The effective interest rate on the liability component of the convertible bonds was determined to be 0.82%.

D. In early June 2012, UMC issued five-year and seven-year domestic unsecured corporate bonds amounting to NT$10,000 million, with a face value of NT$1 million per unit.  The five-year domestic unsecured corporate bond was issued in the amount of NT$7,500 million.  Interest will be paid annually at a rate of 1.43% and the principal will be repayable in June 2017 upon maturity.  The seven-year domestic unsecured corporate bond was issued in the amount of NT$2,500 million.  Interest will be paid annually at a rate of 1.63% and the principal will be repayable in June 2019 upon maturity.

E. In mid-March 2013, UMC issued five-year and seven-year domestic unsecured corporate bonds amounting to NT$10,000 million, with a face value of NT$1 million per unit.  The five-year domestic unsecured corporate bond was issued in the amount of NT$7,500 million.  Interest will be paid annually at a rate of 1.35% and the principal will be repayable in March 2018 upon maturity.  The seven-year domestic unsecured corporate bond was issued in the amount of NT$2,500 million.  Interest will be paid annually at a rate of 1.50% and the principal will be repayable in March 2020 upon maturity.

F.  Repayments of the above-mentioned bonds in the future years are as follows:

Bonds repayable (Year)	Amount
2014	$3,709,339
2015	-
2016	10,255,791
2017	7,500,000
2018 and thereafter	12,500,000
Total	$33,965,130

(13) LONG TERM LOANS

a.  Details of long-term loans as of December 31, 2013 and December 31, 2012 are as follows:

	As of
Lenders	December 31, 2013	December 31, 2012	Redemption
Secured Long-Term Loan from Bank of Taiwan (1)	$-	$233,333	Repayable quarterly from March 30, 2011 to December 30, 2013 and interest is paid monthly.
Secured Long-Term Loan from Bank of Taiwan (2)	988,048	1,347,338	Effective July 13, 2011 to July 13, 2016. Interest-only payment for the first year. Principal is repaid in 16 quarterly payments with interest payments due monthly.
Secured Long-Term Loan from First Commercial Bank (1)	310,000	542,500	Effective December 31, 2010 to December 31, 2015. Interest-only payment for the first year. Principal is repaid in 8 semiannual payments with interest payments due monthly.
Secured Long-Term Loan from First Commercial Bank (2)	125,000	175,000	Effective June 24, 2011 to June 24, 2016. Interest-only payment for the first year. Principal is repaid in 8 semiannual payments with interest payments due monthly.
Secured Long-Term Loan from First Commercial Bank (3)	103,000	200,000	Bullet repayment on May 16, 2014 and interest is paid monthly.
Secured Long-Term Loan from First Commercial Bank (4)	400,000	400,000	Bullet repayment on June 27, 2014 and interest is paid monthly.
Secured Long-Term Loan from Mega International Commercial Bank (1)	616,470	924,705	Repayable quarterly from June 30, 2011 to June 30, 2016 and interest is paid monthly.
Secured Long-Term Loan from Mega International Commercial Bank (2)	109,580	58,853	Effective August 1, 2012 to August 1, 2017. Interest-only payment for the first year. Principal is repaid in 17 quarterly payments with interest payments due monthly.

	As of
Lenders	December 31, 2013	December 31, 2012	Redemption
Secured Long-Term Loan from Mega International Commercial Bank (3)	$17,000	$-	Effective November 21, 2013 to November 21, 2018. Interest-only payment for the first year. Principal is repaid in 17 quarterly payments with interest payments due monthly.
Secured Long-Term Loan from Taiwan Cooperative Bank (1)	122,706	149,000	Effective May 25, 2012 to May 25, 2017. Interest-only payment for the first year. Principal is repaid in 17 quarterly payments with interest payments due monthly.
Secured Long-Term Loan from Taiwan Cooperative Bank (2)	70,000	-	Effective July 10, 2013 to July 10, 2018. Interest-only payment for the first year. Principal is repaid in 17 quarterly payments with interest payments due monthly.
Secured Syndicated Loans from Bank of Taiwan and 7 others (1)	-	1,385,000	Repayable semiannually from February 10, 2012 to August 10, 2013 and interest is paid monthly.
Secured Syndicated Loans from Bank of Taiwan and 7 others (2)	1,385,000	-	Repayable semiannually from February 7, 2015 to February 7, 2016 and interest is paid monthly.
Secured Syndicated Loans from Taiwan Cooperative Bank and 5 others	450,000	750,000	Repayable semiannually from October 25, 2010 to April 25, 2015 and interest is paid monthly.
Unsecured Long-Term Loan from Bank of Taiwan	900,000	400,000	Repayable quarterly from October 31, 2015 to July 31, 2017 and interest is paid monthly.
Unsecured Long-Term Loan from Mega International Commercial Bank (1)	2,461,538	3,692,308	Repayable quarterly from December 28, 2012 to December 28, 2015 and interest is paid monthly.
Unsecured Long-Term Loan from Mega International Commercial Bank (2)	300,000	-	Repayable quarterly from October 4, 2015 to October 4, 2018 and interest is paid monthly.

	As of
Lenders	December 31, 2013	December 31, 2012	Redemption
Unsecured Long-Term Loan from First Commercial Bank (1)	$-	$12,500	Repayable quarterly from May 22, 2011 to February 22, 2013 and interest is paid monthly.
Unsecured Long-Term Loan from First Commercial Bank (2)	-	50,000	Repayable quarterly from September 30, 2011 to June 30, 2013 and interest is paid monthly.
Unsecured Long-Term Loan from E. Sun Bank	500,000	300,000	Repayable quarterly from December 24, 2015 to December 24, 2017 and interest is paid monthly.
Unsecured Revolving Loan from China Trust Commercial Bank (Note A)	1,000,000	2,500,000	Settlement due on August 30, 2016 and interest is paid monthly.
Unsecured Revolving Loan from Chang Hwa Commercial Bank (Note B)	1,000,000	1,000,000	Settlement due on December 29, 2016 and interest is paid monthly.
Unsecured Long-Term Loan from Taiwan Cooperative Bank	500,000	300,000	Repayable quarterly from March 24, 2016 to December 24, 2017 and interest is paid monthly.
Unsecured Long- Term Loan from Taishin Bank	-	400,000	Bullet Repayment on August 25, 2013 and interest is paid monthly.
Subtotal	11,358,342	14,820,537
Less: Administrative expenses from syndicated loans	(4,328)	(3,071)
Less: Current portion	(2,918,163)	(4,594,846)
Total	$8,435,851	$10,222,620

	For the year ended December 31, 2013
Interest Rates	1.23%~2.51%

b.  Details of long-term loans as of January 1, 2012 are as follows:

	As of
Lender	January 1, 2012	Redemption
Secured Long-Term Loan from Bank of Taiwan (1)	$466,667	Repayable quarterly from March 30, 2011 to December 30, 2013 and interest is paid monthly.
Secured Long-Term Loan from Bank of Taiwan (2)	1,437,160	Effective July 13, 2011 to July 13, 2016. Interest-only payment for the first year. Principal is repaid in 16 quarterly payments with interest payments due monthly.
Secured Long-Term Loan from First Commercial Bank (1)	620,000	Effective December 31, 2010 to December 31, 2015. Interest-only payment for the first year. Principal is repaid in 8 semiannual payments with interest payments due monthly.
Secured Long-Term Loan from First Commercial Bank (2)	200,000	Effective June 24, 2011 to June 24, 2016. Interest-only payment for the first year. Principal is repaid in 8 semiannual payments with interest payments due monthly.
Secured Long-Term Loan from First Commercial Bank (3)	200,000	Bullet repayment on May 16, 2014 and interest is paid monthly.
Secured Long-Term Loan from First Commercial Bank (4)	400,000	Bullet repayment on June 27, 2014 and interest is paid monthly.
Secured Long-Term Loan from Mega International Commercial Bank	944,000	Repayable quarterly from June 30, 2011 to June 30, 2016 and interest is paid monthly.
Secured Syndicated Loans from Bank of Taiwan and 7 others	2,770,000	Repayable semiannually from February 10, 2012 to August 10, 2013 and interest is paid monthly.
Secured Syndicated Loans from Taiwan Cooperative Bank and 5 others	1,050,000	Repayable semiannually from October 25, 2010 to April 25, 2015 and interest is paid monthly.
Unsecured Long-Term Loan from Mega International Commercial Bank (1)	1,000,000	Repayable quarterly from December 28, 2012 to December 28, 2015 and interest is paid monthly.

	As of
Lender	January 1, 2012	Redemption
Unsecured Long-Term Loan from First Commercial Bank (1)	$62,500	Repayable quarterly from May 22, 2011 to February 22, 2013 and interest is paid monthly.
Unsecured Long-Term Loan from First Commercial Bank (2)	150,000	Repayable quarterly from September 30, 2011 to June 30, 2013 and interest is paid monthly.
Unsecured Revolving Loan from China Trust Commercial Bank (Note A)	1,500,000	Settlement due on August 30, 2016 and interest is paid monthly.
Unsecured Revolving Loan from Chang Hwa Commercial Bank (Note B)	500,000	Settlement due on December 29, 2016 and interest is paid monthly.
Unsecured Long- Term Loan from Taishin Bank	400,000	Bullet Repayment on August 25, 2013 and interest is paid monthly.
Subtotal	11,700,327
Less: Administrative expenses from syndicated loans	(7,678)
Less: Current portion	(2,581,667)
Total	$9,110,982

For the year ended December 31, 2012
Interest Rates	1.24%~2.51%

Note A:  UMC entered into a 5-year loan agreement with China Trust Commercial Bank, effective August 30, 2011.  The agreement offered UMC a revolving line of credit of NT$2.5 billion starting from the first use of the loan to the expiry date of the agreement, August 30, 2016.  As of December 31, 2013, December 31, 2012 and January 1, 2012, the unused lines of credit were NT$1.5 billion, NT$0 and NT$1 billion, respectively.

Note B:  UMC entered into a 5-year loan agreement with Chang Hwa Commercial Bank, effective December 29, 2011.  The agreement offered UMC a revolving line of credit of NT$3 billion starting from the first use of the loan to the expiry date of the agreement, December 29, 2016.  As of December 31, 2013, December 31, 2012 and January 1, 2012, the unused lines of credit were NT$2 billion, NT$2 billion and NT$2.5 billion, respectively.

c.  The long-term loans of the Company will be repaid in installments with the last payment on November 21, 2018.  Repayments in the coming years are as follows:

	As of
Long-Term Loans repayable (Year)	December 31, 2013	December 31, 2012	January 1, 2012
2012	$-	$-	$2,581,667
2013	-	4,594,846	3,474,933
2014	2,918,163	2,990,554	1,994,100
2015	3,021,530	2,323,887	1,244,100
2016	4,348,042	4,450,001	2,405,527
2017	961,946	461,249	-
2018 and thereafter	108,661	-	-
Total	$11,358,342	$14,820,537	$11,700,327

d. Please refer to Note 8 for property, plant and equipment pledged as collateral for long- term loans.

(14) POST-EMPLOYMENT BENEFITS

a.  Defined contribution plan

The Labor Pension Act of the R.O.C. (the Act) which became effective on July 1, 2005 is a defined contribution plan.  Employees can elect to continue to apply the relevant pension rules under the Labor Standards Law of the R.O.C., or to apply the pension rules under the Act and maintain the seniority achieved under the Labor Standards Law.  Under the Act, the monthly contributions percentage shall not be less than 6% of these employees’ monthly wages.  The Company and its domestic subsidiaries have been making monthly contributions of 6% based on each individual employee’s salary or wage to employees’ pension accounts beginning July 1, 2005.  Based on the Act, a total of NT$554 million and NT$522 million were contributed by the Company for the years ended December 31, 2013 and 2012, respectively.  Pension benefits for employees of the Singapore branch, and other subsidiaries overseas were provided in accordance with the local regulations, and during the years ended December 31, 2013 and 2012, the Company made total contributions of NT$393 million and NT$193 million, respectively.

b.  Defined benefit plan

The employee pension plan mandated by the Labor Standard Act of the R.O.C. is a defined benefit plan.  The pension benefits are disbursed based on the units of service years and the average salary in the last month of the service year.  Two units per year are awarded for the first 15 years of services while one unit per year is awarded after the completion of the 15th year.  The total units shall not exceed 45 units.  Under the Labor Standards Act, the Company contributes an amount equivalent to 2% of the employees’ total salaries and wages on a monthly basis to the pension fund deposited with the Bank of Taiwan under the name of an administered pension fund committee.  The Company recognized pension expenses of NT$124 million and NT$142 million for the years ended December 31, 2013 and 2012, respectively.

c.  Accumulated amounts of actuarial gain or loss recognized under other comprehensive income:

	For the years ended December 31,
	2013	2012
Beginning balance of accumulated actuarial loss	$(525,243)	$-
Actuarial gain (loss) in current year	456,478	(525,243)
Ending balance of accumulated actuarial loss	$(68,765)	$(525,243)

d. Changes in defined benefit obligation during the year:

	For the years ended December 31,
	2013	2012
Defined benefit obligation at beginning of year	$(6,685,524)	$(6,237,822)
Service cost	(60,378)	(102,691)
Interest cost	(86,420)	(101,908)
Actuarial gain (loss)	460,241	(499,996)
Benefits paid	828,678	114,777
Loss on curtailment	-	(4,748)
Other	56,169	(159)
Exchange effect	84,884	147,023
Defined benefit obligation at end of year	$(5,402,350)	$(6,685,524)

Changes in fair value of plan assets during the year:

	For the years ended December 31,
	2013	2012
Beginning balance of fair value of plan assets	$2,249,262	$2,276,883
Expected return on plan assets	22,831	63,094
Contribution by employer	269,289	165,340
Payment of benefit obligation	(828,678)	(114,777)
Actuarial loss	(3,763)	(25,247)
Other	(37,589)	-
Exchange effect	(66,787)	(116,031)
Ending balance of fair value of plan assets	$1,604,565	$2,249,262

The actual returns on plan assets of the Company for the years ended December 31, 2013 and 2012 were NT$19 million and NT$38 million.

e.  Reconciliations of asset (liability) of the defined benefit plan are as follow:

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Present value of the defined benefit obligation	$(5,402,350)	$(6,685,524)	$(6,237,822)
Fair value of plan assets	1,604,565	2,249,262	2,276,883
Funded status	(3,797,785)	(4,436,262)	(3,960,939)
Prior service cost	-	-	(4,813)
Accrued pension liabilities recognized on the consolidated balance sheets	$(3,797,785)	$(4,436,262)	$(3,965,752)

f.  The major categories of plan assets as a percentage of the fair value of the total plan assets are as follows:

As of December 31, 2013
UMC and FORTUNE
Cash	27%
Equity instruments	45%
Debt instruments	27%
Others	1%

	As of December 31, 2012
	UMC and FORTUNE	UMC JAPAN
Cash	35%	5%
Equity instruments	37%	2%
Debt instruments	27%	14%
Others	1%	79%

	As of January 1, 2012
	UMC and FORTUNE	UMC JAPAN
Cash	31%	2%
Equity instruments	41%	29%
Debt instruments	28%	43%
Others	-	26%

Employee pension fund is deposited under a trust administered by the Bank of Taiwan.  The overall expected rate of return on assets is determined based on historical trend and analysts’ expectations on the assets’ returns in the market over the obligation period.  Furthermore, the utilization of the fund by the labor pension fund supervisory committee and the fact that the minimum earnings are guaranteed to be no less than the earnings attainable from the amounts accrued from two-year time deposits with the interest rates offered by local banks are also taken into consideration in determining the expected rate of return on assets.

g.  The historical information of experience adjustments are as follows:

	For the years ended December 31,
	2013	2012
The present value of the defined benefit obligation	$(5,402,350)	$(6,685,524)
Fair value of plan assets	1,604,565	2,249,262
Funded status	$(3,797,785)	$(4,436,262)
Experience adjustments on plan liabilities	$(5,436)	$(178,866)
Experience adjustments on plan assets	$3,763	$25,247

The Company expects to contribute NT$92 million to its defined benefit plan during the 12 months beginning from January 1, 2014.

The principal underlying actuarial assumptions are as follows:

	As of December 31, 2013
	UMC	FORTUNE
Discount rate	2.00%	2.00%
Rate of salary increase	4.00%	3.00%
Expected return on plan assets	2.00%	2.00%

	As of December 31, 2012
	UMC	FORTUNE	UMC JAPAN
Discount rate	1.50%	1.50%	1.50%
Rate of salary increase	4.00%	3.00%	2.55%
Expected return on plan assets	1.50%	1.50%	4.78%

	As of January 1, 2012
	UMC	FORTUNE	UMC JAPAN
Discount rate	1.75%	2.00%	1.50%
Rate of salary increase	4.00%	3.00%	2.55%
Expected return on plan assets	1.75%	2.00%	4.78%

(15) EQUITY

a.  Capital Stock:

i.   UMC had 26,000 million common shares authorized to be issued as of December 31, 2013, December 31, 2012 and January 1, 2012, of which 12,692 million shares, 12,952 million shares and 13,084 million shares were issued as of December 31, 2013, December 31, 2012 and January 1, 2012, respectively, each at a par value of NT$10.

ii.  UMC had 168 million, 230 million and 230 million ADSs, which were traded on the NYSE as of December 31, 2013, December 31, 2012 and January 1, 2012, respectively.  The total number of common shares of UMC represented by all issued ADSs were 842 million shares, 1,148 million shares and 1,148 million shares as of December 31, 2013, December 31, 2012 and January 1, 2012, respectively.  One ADS represents five common shares.

iii. On April 24, 2013, UMC cancelled 300 million shares of treasury stock, which were repurchased for the purpose of transferring to employees during the periods from February 4 to March 22, 2010.

iv. On March 14, 2012, UMC cancelled 158 million shares of treasury stock, which were repurchased for the purpose of transferring to employees during the periods from January 7 to February 16, 2009.

v.  Among the employee stock options issued by UMC on June 19, 2009, 43 million options have been exercised as of December 31, 2013, of which the issuance of 40 million common shares has been approved by the authority, and the share registry has been updated as of December 31, 2013.  The remaining 3 million shares were still pending for authorization as of December 31, 2013, thus, they were classified as Capital collected in advance.

vi. Among the employee stock options issued by UMC on June 19, 2009, 26 million options were exercised during the year ended December 31, 2012.  The issuance process was completed through the authority as of December 31, 2012.

b.  Treasury stock:

i.   The Company carried out treasury stock programs, and repurchased its shares from the centralized securities exchange market.  The purpose for repurchase, and changes in treasury stock during the years ended December 31, 2013 and 2012 are as follows:

For the year ended December 31, 2013

(In thousands of shares)

Purpose	As of January 1, 2013	Increase	Decrease	As of December 31, 2013
For transfer to employees	300,000	200,000	300,000	200,000

For the year ended December 31, 2012

(In thousands of shares)

Purpose	As of January 1, 2012	Increase	Decrease	As of December 31, 2012
For transfer to employees	457,934	-	157,934	300,000

ii.  According to the Securities and Exchange Law of the R.O.C., the total shares of treasury stock shall not exceed 10% of UMC’s issued stock, and the total purchase amount shall not exceed the sum of the retained earnings, additional paid-in capital-premiums and realized additional paid-in capital.  As such, the maximum number of shares of treasury stock that UMC could hold as of December 31, 2013 and 2012 were 1,269 million and 1,295 million shares, with the maximum payments of NT$76,812 million and NT$70,545 million, respectively.

iii.   In compliance with Securities and Exchange Law of the R.O.C., treasury stock should not be pledged, nor should it be entitled to voting rights or receiving dividends.  Stock held by subsidiaries is treated as treasury stock.  These subsidiaries have the same rights as other stockholders except for subscription to new stock issuance and voting rights.

iv.   As of December 31, 2013, UMC’s subsidiary, FORTUNE VENTURE CAPITAL CORP., held 16 million shares of UMC’s stock, with a book value of NT$12.35 per share.  The closing price on December 31, 2013 was NT$12.35.

As of December 31, 2012, UMC’s subsidiary, FORTUNE VENTURE CAPITAL CORP., held 16 million shares of UMC’s stock, with a book value of NT$11.70 per share.  The closing price on December 31, 2012 was NT$11.70.

As of January 1, 2012, UMC’s subsidiary, FORTUNE VENTURE CAPITAL CORP., held 16 million shares of UMC’s stock, with a book value of NT$12.70 per share.  The closing price on January 1, 2012 was NT$12.70.

UMC’s subsidiary, FORTUNE VENTURE CAPITAL CORP., held shares of UMC’s stock through acquiring shares of UNITED SILICON INC. in 1997, and these shares were converted to UMC’s stock in 2000 as a result of the Company’s 5 in 1 merger.

c.  Retained earnings and dividend policies:

According to UMC’s Articles of Incorporation, current year’s earnings, if any, shall be distributed  in the following order:

i.     Payment of all taxes and dues;

ii.    Offset prior years’ operation losses;

iii.   Appropriate 10% of the remaining amount after deducting items (i) and (ii) as a legal reserve;

iv.   Appropriate or reverse special reserve in accordance with relevant laws or regulations, and

v.    Appropriate 0.1% of the remaining amount after deducting items (i), (ii), (iii) and (iv) as directors’ remuneration; and

vi.   After deducting items (i), (ii), (iii) and (iv) above from the current year’s earnings, no less than 5% of the remaining amount together with the prior years’ unappropriated earnings is to be allocated as employee bonus, which will be settled through issuance of new shares of UMC, or cash.  Employees of UMC’s subsidiaries, meeting certain requirements determined by the Board of Directors, are also eligible for the employee stock bonus.

vii.  The distribution  of the remaining portion, if any, will be recommended by the Board of Directors and resolved in the stockholders’ meeting.

The policy for dividend distribution should reflect factors such as the current and future investment environment, funding requirements, domestic and international competition and capital budgets; as well as the benefit of stockholders, stock dividend equilibrium, and long-term financial planning.  The Board of Directors shall make the distribution proposal annually and present it at the stockholders’ meeting.  UMC’s Articles of Incorporation further provide that no more than 80% of the dividends to stockholders, if any, may be paid in the form of stock dividends.  Accordingly, at least 20% of the dividends must be paid in the form of cash.

According to the regulations of Taiwan FSC, UMC is required to appropriate a special reserve in the amount equal to the sum of debit elements under equity, such as unrealized loss on financial instruments and negative cumulative translation adjustment, at every year-end.  Such special reserve is prohibited from distribution.  However, if any of the debit elements is reversed, the special reserve in the amount equal to the reversal may be released for earnings distribution or offsetting accumulated deficit.

The Company estimated the amounts of the employee bonuses and remunerations to director for the years ended December 31, 2013 and 2012.   The Board of Directors estimated the amount by taking into consideration UMC’s Articles of Incorporation, government regulations and industry averages.  The estimated employee bonus and remunerations to directors are recognized in the profit or loss during the period when earned.  If the board subsequently modifies the estimates significantly, UMC will recognize the change as an adjustment in the profit or loss in the same period.  The difference between the estimation and the resolution of the stockholders’ meeting will be recognized in profit or loss in the subsequent year.  Upon stockholders’ approval, the number of shares distributed as share dividends is calculated based on the total approved bonus amount divided by the closing price one day prior to the approved date with the consideration of the impacts of ex-right/ex-dividend.  Information on the above mentioned employees bonuses and remuneration to directors and supervisors can be obtained from the “Market Observation Post System” on the website of the TSE.

The appropriation and compensation of 2013 unappropriated retained earnings have not yet been approved by the stockholder’s meeting as of the reporting date.  Information on the Board of Directors’ recommendations and stockholders’ approval can be obtained from the “Market Observation Post System” on the website of the TSE.

The distributions of cash dividend, employee bonus and directors’ remuneration for 2013 and 2012 were approved through the Board of Directors’ meeting and the stockholders’ meeting held on March 12, 2014 and June 11, 2013, respectively.  The details of distribution are as follows:

	2013	2012
Cash Dividend	NT$0.5 per share	NT$0.40 per share
Employee bonus – Cash (in thousand NT$)	1,162,656	1,040,179
Directors’ remuneration (in thousand NT$)	11,746	6,950

The aforementioned 2012 employees bonuses and remuneration to directors approved during stockholders’ meeting, were consistent with the resolutions of meeting of Board of Directors held on March 13, 2013.

The aforementioned cash dividend for 2012 was adjusted to NT$0.40639654 per share due to the decrease in outstanding common stock as a result of newly issued shares to settle employee stock options exercised and the outstanding shares that the Company bought back from the market.  The distribution was approved through the Board of Directors’ meeting held on June  19, 2013.

d. Non-controlling interests:

	For the years ended December 31,
	2013	2012
Balance as of January 1	$2,571,139	$4,387,876
Attributable to non-controlling interests:
Net loss	(525,243)	(1,945,526)
Other comprehensive income (loss)	11,220	(5,162)
Adjustments arising from changes in percentage of ownership in subsidiaries	(600,009)	165,774
Increase (Decrease) in non-controlling interests	2,862,881	(31,823)
Balance as of December 31	$4,319,988	$2,571,139

(16) EMPLOYEE STOCK OPTIONS

On December 22, 2005, October 9, 2007 and May 12, 2009, the Company was authorized by the Securities and Futures Bureau of the Financial Supervisory Commission, Executive Yuan, to issue employee stock options with a total number of 350 million, 500 million and 500 million units, respectively.  Each unit entitled an optionee to subscribe to 1 share of the Company’s common stock.  Settlement upon the exercise of the options would be made through the issuance of new shares by the Company.  The exercise prices of the options were set at the closing prices of the Company’s common stock on the dates of grant.  The contractual lives were 6 years and an optionee might exercise the options in accordance with certain schedules as prescribed by the plans after 2 years from the dates of grant.  Detailed information relevant to the employee stock options is disclosed as follows:

Date of grant	Total number of options granted (in thousands)	Total number of options outstanding as of December 31,2013 (in thousands)	Shares available to option holders as of December 31,2013 (in thousands) (Note)	Exercise price (NT$) (Note)
January 4, 2006	39,290	-	-	$23.17
May 22, 2006	42,058	-	-	$25.19
August 24, 2006	28,140	-	-	$24.09
December 13, 2007	500,000	-	-	$18.03
June 19, 2009	300,000	87,768	87,768	$10.40
Total	909,488	87,768	87,768

Note:  The employee stock options granted prior to August 7, 2007, the effective date of capital reduction, were adjusted in accordance with the capital reduction rate.  Each option unit entitled an optionee to subscribe approximately 0.7 share of the Company’s common stock.  The exercise prices of the options were also adjusted according to capital reduction rate.  The number of shares that each stock option granted after August 7, 2007 remains to be 1.

a.  A summary of the Company’s stock option plan and related information for the years ended December 31, 2013 and 2012 is as follows:

	For the years ended December 31,
	2013			2012
	Options (in thousands)	Shares available to option holders (in thousands)	Weighted- average exercise price per share (NTD)	Options (in thousands)	Shares available to option holders (in thousands)	Weighted- average exercise price per share (NTD)
Outstanding at beginning of period	465,006	465,006	$15.86	560,526	547,724	$16.09
Exercised	(42,540)	(42,540)	$10.40	(25,588)	(25,588)	$10.40
Forfeited	(12,000)	(12,000)	$16.73	(38,969)	(35,544)	$18.23
Expired	(322,698)	(322,698)	$18.03	(30,963)	(21,586)	$24.37
Outstanding at end of period	87,768	87,768	$10.40	465,006	465,006	$15.86

Exercisable at end of period	82,839	82,839	$10.40	395,142	395,142	$16.71

b.  The information on the Company’s outstanding stock options as of December 31, 2013 is as follows:

				Outstanding Stock Options				Exercisable Stock Options
Authorization Date		Range of Exercise Price (NTD)		Options (in thousands)	Shares available to option holders (in thousands)	Weighted- average expected remaining years	Weighted- average exercise price per share (NTD)	Options (in thousands)	Shares available to option holders (in thousands)	Weighted- average exercise price per share (NTD)
l 2009.05.12	l	$10.40	l	87,768	87,768	1.46	$10.40	82,839	82,839	$10.40

The weighted-average share price at the date of exercise of employee stock options for the years ended December 31, 2013 and 2012 were NT$13.46 and NT$13.44, respectively.

c.  The options granted between January 1, 2004 and December 31, 2007 have all been vested before the transition date to TIFRS (January 1, 2012), and there has not been any modification to the stock option plans.  Effective 2008, the compensation expenses related to the Company’s compensatory employee stock option plan were calculated based on fair value.  The compensation expenses for the years ended December 31, 2013 and 2012 were NT$29 million and NT$78 million, respectively.

The fair values of the options outstanding as of December 31, 2013 and 2012 were estimated at the dates  of grant  using the Black-Scholes options pricing model with the following weighted-average assumptions.  The factors for the adoption of IFRS 2 “Share-based Payment” to account for share-based payments were as follows:

Items	Factors
Expected dividend yields	1.98%
Volatility factors of the expected market price of the Company’s common stock	40.63%
Risk-free interest rate	1.01%
Weighted-average expected life	3.16~5.03 years

The aforementioned expected volatility reflects that the assumption that the historical volatility over a period similar to the life of the option is indicative of future trends.  The expected option life is based on the historical data of periods for previously granted options.  The expected dividend yield is based historical dividend yield.  The risk-free interest rate is based on average interest rate for Taiwan Government Bond over a period similar to the life of the option.  The estimates used to calculate the fair value of employee stock option cannot predict future events that are likely to occur or the final amounts employees will benefit from these options.  In addition, future events will not affect the reasonableness of the initial calculation for fair value for the stock options.  The compensation expenses for the stock options will be adjusted annually for the changes in expected forfeiture rates, with the effects recognized in the current period.

(17) OPERATING COSTS AND EXPENSES

The Company’s personnel, depreciation, and amortization expenses are summarized as follows:

	For the years ended December 31,
	2013			2012
	Operating costs	Operating expenses	Total	Operating costs	Operating expenses	Total
Personnel expenses
Salaries	$12,591,125	$4,944,704	$17,535,829	$12,096,177	$4,499,346	$16,595,523
Labor and health insurance	719,009	297,857	1,016,866	781,756	259,429	1,041,185
Pension	799,176	281,573	1,080,749	650,444	206,288	856,732
Other personnel expenses	178,025	74,493	252,518	141,524	53,068	194,592
Depreciation	34,990,350	2,180,969	37,171,319	32,867,330	2,224,916	35,092,246
Amortization	530,897	659,627	1,190,524	276,070	447,700	723,770

(18) NET OTHER OPERATING INCOME AND EXPENSES

	For the years ended December 31,
	2013	2012
Net rental income (loss) from property	$(38,665)	$95,100
Gain on disposal of property, plant and equipment	40,897	386,561
Impairment reversal (loss) of property, plant and equipment	984	(3,261,341)
Impairment loss of intangible assets	(57,677)	(11,095)
Others	(70,871)	-
Total	$(125,332)	$(2,790,775)

(19) NON-OPERATING INCOME AND EXPENSES

a.  Other income

	For the years ended December 31,
	2013	2012
Interest income
Bank deposits	$264,320	$181,413
Others	37,406	29,958
Dividend income	789,583	1,032,451
Total	$1,091,309	$1,243,822

b.  Other gains and losses

	For the years ended December 31,
	2013	2012
Gain on valuation of financial assets and liabilities at fair value through profit or loss
Designated financial assets and liabilities at fair value through profit or loss	$11,446	$37,452
Financial assets and liabilities held for trading	-	11,866
Embedded derivative financial liabilities	229,262	-
Loss on valuation of financial assets and liabilities at fair value through profit or loss
Financial assets and liabilities held for trading	(49,022)	-
Embedded derivative financial liabilities	-	(667,159)
Impairment Loss
Available-for-sale financial assets, noncurrent	(1,132,353)	(501,407)
Financial assets measured at cost, noncurrent	(143,422)	(182,080)
Investments accounted for under the equity method	-	(223,695)
Gain on disposal of investments	2,195,070	4,830,419
Other gains and losses	710,881	677,751
Total	$1,821,862	$3,983,147

c.  Finance costs

	For the years ended December 31,
	2013	2012
Interest expenses
Bonds payable	$356,586	$194,034
Bank Loans	239,438	263,058
Others	208	915
Financial expenses	82,174	80,262
Total	$678,406	$538,269

(20) COMPONENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

	For the year ended December 31, 2013
	Arising during the period	Reclassification adjustments during the period	Other comprehensive income (loss), before tax	Income tax effect	Other comprehensive income (loss), net of tax
Exchange differences on translation of foreign operations	$1,416,910	$(1,571,523)	$(154,613)	$302,063	$147,450
Unrealized gain (loss) on available-for-sale financial assets	223,917	(1,080,243)	(856,326)	12,605	(843,721)
Share of changes in other comprehensive income (loss) of associates and joint ventures accounted for using equity method	500,060	(18,679)	481,381	(9,828)	471,553
Actuarial gain (loss) on defined benefit plans	456,478	-	456,478	(77,623)	378,855
Total other comprehensive income (loss)	$2,597,365	$(2,670,445)	$(73,080)	$227,217	$154,137

	For the year ended December 31, 2012
	Arising during the period	Reclassification adjustments during the period	Other comprehensive income (loss), before tax	Income tax effect	Other comprehensive income (loss), net of tax
Exchange differences on translation of foreign operations	$(2,802,004)	$-	$(2,802,004)	$(303,838)	$(3,105,842)
Unrealized gain (loss) on available-for-sale financial assets	1,563,832	(4,153,340)	(2,589,508)	(3,132)	(2,592,640)
Share of changes in other comprehensive income (loss) of associates and joint ventures accounted for using equity method	(425,294)	(13)	(425,307)	13,834	(411,473)
Actuarial gain (loss) on defined benefit plans	(525,243)	-	(525,243)	81,736	(443,507)
Total other comprehensive loss	$(2,188,709)	$(4,153,353)	$(6,342,062)	$(211,400)	$(6,553,462)

(21) INCOME TAX

a.  The major components of income tax expense for the years ended December 31, 2013 and 2012, are as follows:

i.   Income tax recorded in profit or loss

	For the years ended December 31,
	2013	2012
Current income tax expense:
Current income tax charge	$554,592	$851,782
Adjustments in respect of current income tax of prior periods	55,318	(13,437)
Deferred income tax expense (benefit):
Deferred income tax expense related to origination and reversal of temporary differences	1,086,871	877,756
Deferred income tax related to recognition and derecognition of tax losses and unused tax credits	1,402,632	1,844,276
Adjustment of prior year’s deferred income tax	(201,548)	7,064
Deferred tax expense arising from write-down or reversal of write-down of deferred tax asset	(641,031)	(1,421,458)
Income tax expenses recorded in profit or loss	$2,256,834	$2,145,983

ii.  Income tax relating to components of other comprehensive income (loss)

	For the years ended December 31,
	2013	2012
Exchange differences on translation of foreign operations	$302,063	$(303,838)
Unrealized loss (gain) on available-for-sale financial assets	12,605	(3,132)
Share of changes in other comprehensive income of associates and joint ventures accounted for using equity method	(9,828)	13,834
Actuarial gain (loss) on defined benefit plans	(77,623)	81,736
Income tax relating to components of other comprehensive income (loss)	$227,217	$(211,400)

iii. Deferred income tax charged directly to equity

	For the years ended December 31,
	2013	2012
Temporary difference arising from the initial recognition of the equity component separately from the liability component	$16,406	$1,155
Adjustment of net assets of investee accounted for using equity method	773	-
Income tax relating to equity	$17,179	$1,155

b.  A reconciliation between tax expense and the product of accounting profit at UMC’s applicable tax rate is as follows:

	For the years ended December 31,
	2013	2012
Accounting profit before tax from continuing operations	$14,361,794	$6,377,584
At UMC’s statutory income tax rate of 17%	2,441,505	1,084,189
Adjustments in respect of current income tax of prior periods	54,403	(13,821)
Net change in loss carry-forward and investment tax credit	1,837,319	951,777
Tax effect of deferred tax assets/liabilities	(396,514)	545,805
Tax effect of non-deductible (income) expenses:
Tax exempt income	(97,322)	(143,568)
Investment gain-domestic	(1,747,695)	(1,197,656)
Dividend income	(107,915)	(171,479)
Other non-deductible expenses	240,408	398,712
Basic tax	-	7,985
Effect of different tax rates applicable to UMC and its subsidiaries	(52,235)	592,756
Others	84,880	91,283
Total income tax expenses recorded in profit or loss	$2,256,834	$2,145,983

c.  Significant components of deferred income tax assets and liabilities are as follows:

	As of December 31, 2013		As of December 31, 2012
	Amount	Tax effect	Amount	Tax effect
Deferred income tax assets
Investment tax credit		$1,057,519		$1,875,168
Depreciation	$2,966,796	449,343	$25,160	8,248
Loss carry-forward	17,013	1,988	22,783	2,889
Pension	3,774,866	641,727	4,218,265	717,105
Allowance for sales returns and discounts	311,006	52,871	543,101	92,327
Allowance for inventory valuation losses	1,402,764	234,236	1,929,123	327,951
Investment loss	1,173,241	199,451	1,793,866	304,957
Others	230,337	55,088	119,591	25,937
Total deferred income tax assets		2,692,223		3,354,582

Deferred income tax liabilities
Unrealized exchange gain	(1,696,869)	(288,468)	(1,610,646)	(273,810)
Depreciation	(10,179,003)	(1,708,899)	(5,783,132)	(983,133)
Investment gain	(328,200)	(55,794)	(1,667,857)	(283,536)
Convertible bond option	(178,868)	(30,407)	(390,766)	(66,430)
Amortizable assets	(2,629,442)	(394,416)	-	-
Others	(258,940)	(39,160)	(247,652)	(35,296)
Total deferred income tax liabilities		(2,517,144)		(1,642,205)
Total net deferred income tax assets		$175,079		$1,712,377

	As of January 1, 2012
	Amount	Tax effect
Deferred income tax assets
Investment tax credit		$2,402,503
Depreciation	$44,861	12,103
Loss carry-forward	29,767	5,308
Pension	3,723,028	632,915
Allowance for sales returns and discounts	121,147	20,595
Allowance for inventory valuation losses	1,220,211	207,436
Investment loss	1,924,740	327,206
Others	150,302	41,525
Total deferred income tax assets		3,649,591

Deferred income tax liabilities
Unrealized exchange gain	(1,529,494)	(260,016)
Investment gain	(176,335)	(29,977)
Convertible bond option	(515,348)	(87,609)
Others	(265,285)	(38,175)
Total deferred income tax liabilities		(415,777)
Total net deferred income tax assets		$3,233,814

d. Movement of deferred tax

	For the years ended December 31,
	2013	2012
Beginning balance	$1,712,377	$3,233,814
Increase from business acquisition	(132,264)	-
Disposal of subsidiaries	-	(2,095)
Amounts recognized in profit or loss during the period	(1,646,924)	(1,307,638)
Amounts recognized in other comprehensive income	227,217	(211,400)
Amounts recognized in equity	17,179	1,155
Exchange adjustments	(2,506)	(1,459)
Ending balance	$175,079	$1,712,377

e.  UMC’s income tax returns for all the fiscal years up to 2010 have been assessed and approved by the R.O.C. Tax Authority.

f.  UMC was granted several five-year income tax exemption periods with respect to income derived from the expansion of operations.  The income tax exemption periods will expire on December 31, 2015.

g.  The Company generates investment tax credits for the amounts invested in production equipment, research and development, and employee training.  The Company’s unused investment tax credits are as follows:

As of December 31, 2013

Expiration Year	Investment tax credits earned	Balance of unused investment tax credits
2014	$2,146,004	$2,140,053
2015	584,388	584,388
2016	5,596	5,596
	$2,735,988	$2,730,037

As of December 31, 2012

Expiration Year	Investment tax credits earned	Balance of unused investment tax credits
2013	$1,890,302	$1,889,355
2014	2,146,028	2,146,028
2015	304,011	304,011
	$4,340,341	$4,339,394

As of January 1, 2012

Expiration Year	Investment tax credits earned	Balance of unused investment tax credits
2012	$1,974,696	$1,974,696
2013	1,915,663	1,915,614
2014	2,144,587	2,144,587
2015	263,971	263,971
	$6,298,917	$6,298,868

h.  The unutilized accumulated losses for the Company were as follows:

As of December 31, 2013

Expiration Year	Accumulated loss	Unutilized accumulated loss
2014	$68	$68
2015	149,827	149,827
2016	60,750	60,750
2017	79,201	79,201
2018	232,219	232,219
2019	657,265	657,265
2020	893,746	889,270
2021	9,558,545	9,541,695
2022	4,502,030	4,502,030
2023	5,884,261	5,884,261
2032	7,153	6,391
Unlimited duration	9,650	9,650
	$22,034,715	$22,012,627

As of December 31, 2012

Expiration Year	Accumulated loss	Unutilized accumulated loss
2013	$1,185,211	$1,185,211
2014	178,024	178,024
2015	149,827	149,827
2016	24,588	21,616
2017	1,447,962	1,447,962
2018	2,161,114	2,161,114
2019	1,571,628	1,571,274
2020	2,230,864	2,226,388
2021	10,440,087	10,430,802
2022	4,445,380	4,445,380
2032	13,013	12,064
	$23,847,698	$23,829,662

As of January 1, 2012

Expiration Year	Accumulated loss	Unutilized accumulated loss
2012	$4,857,839	$4,857,839
2013	1,376,899	1,376,899
2014	275,708	275,708
2015	1,835,513	1,835,513
2016	2,367,031	2,367,031
2017	1,143,998	1,143,998
2018	1,816,248	1,816,248
2019	699,350	699,350
2020	928,998	928,998
2021	9,600,438	9,600,438
	$24,902,022	$24,902,022

i.   As of December 31, 2013, December 31, 2012 and January 1, 2012, deferred tax assets that have not been recognized as they may not be used to offset taxable profits amounted to NT$6,000 million, NT$9,382 million and NT$12,626 million, respectively.

j.   Imputation credit information

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Balances of imputation credit amounts	$1,107,537	$706,674	$917,442

The expected creditable ratio for 2013 and the actual creditable ratio for 2012 were 4.07% and 7.21%, respectively.

k.  UMC’s earnings generated in the year ended December 31, 1997 and prior years have been fully appropriated.

l.   As of December 31, 2013, December 31, 2012 and January 1, 2012, the taxable temporary differences of unrecognized deferred tax liabilities associated with investment in subsidiaries, amounted to NT$7,928 million, NT$2,396 million and NT$7,977 million, respectively.

(22) EARNINGS  PER SHARE

a.  Earnings per share-basic

Basic earnings per share amounts are calculated by dividing the net profit for the year attributable to ordinary equity holders of the parent entity by the weighted average number of ordinary shares outstanding during the year.

	For the years ended December 31,
	2013	2012
Net profit attributable to the parent company	$12,630,203	$6,177,127
Weighted-average number of ordinary shares for basic earnings per share (thousand shares)	12,507,512	12,624,817
Earnings per share-basic (NTD)	$1.01	$0.49

b.  Earnings per share-diluted

Diluted earnings per share amounts are calculated by dividing the net profit attributable to ordinary equity holders of the parent (after adjusting for interest on the convertible bonds payable) by the weighted average number of ordinary shares outstanding during the period plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares.

	For the years ended December 31,
	2013	2012
Net profit attributable to the parent company	$12,630,203	$6,177,127
Effect of dilution
Unsecured convertible bonds	79,686	81,339
Income attributable to the Company’s stockholders	$12,709,889	$6,258,466
Weighted average number of common stocks for basic earnings per share	12,507,512	12,624,817
Effect of dilution
Employee bonus	128,787	151,031
Employee stock options	15,949	22,170
Unsecured convertible bonds	659,219	652,022
Weighted average number of common stocks after dilution	13,311,467	13,450,040

Diluted earnings per share (NTD)	$0.95	$0.47

As of December 31, 2013 and 2012, there were respectively nil and 332,656 thousand issued and outstanding stock options, which were not included in the computation of diluted earnings per share due to their antidilutive effect.

(23) BUSINESS COMBINATIONS

Acquisition of Best Elite International Limited (Best Elite)

The Company acquired Ordinary shares, Series A-1, Series B and B-1 preferred shares representing 48.07% of Best Elite’s total outstanding shares on February 1, 2013 from stockholders of Best Elite, the holding company of HeJian Technology Corp. (HeJian).  The Company previously held 35.03% of Best Elite’s equity interest immediately before the business combination.  Therefore, the Company increased its cumulative ownership in Best Elite to 83.10% and obtained a controlling interest in Best Elite after this acquisition.  The purpose of the acquisition of Best Elite is to expand overseas market, accelerate the growth of sales and to develop operations in multiple strategic geographic regions through HeJian.

The fair values of the identifiable assets and liabilities of Best Elite as of the date of acquisition were:

Fair value recognised on acquisition
Assets
Cash and cash equivalents	$7,018,229
Accounts receivable	1,180,790
Inventories	725,688
Property, plant and equipment	6,318,208
Intangible assets	43,858
Deferred tax assets	433,427
Other assets-others	2,853,479
Others	234,050
18,807,729
Liabilities
Accounts payable	(312,922)
Other payables	(588,621)
Deferred tax liabilities	(565,691)
Others	(48,653)
(1,515,887)
Total identifiable net assets	$17,291,842

Gain on bargain purchase:
Consideration Transferred	$7,328,163
Add: Value of non-controlling interest	2,823,193
Less: Fair value of identifiable net assets	(17,291,842)
Bargain purchase gain	$(7,140,486)

The transaction resulted in a bargain purchase gain, which is mainly attributed to the Company’s unique position to better utilize the assets, such as improving utilization, and the lack of liquidity of Best Elite’s shares.

UMC elected to measure the non-controlling interests in Best Elite at the non-controlling interests’ proportionate share of Best Elite’s identifiable net assets.

UMC held an equity interest of 35.03% in Best Elite immediately before the business combination.  UMC remeasured the fair value of the previously held equity interest and recognized a loss from disposal of investments of NT$987 million.

From the date of acquisition, Best Elite has contributed NT$6,636 million of revenue and NT$1,161 million to the profit before tax from continuing operations of the Company.  If the combination had taken place at the beginning of the year, revenue from continuing operations would have been NT$124,410 million and the profit before tax from continuing operations for the Company would have been NT$14,273 million.

Consideration Transferred:
Cash	$4,359,660
Value of previously held equity interest before acquisition	2,968,503
Total	$7,328,163

Cash flows analysis of acquisition:
Cash Consideration	$4,359,660
Net cash acquired from the subsidiary	(7,018,229)
Net cash inflows from acquisition	$(2,658,569)

Additional purchases of Best Elite’s equity interests

UMC purchased additional ordinary shares, Series A-1 and Series B-1 preferred shares representing 3.78% of Best Elite’s total outstanding shares on March 14, 2013, and UMC thereby increased its cumulative ownership in Best Elite to 86.88%.

A cash consideration of NT$285 million was paid to the non-controlling interest stockholders.  The carrying value of the additional interest acquired was NT$629 million.  The difference of NT$344 million between the consideration and the carrying value of the interest acquired was recognized in additional paid-in capital within equity.

Obtained controlling interest in ALLIANCE OPTOTEK CORP. (ALLIANCE)

The Company decided to increase its investment in ALLIANCE due to the possible future success of LED lighting industry.  The Company acquired additional shares of ALLIANCE on May 2, 2013.  The Company previously held 47.99% of ALLIANCE’s equity interest immediately before the business combination.  The Company increased its cumulative ownership in ALLIANCE to 74.51% and obtained a controlling interest in ALLIANCE after this acquisition.

The fair values of identifiable assets and liabilities of ALLIANCE as of the date of acquisition were:

Fair value recognized on acquisition
Assets
Cash and cash equivalents	$65,045
Accounts receivable	15,482
Inventories	45,732
Property, plant and equipment	7,683
Intangible assets	63,257
Others	7,006
204,205
Liabilities
Short-term loans	(25,000)
Notes and accounts payable	(9,403)
Other payables	(12,681)
Others	(1,388)
(48,472)
Total identifiable net assets	$155,733

Gain on bargain purchase:

Consideration Transferred	$103,002
Add: Value of non-controlling interest	39,688
Less: Fair value of identifiable net assets	(155,733)
Bargain purchase gain	$(13,043)

The Company elected to measure the non-controlling interests in ALLIANCE at the non-controlling interests’ proportionate share of ALLIANCE’s identifiable net assets.

The Company held an equity interest of 47.99% in ALLIANCE immediately before the business combination.  The Company remeasured the fair value of the previously held equity interest and recognized a gain from disposal of investments of NT$19 million.

From the date of acquisition, ALLIANCE has contributed NT$65 million of revenue and NT$113 million loss to the profit before tax from continuing operations of the Company.  If the combination had taken place at the beginning of the year, revenue from continuing operations would have been NT$123,837 million and the profit before tax from continuing operations for the Company would have been NT$14,354 million.

Consideration Transferred:

Cash	$74,000
Value of previously held equity interest before acquisition	29,002
Total	$103,002

Cash flows analysis of acquisition:
Cash Consideration	$74,000
Net cash acquired from the subsidiary	(65,045)
Net cash outflows from acquisition	$8,955

(24) DECONSOLIDATION OF SUBSIDIARY

In November, 2013, the Company lost control over UMC Japan due to the Company sold 100% shares of UMC Japan to MACH SEMICONDUCTOR CO.; accordingly, the Company derecognized the related assets and liabilities of UMC Japan.

a.    Assets and liabilities of UMC Japan over which the Company lost control:

As of November 30, 2013
Assets
Cash and cash equivalents	$141,501
Accounts receivable	603
Property, plant and equipment	758,993
Others	26,677
927,774
Liabilities
Accounts payable	(75,201)
Accrued pension liabilities	(18,218)
Others	(22,522)
(115,941)
Net assets deconsolidated	$811,833

b.  Consideration received and gain recognized from the transaction:

Cash received	$48,217
Less: Net assets of the subsidiary deconsolidated	(811,833)
Amounts transferred from other comprehensive income to profit	1,571,489
Amounts transferred from deferred unrealized gain to profit	30,497
Other amounts transferred to profit	1,484
Gain on disposal of the shares of subsidiary	$839,854

c.  Analysis of Net cash outflow arising from deconsolidation of the subsidiary

Cash received	$48,217
Net cash of subsidiary derecognized	(141,501)
Net cash flow from deconsolidation	$(93,284)

7.    RELATED PARTY TRANSACTIONS

(1)   Significant related party transactions

a.  Operating transactions

Operating income

	For the years ended December 31,
	2013	2012
Associates	$4,942	$2,325
Joint ventures	51,154	217,971
Other related parties (Note A)	156,004	260,892
Total	$212,100	$481,188

Note A: Transactions with other related parties are primarily consisted of transactions with SILICON INTEGRATED SYSTEMS CORP. (SIS).  The amounts for the years ended December 31, 2013 and 2012 were NT$156 million and NT$256 million, respectively.

Accounts receivable, net

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Joint ventures	$1,081	$12,067	$125,132
Other related parties (Note B)	1,839	70,070	5,498
Total	2,920	82,137	130,630
Less： Allowance for sales returns and discounts	(66)	(396)	(77)
Net	$2,854	$81,741	$130,553

Note B: Balances of other related parties are accounts receivables primarily from SIS.  As of December 31, 2013, December 31, 2012 and January 1, 2012, the balances were NT$2 million, NT$70 million and NT$4 million, respectively.

The sales price to the above related parties was determined through mutual agreement based on the market rates.  The collection periods for domestic sales to related parties were month-end 45~60 days, while the term for overseas sales was net 60 days.

b.  Significant asset transactions

	For the year ended December 31, 2013
	Item	Purchase price	Disposal amount	Disposal gain
Associates	purchase available-for-sale financial assets, noncurrent	$104,919	$-	$-

c.  Key management personnel  compensation

	For the years ended December 31,
	2013	2012
Short-term employee benefits	$277,659	$253,432
Post-employment pension	3,629	3,707
Termination benefits	-	3,534
Share-based payment transactions	1,935	8,120
Others	932	-
Total	$284,155	$268,793

8.    ASSETS PLEDGED AS COLLATERAL

As of December 31, 2013 and December 31, 2012

	Amount
	As of
	December 31, 2013	December 31, 2012	Party to which asset(s) was pledged	Purpose of pledge
Deposits-out (Time deposit)	$815,079	$815,040	Customs	Customs duty guarantee
Deposits-out (Time deposit)	156,658	122,729	Science Park Administration	Collateral for land lease
Deposits-out (Time deposit)	52,800	52,800	Liquefied Natural Gas Business Division, CPC Corporation, Taiwan	Energy resources guarantee
Deposits-out (Time deposit)	1,246	1,246	Bureau of Energy, Ministry of Economic Affairs	Energy resources guarantee
Deposits-out (Time deposit)	1,110	-	Hsinchu Kuang-Fu high school	Cooperative education
Land	600,664	699,627	First Commercial Bank	Collateral for long-term loans
Buildings	1,630,477	1,814,811	Syndicated Loans from Bank of Taiwan and 7 others and Syndicated Loans from Taiwan Cooperative Bank and 5 others	Collateral for long-term loans
Machinery and equipment	6,285,141	7,480,728	Syndicated Loans from Bank of Taiwan and 7 others and Syndicated Loans from Taiwan Cooperative Bank and 5 others	Collateral for long-term loans
Furniture and fixtures	44,373	60,702	Syndicated Loans from Bank of Taiwan and 7 others and Syndicated Loans from Taiwan Cooperative Bank and 5 others	Collateral for long-term loans
Construction in progress and equipment awaiting inspection	87,981	249,434	Bank of Taiwan, First Commercial Bank and Mega International Commercial Bank	Collateral for long-term loans
Total	$9,675,529	$11,297,117

As of January 1, 2012

	Amount
	As of
	January 1, 2012	Party to which asset(s) was pledged	Purpose of pledge
Deposits-out (Time deposit)	$645,906	Customs	Customs duty guarantee
Deposits-out (Time deposit)	122,728	Science Park Administration	Collateral for land lease
Deposits-out (Time deposit)	43,800	Liquefied Natural Gas Business Division, CPC Corporation, Taiwan	Energy resources guarantee
Deposits-out (Time deposit)	26,624	Securities and Futures Investors Protection Center	Negotiation guarantee
Deposits-out (Time deposit)	1,246	Bureau of Energy, Ministry of Economic Affairs	Energy resources guarantee
Land	699,627	First Commercial Bank	Collateral for long-term loans
Buildings	2,007,176	Syndicated Loans from Bank of Taiwan and 7 others and Syndicated Loans from Taiwan Cooperative Bank and 5 others	Collateral for long-term loans
Machinery and equipment	9,071,782	Syndicated Loans from Bank of Taiwan and 7 others and Syndicated Loans from Taiwan Cooperative Bank and 5 others	Collateral for long-term loans
Furniture and fixtures	84,204	Syndicated Loans from Bank of Taiwan and 7 others and Syndicated Loans from Taiwan Cooperative Bank and 5 others	Collateral for long-term loans
Construction in progress and equipment awaiting inspection	1,721,465	Bank of Taiwan, First Commercial Bank and Mega International Commercial Bank	Collateral for long-term loans
Total	$14,424,558

9.    SIGNIFICANT CONTINGENCIES AND UNRECOGNIZED CONTRACT COMMITMENTS

(1)   The Company entered into several patent license agreements and development contracts of intellectual property for a total contract amount of approximately NT$12.7 billion.  Royalties and development fees payable in future years are NT$4.6 billion as of December 31, 2013.

(2)   The Company entered into several construction contracts for the expansion of its factory premises.  As of December 31, 2013, these construction contracts amounted to approximately NT$6 billion and the unpaid portion of the contracts, which would be accrued, was approximately NT$2.1 billion.

(3)   The Company entered into several operating lease contracts for land and offices.  These renewable operating leases will expire in various years through 2033.  Future minimum lease payments under those leases are as follows:

	As of
Year	December 31, 2013	December 31, 2012	January 1, 2012
2012	$-	$-	$392,709
2013	-	465,508	351,778
2014	410,788	409,259	307,260
2015	376,789	377,037	284,195
2016	329,199	348,965	304,152
2017	294,506	308,400	177,418
2018 and thereafter	2,157,375	2,269,247	1,237,940
Total	$3,568,657	$4,178,416	$3,055,452

10.  SIGNIFICANT DISASTER LOSS

None.

11.   SIGNIFICANT SUBSEQUENT EVENTS

In order to integrate resources and expand operation for improving operating performance and industrial competitiveness, the merger with WIESON TECHNOLOGIES CO., LTD. (WIESON) was resolved by the ALLIANCE OPTOTEK CORP.’s  (ALLIANCE) Board of Directors meeting held on January 23, 2014 and WIESON will be the surviving company.  The stock exchange ratio is one share of WIESON’s common stock will be given to exchange 3.75 shares of ALLIANCE’s common stock and the provisional merger date is June 3, 2014.  The follow up procedures will be determined after this merger is approved by the ALLIANCE’s shareholders’ meeting and the authority in charge.

12.  OTHERS

(1)   Categories of financial instruments

	As of
Financial Assets	December 31, 2013	December 31, 2012	January 1, 2012
Financial assets at fair value through profit or loss
Designated financial assets at fair value through profit or loss	$60,441	$72,706	$210,341
Held for trading at fair value	633,264	655,994	605,301
Subtotal	693,705	728,700	815,642
Available-for-sale financial assets	21,690,520	24,306,617	28,569,327
Financial assets measured at cost	4,085,292	3,162,118	3,053,958
Held-to-maturity financial assets	-	-	13,524
Loans and receivables
Cash and cash equivalents (excludes cash on hand)	50,827,039	42,484,519	49,057,658
Receivables	17,547,228	17,096,872	15,249,208
Deposits-out	1,289,975	1,377,327	1,316,904
Other financial assets-current	1,997,209	104,235	8,000
Subtotal	71,661,451	61,062,953	65,631,770
Total	$98,130,968	$89,260,388	$98,084,221

	As of
Financial Liabilities	December 31, 2013	December 31, 2012	January 1, 2012
Financial liabilities at amortized cost
Short-term loans	$4,643,573	$5,772,615	$9,411,877
Payables	25,167,912	22,609,985	23,299,236
Capacity deposit (current portion included)	90,863	34,896	3,031
Bonds payable (current portion included)	33,606,417	26,224,353	17,404,788
Long-term loans (current portion included)	11,354,014	14,817,466	11,692,649
Subtotal	74,862,779	69,459,315	61,811,581
Financial liabilities at fair value through profit or loss
Embedded derivative financial liabilities in exchangeable bonds	1,928	767,605	741,531
Total	$74,864,707	$70,226,920	$62,553,112

(2)   Financial risk management objectives and policies

The Company’s risk management objectives are to manage market risk, credit risk and liquidity risk related to its operating activities.  The Company identifies measures and manages the aforementioned risks based on policy and risk preference.

The Company has established appropriate policies, procedures and internal controls for financial risk management.  Before entering into significant financial activities, due approval process by the Board of Directors and Audit Committee must be carried out based on related protocols and internal control procedures.  The Company complies with its financial risk management policies at all times.

(3)   Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices.  Market risks comprise of currency risk, interest rate risk, and other price risk (such as equity price risk).

Foreign currency risk

The Company’s exposure to the risk of changes in foreign exchange rates relates primarily to the Company’s operating activities (when revenue or expense is denominated in a different currency from the Company’s functional currency) and the Company’s net investments in foreign subsidiaries.

The Company has foreign currency risk arising from purchases or sales and applies natural hedges.  Furthermore, as net investments in foreign subsidiaries are for strategic purposes, they are not hedged by the Company.

The foreign currency sensitivity analysis of the possible change in foreign exchange rates on the Company’s profit is performed on significant monetary items denominated in foreign currencies as of the end of the reporting period.  When NTD strengthens/ weakens against USD by 10%, the profit for the years ended December 31, 2013 and 2012  increases/decreases by NT$172 million and NT$185 million, respectively.

Interest rate risk

The Company’s exposure to market risk for changes in interest rates relates primarily to the Company’s bank loans with floating interest rates, therefore the change in market interest rates will create fluctuation in future cash flows.  At the reporting date, a change of 10 basis points of interest rate in a reporting period could cause the profit for the years ended December 31, 2013 and 2012 to decrease/increase by NT$16 million and NT$21 million, respectively.

Equity price risk

The Company’s listed and unlisted equity securities are susceptible to market price risk arising from uncertainties about future performance of equities markets.  The Company’s listed equity investments are classified as financial assets at fair value through profit or loss and available-for-sale financial assets, while unlisted equity securities are classified as available-for-sale financial assets which are subsequently measured using a valuation model and financial assets measured at cost.

The sensitivity analysis for the equity instruments is based on the change in fair value as of the reporting date.  A change of 5% in the price of the aforementioned financial assets at fair value through profit or loss could increase/decrease the Company’s profit for the years ended December 31, 2013 and 2012 by NT$12 million and NT$14 million, respectively.  A change of 5% in the price of the aforementioned available-for-sale financial instruments could increase/decrease the Company’s other comprehensive income for the years ended December 31, 2013 and 2012 by NT$1,083 million and NT$1,212 million.

(4)   Credit risk management

The Company only trades with approved and creditworthy third parties.  Where the Company trades with third parties which have less favorable financial positions, it will request collateral from them.  It is the Company’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures.  In addition, note and accounts receivable balances are monitored on an ongoing basis, which consequently minimizes the Company’s exposure to bad debts.

The Company mitigate the credit risks from financial institutions by limiting its counter parties to only reputable domestic or international financial institutions with good credit standing and spreading its holdings among various financial institutions.  The Company’s exposure to credit risk arising from the default of counter-parties is limited to the carrying amount of these instruments.

As of December 31, 2013, December 31, 2012 and January 1, 2012, accounts receivables from the top ten customers represent 49%, 57% and 65% of the total accounts receivables of the Company, respectively.  The credit concentration risk of other accounts receivables is insignificant.

(5)   Liquidity risk

The Company’s objectives are to maintain a balance between continuity of funding and flexibility through the use of cash and cash equivalents, bank loans and bonds.

The table below summarizes the maturity profile of the Company’s financial liabilities based on the contractual undiscounted payments and contractual maturity:

	As of December 31, 2013
	Less than 1 year	2 to 3 years	4 to 5 years	> 5 years	Total
Short-term loans	$4,671,351	$-	$-	$-	$4,671,351
Payables	24,939,687	9,068	5,935	10,349	24,965,039
Capacity deposits	8,967	81,896	-	-	90,863
Bonds payable	14,445,976	573,500	15,325,037	5,062,867	35,407,380
Long-term loans	3,068,914	7,601,215	1,101,865	-	11,771,994
Total	$47,134,895	$8,265,679	$16,432,837	$5,073,216	$76,906,627

	As of December 31, 2012
	Less than 1 year	2 to 3 years	4 to 5 years	> 5 years	Total
Short-term loans	$5,781,106	$-	$-	$-	$5,781,106
Payables	22,526,118	-	-	-	22,526,118
Capacity deposits	-	34,896	-	-	34,896
Bonds payable	4,883,189	296,000	20,013,687	2,558,408	27,751,284
Long-term loans	4,854,732	5,681,088	5,086,582	-	15,622,402
Total	$38,045,145	$6,011,984	$25,100,269	$2,558,408	$71,715,806

	As of January 1, 2012
	Less than 1 year	2 to 3 years	4 to 5 years	> 5 years	Total
Short-term loans	$9,425,054	$-	$-	$-	$9,425,054
Payables	23,299,236	-	-	-	23,299,236
Capacity deposits	3,031	-	-	-	3,031
Bonds payable	6,125,110	-	12,420,903	-	18,546,013
Long-term loans	2,796,883	5,808,708	3,786,852	-	12,392,443
Total	$41,649,314	$5,808,708	$16,207,755	$-	$63,665,777

(6)   Fair value of financial instruments

a.  Fair value of financial instruments carried at amortized cost

Other than those listed in the table below, the carrying amounts of the Company’s financial assets (including held-to-maturity investments, loans and receivables) and liabilities measured at amortized cost approximate their fair value:

	As of
	December 31, 2013		December 31, 2012
Financial Liabilities	Book Value	Fair Value	Book Value	Fair Value
Bonds payable	$33,606,417	$33,414,971	$26,224,353	$25,583,972
Long-term loans	11,354,014	11,354,014	14,817,466	14,817,466

	As of
	January 1, 2012
Financial Liabilities	Book Value	Fair Value
Bonds payable	$17,404,788	$15,458,061
Long-term loans	11,692,649	11,692,649

b.  The methods and assumptions applied in determining the fair value of financial instruments:

The fair value of the financial assets and liabilities represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.  The following methods and assumptions were used to estimate the fair values:

i.   The book values of short-term financial instruments approximate their fair value due to their short maturities.  Short-term financial instruments include cash and cash equivalents, receivables, deposits-out, other financial assets-current, short-term loans, payables and capacity deposits due within one year.

ii.  Fair values of financial assets at fair value through profit or loss and available-for-sale financial assets are based on the quoted market prices in active market.  If there is no active market, the Company estimates the fair value by using the market method valuation techniques based on parameters such as recent fund raising activities, valuation of similar companies, individual company’s development, market conditions and other economic indicators.  If there are restrictions on the sale or transfer of an available-for-sale financial asset, which are a characteristic of the asset, the fair value of the asset will be determined based on similar but unrestricted financial assets’ quoted market price with appropriate discounts for the restrictions.

iii. The fair value of held-to-maturity financial assets is based on the quoted market price in active markets.  If there is no active market, the Company estimates the fair value based on book value.

iv. The fair value of bonds is determined by the market price, discounted cash flow analysis, or option pricing model.

v.  The fair value of long-term loans is determined using discounted cash flow analysis, based on the Company’s current incremental borrowing rates for borrowings with similar types.

c.  Assets measured at fair value

The following  table contains financial instruments measured at fair value and the details of the three levels of the fair value hierarchy:

Level 1:  quoted (unadjusted) prices in active markets for identical assets or liabilities.

Level 2:  other techniques for which all inputs that have a significant effect on the recorded fair value are observable, either directly or indirectly.

Level 3:  techniques that use inputs that have a significant effect on the recorded fair value that are not based on observable market data.

	As of December 31, 2013
	Level 1	Level 2	Level 3	Total

Financial assets:
Financial assets at fair value through profit or loss, current	$633,264	$-	$-	$633,264
Available-for-sale financial assets, current	2,134,379	-	-	2,134,379
Financial assets at fair value through profit or loss, noncurrent	60,441	-	-	60,441
Available-for-sale financial assets, noncurrent	15,548,402	177,406	3,830,333	19,556,141
Financial liabilities:
Financial liabilities at fair value through profit or loss, current	-	1,928	-	1,928

	As of December 31, 2012
	Level 1	Level 2	Level 3	Total

Financial assets:
Financial assets at fair value through profit or loss, current	$655,994	$-	$-	$655,994
Available-for-sale financial assets, current	4,330,880	-	-	4,330,880
Financial assets at fair value through profit or loss, noncurrent	72,706	-	-	72,706
Available-for-sale financial assets, noncurrent	17,164,189	91,233	2,720,315	19,975,737
Financial liabilities:
Financial liabilities at fair value through profit or loss, current	-	767,605	-	767,605

	As of January 1, 2012
	Level 1	Level 2	Level 3	Total

Financial assets:
Financial assets at fair value through profit or loss, current	$695,931	$-	$-	$695,931
Available-for-sale financial assets, current	5,124,780	-	-	5,124,780
Financial assets at fair value through profit or loss, noncurrent	119,711	-	-	119,711
Available-for-sale financial assets, noncurrent	20,662,353	140,121	2,642,073	23,444,547
Financial liabilities:
Financial liabilities at fair value through profit or loss, current	-	741,531	-	741,531

During the years ended December 31, 2013 and 2012, there were no significant transfers between Level 1 and Level 2 fair value measurements.

Reconciliations for fair value measurement in Level 3 fair value hierarchy were as follow:

	Available-for-sale financial assets
	Common stock	Funds	Preferred stock	Total
As of January 1, 2013	$2,509,737	$45,278	$165,300	$2,720,315
Recognized in profit (loss)	(737,299)	(8,004)	-	(745,303)
Recognized in other comprehensive income (loss)	396,061	1,932	147,300	545,293
Acquisition	795,499	-	-	795,499
Disposal	(32,432)	(39,206)	-	(71,638)
Transfer to Level 3	646,167	-	-	646,167
Transfer out of Level 3	(60,000)	-	-	(60,000)
As of December 31, 2013	$3,517,733	$-	$312,600	$3,830,333

	Available-for-sale financial assets
	Common stock	Funds	Preferred stock	Total
As of January 1, 2012	$2,417,477	$43,396	$181,200	$2,642,073
Recognized in profit (loss)	(233,470)	(30,749)	-	(264,219)
Recognized in other comprehensive income (loss)	286,055	32,631	(15,900)	302,786
Acquisition	257,396	-	-	257,396
Disposal	(276,151)	-	-	(276,151)
Transfer to Level 3	62,275	-	-	62,275
Exchange effect	(3,845)	-	-	(3,845)
As of December 31, 2012	$2,509,737	$45,278	$165,300	$2,720,315

(7)   Significant assets  and liabilities denominated in foreign currencies

a.  The functional currency of UMC and some of its subsidiaries is New Taiwan Dollar, while other subsidiaries have functional currencies in US Dollar, Japanese Yen or Chinese Renminbi.  The exchange rates used to translate assets and liabilities denominated in foreign currencies are disclosed as follows:

	As of
	December 31, 2013			December 31, 2012
	Foreign Currency (thousand)	Exchange Rate	NTD (thousand)	Foreign Currency (thousand)	Exchange Rate	NTD (thousand)
Financial Assets
Monetary items
USD	$1,668,006	29.79	$49,687,584	$1,494,046	28.97	$43,281,274
JPY	6,532,160	0.2812	1,837,052	11,346,947	0.3343	3,792,840
EUR	19,132	41.01	784,571	8,333	38.09	317,432
SGD	37,260	23.58	878,590	35,696	23.66	844,562
RMB	92,829	4.91	456,035	72,813	4.61	335,485

Non-Monetary items
USD	65,170	29.80	1,942,062	47,556	29.05	1,381,468
CHF	1,968	33.57	66,060	2,324	31.73	73,741

Investments accounted for using equity method
USD	120,420	29.74	3,580,715	256,113	28.94	7,412,734
SGD	6,654	22.95	152,713	8,089	23.37	189,012

Joint controlled entities
EUR	8,581	40.40	346,639	1,192	38.28	45,647
RMB	146,505	4.87	714,120	149,297	4.61	688,008

Financial Liabilities
Monetary items
USD	649,976	29.90	19,434,286	651,891	29.08	18,957,030
JPY	6,280,286	0.2872	1,803,698	7,328,597	0.3386	2,481,464
EUR	8,082	41.46	335,075	7,158	38.67	276,796
SGD	35,601	23.76	845,888	30,192	23.84	719,785
RMB	17,189	4.96	85,311	33,243	4.62	153,702

	As of
	January 1, 2012
	Foreign Currency (thousand)	Exchange Rate	NTD (thousand)
Financial Assets
Monetary items
USD	$1,205,374	30.20	$36,401,034
JPY	17,724,488	0.3887	6,888,793
EUR	11,088	39.07	433,230
SGD	36,370	23.22	844,517
RMB	47,833	4.79	229,150

Non-Monetary items
USD	88,644	30.21	2,677,938
CHF	1,764	32.10	56,624

Investments accounted for using equity method
USD	226,017	29.80	6,734,280
SGD	9,313	23.08	214,918

Joint controlled entities
EUR	1,120	40.69	45,573
RMB	155,324	4.70	729,461

Financial Liabilities
Monetary items
USD	688,356	30.31	20,863,644
JPY	7,486,308	0.3924	2,937,409
EUR	7,230	39.36	284,563
SGD	25,851	23.40	604,925
RMB	21,647	4.81	104,137

(8)   Significant intercompany transactions among consolidated entities for the years ended December 31, 2013 and 2012 are disclosed in Attachment 1.

(9)   Capital management

The primary objective of the Company’s capital management is to ensure that it maintains a strong credit rating and healthy capital ratios to support its business and maximize the stockholders’ value.

The objective of Company’s capital management is to ensure the ability to operate continuously to provide returns to stockholders and the interests of other related parties, while maintaining the optimal capital structure to reduce costs of capital.

To maintain or adjust the capital structure, the Company may adjust the dividend payment to stockholders, return capital to stockholders, issue new shares or dispose assets to redeem liabilities.

Similar to its peers, the Company monitors its capital based on debt to capital ratio.  The ratio is calculated as the Company’s net debt divided by its total capital.  The net debt is derived by taking the total liabilities on the balance sheet minus cash and cash equivalents.  The total capital consists of all parts of equity (equity, additional paid-in capital, retained earnings, other equity and non-controlling interests) plus net debt.

The Company has maintained the same capital management strategy as of December 31, 2013 as compared to the year ended December 31, 2012, which is to maintain a reasonable ratio in order to raise capital within reasonable cost.  The debt to capital ratios as of December 31, 2013, December 31, 2012 and January 1, 2012, were as follows:

	As of December 31,
	2013	2012
Total liabilities	$83,461,653	$78,507,665
Less: Cash and cash equivalents	(50,830,678)	(42,488,490)
Net debt	32,630,975	36,019,175
Total equity	212,441,176	204,531,040
Total capital	$245,072,151	$240,550,215
Debt to capital ratios	13.31%	14.97%

As of January 1,2012
Total liabilities	$68,758,317
Less: Cash and cash equivalents	(49,062,128)
Net debt	19,696,189
Total equity	212,559,541
Total capital	$232,255,730
Debt to capital ratios	8.48%

13.  ADDITIONAL DISCLOSURES

(1)   The following are additional disclosures for the Company and its affiliates as required by the R.O.C. Securities and Futures Bureau:

a.  Financing provided to others for the year ended December 31, 2013: Please refer to Attachment 2.

b.  Endorsement/Guarantee provided to others for the year ended December 31, 2013: Please refer to Attachment 3.

c.  Securities held as of December 31, 2013 (excluding subsidiaries, associates and joint venture): Please refer to Attachment 4.

d. Individual securities acquired or disposed of with accumulated amount exceeding the lower of NT$300 million or 20 percent of the capital stock for the year ended December 31, 2013: Please refer to Attachment 5.

e.  Acquisition of individual real estate with amount exceeding the lower of NT$300 million or 20 percent of the capital stock for the year ended December 31, 2013: Please refer to Attachment 6.

f.  Disposal of individual real estate with amount exceeding the lower of NT$300 million or 20 percent of the capital stock for the year ended December 31, 2013: Please refer to Attachment 7.

g.  Related party transactions for purchases and sales amounts exceeding the lower of NT$100 million or 20 percent of the capital stock for the year ended December 31, 2013: Please refer to Attachment 8.

h.  Receivables from related parties with amounts exceeding the lower of NT$100 million or 20 percent of capital stock as of December 31, 2013: Please refer to Attachment 9.

i.   Names, locations and related information of investees as of December 31, 2013 (excluding investment in Mainland China): Please refer to Attachment 10.

j.   Financial instruments and derivative transactions: Please refer to Note 12.

(2)   Investment in Mainland China

a.  Investee company name, main businesses and products, total amount of capital, method of investment, accumulated inflow and outflow of investments from Taiwan, net income (loss) of investee company, percentage of ownership, investment income (loss), book value of investments, cumulated inward remittance of earnings and limits on investment in Mainland China: Please refer to Attachment 11.

b.  Directly or indirectly significant transactions through third regions with the investees in Mainland China, including price, payment terms, unrealized gain or loss, and other events with significant effects on the operating results and financial condition: None.

14.  OPERATING SEGMENT INFORMATION

(1)   The Company determined its operating segments based on business activities with discrete financial information regularly reported through the Company’s internal reporting protocols to the Company’s chief operating decision maker.  The Company is organized into business units based on its products and services.  As of December 31, 2013, the Company had the following segments: wafer fabrication and new business.  There were no material differences between the accounting policies of the operating segments and the accounting policies described in Note4.  The primary operating activity of the wafer fabrication segment is the manufacture of chips to the design specifications of our customers by using our own proprietary processes and techniques.  The Company maintains a diversified customer base across industries, including communication, consumer electronics, computer, memory and others, while continuing to focus on manufacturing for high growth, large volume applications, including networking, telecommunications, internet, multimedia, PCs and graphics.  New business segment primarily includes researching, developing, manufacturing, and providing solar energy and new generation light-emitting diode (LED), each of which discrete financial information was not regularly reported to the Company’s chief operating decision maker separately.

Reportable segment information for the years ended December 31, 2013 and 2012 were as follows:

	For the year ended December 31, 2013
	Wafer fabrication	New Business	Subtotal	Adjustment and elimination	Consolidated
Net revenue from external customers	$116,781,465	$7,030,171	$123,811,636	$-	$123,811,636
Net revenue from sales among intersegments	94,116	13,190	107,306	(107,306)	-
Segment net income (loss), net of tax	12,760,671	(2,582,729)	10,177,942	1,927,018	12,104,960

Capital expenditure	31,970,899	940,453	32,911,352	-	32,911,352
Depreciation	35,008,525	2,233,263	37,241,788	-	37,241,788
Share of profit or loss of associates and joint ventures	(1,193,413)	14,996	(1,178,417)	1,927,018	748,601
Income tax expense	2,224,378	32,456	2,256,834	-	2,256,834
Impairment loss	1,047,500	284,968	1,332,468	-	1,332,468

	For the year ended December 31, 2012
	Wafer fabrication	New Business	Subtotal	Adjustment and elimination	Consolidated
Net revenue from external customers	$108,623,475	$7,051,288	$115,674,763	$-	$115,674,763
Net revenue from sales among intersegments	72,502	2,100	74,602	(74,602)	-
Segment net income (loss), net of tax	6,177,127	(5,582,991)	594,136	3,637,465	4,231,601

Capital expenditure	51,035,489	1,150,421	52,185,910	-	52,185,910
Depreciation	32,933,134	2,185,264	35,118,398	-	35,118,398
Share of profit or loss of associates and joint ventures	(2,755,648)	(199,676)	(2,955,324)	3,670,852	715,528
Income tax expense	2,095,121	50,862	2,145,983	-	2,145,983
Impairment loss	2,657,634	1,521,984	4,179,618	-	4,179,618

	As of December 31, 2013
	Wafer fabrication	New Business	Subtotal	Adjustment and elimination (Note)	Consolidated
Segment assets	$283,921,342	$17,775,044	$301,696,386	$(5,793,557)	$295,902,829
Segment liabilities	$73,459,180	$10,030,536	$83,489,716	$(28,063)	$83,461,653

	As of December 31, 2012
	Wafer fabrication	New Business	Subtotal	Adjustment and elimination (Note)	Consolidated
Segment assets	$267,863,143	$21,030,652	$288,893,795	$(5,855,090)	$283,038,705
Segment liabilities	$65,903,529	$12,629,902	$78,533,431	$(25,766)	$78,507,665

	As of January 1, 2012
	Wafer fabrication	New Business	Subtotal	Adjustment and elimination (Note)	Consolidated
Segment assets	$261,282,107	$29,638,985	$290,921,092	$(9,603,234)	$281,317,858
Segment liabilities	$53,110,478	$15,692,674	$68,803,152	$(44,835)	$68,758,317

Note: The adjustment primarily consisted of elimination entries for investments accounted for under the equity method.

(2)   Geographic information

a.  Revenue from external customers

	For the years ended December 31,
	2013	2012
Taiwan	$40,749,257	$42,129,998
Singapore	29,467,778	32,045,103
China (includes Hong Kong)	11,798,261	6,081,805
Japan	4,584,979	2,918,334
USA	15,311,681	15,370,089
Others	21,899,680	17,129,434
Total	$123,811,636	$115,674,763

b.  Non-current assets

	As of
	December 31, 2013	December 31, 2012	January 1, 2012
Taiwan	$137,691,859	$140,128,297	$119,957,637
Singapore	24,241,732	21,989,707	29,992,938
China (includes Hong Kong)	8,813,088	3,449	600,334
Japan	90	908,573	4,128,297
USA	19,591	16,406	20,905
Others	214,337	218,121	9,470
Total	$170,980,697	$163,264,553	$154,709,581

(3)   Major customers

Individual customers accounting for at least 10% of net sales for the years ended December 31, 2013 and 2012 were as follows:

	For the years ended December 31,
	2013	2012
Customer A from wafer fabrication segment	$17,122,660	$15,992,963
Customer B from wafer fabrication segment	7,836,021	13,713,938
Total	$24,958,681	$29,706,901

15.  FIRST TIME ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS

(1)   Basis of preparation of TIFRSs

For all periods up to and including the year ended December 31, 2012, the Company prepared its financial statements in accordance with generally accepted accounting principles in R.O.C. (R.O.C. GAAP).  The year ended December 31, 2013 is the first reporting period the Company prepared consolidated financial statements in accordance with TIFRSs.

Accordingly, the Company prepared financial statements which comply with TIFRSs and the Regulations beginning  from January 1, 2013 as described in Note 4.  Furthermore the first interim financial statements prepared under TIFRSs also comply with the requirements under TIFRS 1 “First-time Adoption of International Financial Reporting Standards”.  The Company’s opening balance sheet was prepared as of January 1, 2012, the Company’s date of transition to TIFRSs.

(2)   Exemptions applied in accordance with TIFRS 1

TIFRS 1 allows first-time adopters certain exemptions from the retrospective application of certain TIFRSs.  The Company applied the following exemptions:

a.  TIFRS 3 “Business Combinations”  has not been applied to acquisitions of subsidiaries or of interests in associates and joint ventures that occurred before January 1, 2012.  By applying this exemption, immediately after the business combination, the carrying amount in accordance with R.O.C. GAAP of assets acquired and liabilities assumed in that business combination, shall be their deemed cost in accordance with TIFRSs at that date.  The subsequent measurement of these assets and liabilities will be in accordance with TIFRSs.  Under TIFRS 1, the carrying amount of goodwill in the opening TIFRSs balance sheet shall be its carrying amount in accordance with R.O.C. GAAP at December 31, 2011, after testing for impairment and any reclassification to intangible assets that are required to be recognized.  The Company performed goodwill impairment testing as at the date of transition to TIFRSs and no impairment loss was recognized as at that date.

b.  The Company recognized all cumulative actuarial gains and losses on pensions as at the date of transition to TIFRSs directly in retained earnings.

(3)   Impacts of transitioning to TIFRSs

The following tables contain reconciliation of consolidated balance sheets as of January 1, 2012 (the date of transition to TIFRSs) and December 31, 2012 and statements of comprehensive income for the year ended December 31, 2012:

a.  Reconciliation of the consolidated balance sheet items as of January 1, 2012

R.O.C. GAAP		Impact of transitioning to TIFRSs		TIFRSs
Items	Amounts	Remeasurements	Presentation	Amounts	Items	Note
Current assets					Current assets
Cash and cash equivalents	$49,070,128	$-	$(8,000)	$49,062,128	Cash and cash equivalents
Financial assets at fair value through profit or loss, current	695,931	-	-	695,931	Financial assets at fair value through profit or loss, current
Available-for-sale financial assets, current	5,124,780	-	-	5,124,780	Available-for-sale financial assets, current
Held-to-maturity financial assets, current	13,524	-	-	13,524	Held-to-maturity financial assets, current
Notes receivable	74,572	-	-	74,572	Notes receivable
Accounts receivable, net	14,390,541	-	-	14,390,541	Accounts receivable, net
Accounts receivable- related parties, net	130,553	-	-	130,553	Accounts receivable- related parties, net
Other receivables	724,563	-	(71,021)	653,542	Other receivables
-	-	-	84,566	84,566	Current tax assets
Inventories, net	12,709,276	(5,570)	-	12,703,706	Inventories, net	ii
Prepaid expenses	804,789	-	(13,546)	791,243	Prepayments
Non-current assets held for sale	583	-	-	583	Non-current assets held for sale
Deferred income tax assets, current	297,943	-	(297,943)	-	-	vi
Restricted assets	20,331	-	8,000	28,331	Other current assets
Total current assets	84,057,514	(5,570)	(297,944)	83,754,000	Total current assets

Funds and investments					Non-current assets
Financial assets at fair value through profit or loss, noncurrent	119,711	-	-	119,711	Financial assets at fair value through profit or loss, noncurrent
Available-for-sale financial assets, noncurrent	18,835,224	4,609,323	-	23,444,547	Available-for-sale financial assets, noncurrent	i
Financial assets measured at cost, noncurrent	8,298,967	(5,245,009)	-	3,053,958	Financial assets measured at cost, noncurrent	i
Long-term investments accounted for under the equity method	11,275,894	(50,720)	-	11,225,174	Investments accounted for under the equity method	i,vii
Prepayment for long-term investments	44,392	-	-	44,392	Prepayment for investments
Total funds and investments	38,574,188	(686,406)	-	37,887,782	-

Property, plant and equipment, net	149,324,300	1,784,051	(9,246,789)	141,861,562	Property, plant and equipment	ii,iii

Total intangible assets	350,860	-	1,132,921	1,483,781	Intangible assets	iv
Other assets					-
Deferred charges	1,513,157	-	(1,513,157)	-	-	ii,iv
Deferred income tax assets, noncurrent	2,993,953	(20,708)	676,346	3,649,591	Deferred tax assets	vi
-	-	-	10,319,826	10,319,826	Prepayment for equipments	iii
-	-	-	1,316,904	1,316,904	Deposits-out
Other assets-others	3,017,774	36,343	(2,009,705)	1,044,412	Other assets-others	ii,iii,iv
Total other assets	7,524,884	15,635	8,790,214	16,330,733	-
Total assets	$279,831,746	$1,107,710	$378,402	$281,317,858	Total assets

R.O.C. GAAP		Impact of transitioning to TIFRSs		TIFRSs
Items	Amounts	Remeasurements	Presentation	Amounts	Items	Note
Current liabilities					Current liabilities
Short-term loans	$9,411,877	$-	$-	$9,411,877	Short-term loans
Financial liabilities at fair value through profit or loss, current	741,531	-	-	741,531	Financial liabilities at fair value through profit or loss, current
Notes and accounts payable	5,010,222	-	-	5,010,222	Notes and accounts payable
Accrued expenses	9,756,579	-	14,741	9,771,320	Other payables	vii
Payable on equipment	8,517,694	-	-	8,517,694	Payables on equipment
Income tax payable	514,977	-	-	514,977	Current tax liabilities
Current portion of long-term liabilities	8,002,051	-	-	8,002,051	Current portion of long-term liabilities
Deferred income tax liabilities, current	32,985	(31,519)	(1,466)	-	-	vi
Other current liabilities	918,038	-	(47,934)	870,104	Other current liabilities	vii
Total current liabilities	42,905,954	(31,519)	(34,659)	42,839,776	Total current liabilities

Long-term liabilities					Non-current liabilities
Bonds payable	11,984,404	-	-	11,984,404	Bonds payable
Long-term loans	9,110,982	-	-	9,110,982	Long-term loans
Total long-term liabilities	21,095,386	-	-	21,095,386	-

Other liabilities					-
Deferred income tax liabilities, noncurrent	35,908	-	379,869	415,777	Deferred tax liabilities	vi
Accrued pension liabilities	3,261,101	704,651	-	3,965,752	Accrued pension liabilities	v
Deposits-in	105,617	-	-	105,617	Deposits-in
Other liabilities-others	302,817	-	33,192	336,009	Other liabilities-others	vii
Total other liabilities	3,705,443	704,651	413,061	4,823,155	-

Total liabilities	67,706,783	673,132	378,402	68,758,317	Total liabilities

Stockholders' equity of parent company					Equity attributable to the parent company
Capital					Capital
Common stock	130,843,416	-	-	130,843,416	Common stock
Capital collected in advance	1,140	-	-	1,140	Capital collected in advance
Additional paid-in capital	46,460,665	(100,746)	-	46,359,919	Additional paid-in capital	i,vi,vii
Retained earnings					Retained earnings
Legal reserve	3,442,856	-	-	3,442,856	Legal reserve
Unappropriated earnings	21,056,268	575,195	-	21,631,463	Unappropriated earnings	i,ii,iii v,vi,vii
Adjusting items in stockholders' equity					Other components of equity
Cumulative translation adjustment	(2,268,792)	53,833	-	(2,214,959)	Exchange differences on translation of foreign operations	i,ii,iii v,vi,vii
Unrealized gain or loss on financial instruments	14,424,891	(93,704)	-	14,331,187	Unrealized gain or loss on available-for-sale financial assets	i,vi,vii
Treasury stock	(6,223,357)	-	-	(6,223,357)	Treasury stock
Total stockholders' equity of parent company	207,737,087	434,578	-	208,171,665	Total equity attributable to the parent company
Minority interests	4,387,876	-	-	4,387,876	Non-controlling interests
Total stockholders' equity	212,124,963	434,578	-	212,559,541	Total equity
Total liabilities and stockholders' equity	$279,831,746	$1,107,710	$378,402	$281,317,858	Total liabilities and equity

b.  Reconciliation of the consolidated balance sheet as of December 31, 2012

R.O.C. GAAP		Impact of transitioning to TIFRSs		TIFRSs
Items	Amounts	Remeasurements	Presentation	Amounts	Items	Note
Current assets					Current assets
Cash and cash equivalents	$42,592,725	$-	$(104,235)	$42,488,490	Cash and cash equivalents
Financial assets at fair value through profit or loss, current	655,994	-	-	655,994	Financial assets at fair value through profit or loss, current
Available-for-sale financial assets, current	4,330,880	-	-	4,330,880	Available-for-sale financial assets, current
Notes receivable	25,308	-	-	25,308	Notes receivable
Accounts receivable, net	16,220,832	-	-	16,220,832	Accounts receivable, net
Accounts receivable- related parties, net	81,741	-	-	81,741	Accounts receivable- related parties, net
Other receivables	836,234	-	(67,243)	768,991	Other receivables
-	-	-	77,861	77,861	Current tax assets
Inventories, net	13,023,710	-	-	13,023,710	Inventories, net
Prepaid expenses	1,929,401	-	(10,618)	1,918,783	Prepayments
Non-current assets held for sale	313,171	-	-	313,171	Non-current assets held for sale
Deferred income tax assets, current	890,391	-	(890,391)	-	-	vi
Restricted assets	17,135	-	104,235	121,370	Other current assets
Total current assets	80,917,522	-	(890,391)	80,027,131	Total current assets

Funds and investments					Non-current assets
Financial assets at fair value through profit or loss, noncurrent	72,706	-	-	72,706	Financial assets at fair value through profit or loss, noncurrent
Available-for-sale financial assets, noncurrent	15,116,740	4,858,997	-	19,975,737	Available-for-sale financial assets, noncurrent	i,viii
Financial assets measured at cost, noncurrent	7,963,242	(4,801,124)	-	3,162,118	Financial assets measured at cost, noncurrent	i,viii
Long-term investments accounted for under the equity method	11,792,007	(22,259)	-	11,769,748	Investments accounted for under the equity method	viii
Prepayment for long-term investments	34,803	-	-	34,803	Prepayment for investments
Total funds and investments	34,979,498	35,614	-	35,015,112	-

Property, plant and equipment, net	158,854,035	382,968	706,802	159,943,805	Property, plant and equipment	ii,iii

Total intangible assets	1,357,492	-	1,440,667	2,798,159	Intangible assets	iv

Other assets					-
Deferred charges	1,523,909	(353)	(1,523,556)	-	-	ii,iv
Deferred income tax assets, noncurrent	828,256	148,203	2,378,123	3,354,582	Deferred tax assets	v,vi
-	-	-	343,869	343,869	Prepayment for equipments	iii
-	-	-	1,377,327	1,377,327	Deposits-out
Other assets-others	2,498,206	25,622	(2,345,108)	178,720	Other assets-others	ii,iii,iv
Total other assets	4,850,371	173,472	230,655	5,254,498	-
Total assets	$280,958,918	$592,054	$1,487,733	$283,038,705	Total assets

R.O.C. GAAP		Impact of transitioning to TIFRSs		TIFRSs
Items	Amounts	Remeasurements	Presentation	Amounts	Items	Note
Current liabilities					Current liabilities
Short-term loans	$5,772,615	$-	$-	$5,772,615	Short-term loans
Financial liabilities at fair value through profit or loss, current	767,605	-	-	767,605	Financial liabilities at fair value through profit or loss, current
Notes and accounts payable	6,265,920	-	-	6,265,920	Notes and accounts payable
Accrued expenses	10,782,582	-	179,088	10,961,670	Other payables	v
Payable on equipment	5,382,395	-	-	5,382,395	Payables on equipment
Income tax payable	1,191,790	-	-	1,191,790	Current tax liabilities
Current portion of long-term liabilities	8,887,006	-	-	8,887,006	Current portion of long-term liabilities
Deferred income tax liabilities, current	16	-	(16)	-	-	vi
Other current liabilities	983,892	-	(92,381)	891,511	Other current liabilities
Total current liabilities	40,033,821	-	86,691	40,120,512	Total current liabilities

Long-term liabilities					Non-current liabilities
Bonds payable	21,932,193	-	-	21,932,193	Bonds payable
Long-term loans	10,222,620	-	-	10,222,620	Long-term loans
Total long-term liabilities	32,154,813	-	-	32,154,813	-

Other liabilities					-
Deferred income tax liabilities, noncurrent	32,304	122,153	1,487,748	1,642,205	Deferred tax liabilities	vi
Accrued pension liabilities	3,366,143	959,806	(86,706)	4,239,243	Accrued pension liabilities	v
Deposits-in	153,745	-	-	153,745	Deposits-in
Other liabilities-others	197,147	-	-	197,147	Other liabilities-others
Total other liabilities	3,749,339	1,081,959	1,401,042	6,232,340	-
Total liabilities	75,937,973	1,081,959	1,487,733	78,507,665	Total liabilities

Stockholders’ equity of parent company					Equity attributable to the parent company
Capital					Capital
Common stock	129,518,055	-	-	129,518,055	Common stock
Capital collected in advance	3,038	-	-	3,038	Capital collected in advance
Additional paid-in capital	46,994,672	(94,146)	-	46,900,526	Additional paid-in capital	i,vi, viii
Retained earnings					Retained earnings
Legal reserve	4,476,570	-	-	4,476,570	Legal reserve
Unappropriated earnings	21,428,655	(1,414,989)	-	20,013,666	Unappropriated earnings	i,ii,iii,v,vi, vii,viii
Adjusting items in stockholders' equity					Other components of equity
Cumulative translation adjustment	(5,725,284)	136,653	-	(5,588,631)	Exchange differences on translation of foreign operations	i,ii,iii,v,vi, vii,viii
Unrealized gain or loss on financial instruments	10,717,489	882,577	-	11,600,066	Unrealized gain or loss on available-for-sale financial assets	i,vi, viii
Treasury stock	(4,963,389)	-	-	(4,963,389)	Treasury stock
Total stockholders' equity of parent company	202,449,806	(489,905)	-	201,959,901	Total equity attributable to the parent company
Minority interests	2,571,139	-	-	2,571,139	Non-controlling interests
Total stockholders' equity	205,020,945	(489,905)	-	204,531,040	Total equity
Total liabilities and stockholders' equity	$280,958,918	$592,054	$1,487,733	$283,038,705	Total liabilities and equity

c.  Reconciliation of the consolidated statement of comprehensive income for the year ended December 31, 2012

R.O.C. GAAP		Impact of transitioning to TIFRSs		TIFRSs
Items	Amounts	Remeasurements	Presentation	Amounts	Items	Note
Net operating revenues	$115,674,763	$-	$-	$115,674,763	Net operating revenues
Operating costs	(96,263,178)	(102,313)	-	(96,365,491)	Operating costs	i,iii
Gross profit	19,411,585	(102,313)	-	19,309,272	Gross profit
Unrealized intercompany profit	(89)	-	-	(89)	Unrealized sales profit
Realized intercompany profit	365	-	-	365	Realized sales profit
Gross profit-net	19,411,861	(102,313)	-	19,309,548	Gross profit-net
Operating expenses					Operating expenses
Sales and marketing expenses	(2,748,753)	(54)	-	(2,748,807)	Sales and marketing expenses	i,iii
General and administrative expenses	(3,371,646)	241,205	-	(3,130,441)	General and administrative expenses	i,iii
Research and development expenses	(9,786,831)	325	-	(9,786,506)	Research and development expenses	iii
Subtotal	(15,907,230)	241,476	-	(15,665,754)	Subtotal
-	-	-	(2,790,775)	(2,790,775)	Net other operating income and expenses	iii
Operating income	3,504,631	139,163	(2,790,775)	853,019	Operating income

Non-operating income					Non-operating income and expenses
Interest revenue	211,371	-	(211,371)	-	-
Investment gain accounted for under the equity method, net	718,527	(2,999)	-	715,528	Share of profit or loss of associates and joint ventures	iii
Dividend revenue	1,021,699	10,752	(1,032,451)	-	-	iii
Gain on disposal of property, plant and equipment	661,309	-	(661,309)	-	-
Gain on disposal of investments	5,345,609	(488,401)	(4,857,208)	-	-	iii
Exchange gain, net	353,157	(310,703)	77,883	120,337	Exchange gain, net	ii
Gain on valuation of financial assets	49,319	-	(49,319)	-	-
Other income	815,249	-	(815,249)	-	-
-	-	-	1,243,822	1,243,822	Other income
-	-	-	3,983,147	3,983,147	Other gains and losses
Subtotal	9,176,240	(791,351)	(2,322,055)	6,062,834	-

R.O.C. GAAP		Impact of transitioning to TIFRSs		TIFRSs
Items	Amounts	Remeasurements	Presentation	Amounts	Items	Note
Non-operating expenses					-
Interest expense	$(458,007)	$-	$458,007	$-	-
Loss on disposal of property, plant and equipment	(30,706)	(244,043)	274,749	-	-	i
Financial expenses	(80,262)	-	80,262	-	-
Impairment loss	(3,369,694)	(809,924)	4,179,618	-	-	i,iii
Exchange loss, net	-	77,883	(77,883)	-	-	ii
Loss on valuation of financial liabilities	(667,160)	-	667,160	-	-
Other losses	(72,083)	2,897	69,186	-	-	i,iii
-	-	-	(538,269)	(538,269)	Finance costs
Subtotal	(4,677,912)	(973,187)	5,112,830	(538,269)	-
-	4,498,328	(1,764,538)	2,790,775	5,524,565	Subtotal
Income from continuing operations before income tax	8,002,959	(1,625,375)	-	6,377,584	Income from continuing operations before income tax

Income tax expense	(2,129,038)	(16,945)	-	(2,145,983)	Income tax expense	iii
Net income	$5,873,921	$(1,642,320)	$-	4,231,601	Net income
					Other comprehensive income
				(2,802,004)	Exchange differences on translation of foreign operations
				(2,589,508)	Unrealized loss on available-for-sale financial assets
				(525,243)	Actuarial loss on defined benefit plans
				(425,307)	Share of other comprehensive income of associates and joint ventures
				(211,400)	Income tax related to components of other comprehensive income
				(6,553,462)	Total other comprehensive income (loss), net of tax
				$(2,321,861)	Total comprehensive income (loss), net of tax

d. Material adjustments to the consolidated statement of cash flows for the year ended December 31, 2012

The transition from R.O.C. GAAP to TIFRSs has not had a material impact on the statement of cash flows.  The statement of cash flow prepared under R.O.C. GAAP was reported using the indirect method.  Furthermore, cash flows from interest and dividends received and interest paid were classified as cash flows from operating activities and interest and dividends received were not disclosed separately.  However, in accordance with the requirements under IAS 7 “Statement of Cash Flows”, the interest received for the year ended December 31, 2012, is disclosed in the statement of cash flows in the amount of NT$215 million.  The interest payments for the year ended December 31, 2012, is disclosed in the statement of cash flows in the amount of NT$341 million.  The dividends received for the year ended December 31, 2012, is disclosed in the statement of cash flow in the amount of NT$1,089 million.  Interest and dividends received and interest paid are classified as cash flows from operating activities.

Apart from the aforementioned differences, there were no material differences between the statements of cash flows prepared under R.O.C. GAAP and TIFRSs.

(4)   Impact of transitioning to TIFRSs

a.  Material adjustments to consolidated balance sheet as of January 1, 2012 (the date of transition to TIFRSs)

i.     Under TIFRSs, the Company reclassified financial assets measured at cost, noncurrent to available-for-sale financial assets measured at fair value, noncurrent.  In addition, when the Company discontinues the use of the equity method because it ceases to have significant influence over an associate, the Company measures at fair value any investment it retains in the former associate as well as eliminates all additional paid-in capital and equity adjustment items related to the former associate in current profit or loss under TIFRSs, or in retained earnings at the date of transition of TIFRSs.  These changes caused available-for-sale financial assets, noncurrent to increase by NT$4,609 million, financial assets measured at cost, noncurrent to decrease by NT$5,245 million, investments accounted for under the equity method to decrease by NT$15 million, additional paid-in capital to decrease by NT$0.3 million, retained earnings to decrease by NT$538 million, unrealized gain or loss on available-for-sale financial assets to decrease by NT$93 million and cumulative translation adjustment to decrease by NT$19 million.

ii.    Under TIFRSs, the acquisition of a non-controlling interest is not within the scope of business combination, and therefore, it is not in the scope of exemptions for business combination in TIFRS 1 “First-time Adoption of International Financial Reporting Standards”.  As a result, a retroactive adjustment is required to adjust the differences for acquisitions of non-controlling interests prior to the transition date.  This change in accounting principles would cause current assets to decrease by NT$6 million, property, plant and equipment, net to increase by NT$1,754 million, other non-current assets to increase by NT$36 million, retained earnings to increase by NT$1,694 million and other adjusting items in equity to increase by NT$90 million.

iii.   Under R.O.C. GAAP, the Company’s property that is leased to another entity was recorded as leased property under other assets.  Under TIFRSs, the Company reclassified these assets from other assets to property, plant and equipment as they do not meet the definition of investment property.  In addition, prepayment for equipment is reclassified from property, plant and equipment to other non-current assets as they do not meet the definition of property, plant and equipment.  These changes in accounting principles would cause property, plant and equipment, net to decrease by NT$9,308 million, other non-current assets to increase by NT$9,308 million while other adjustments would cause property, plant and equipment, net to increase by NT$92 million, other non-current assets to decrease by NT$62 million, retained earnings to increase by NT$29 million and other adjusting items in equity to increase by NT$2 million.

iv.    Software, patent licenses and intellectual property are reclassified to intangible assets as they meet the definition of intangible assets.  This change would cause intangible assets to increase by NT$1,433 million and other non-current assets to decrease by NT$1,433 million.  The land use rights of a subsidiary are reclassified to other non-current assets as they meet the definition of operating leases since the ownership does not belong to the subsidiary.  This would cause intangible assets to decrease by NT$300 million and other non-current assets to increase by NT$300 million.

v.     The Company selects the exemption for employee benefits under the TIFRS 1 “First-time Adoption of International Financial Reporting Standards” and recognizes all cumulative actuarial gains and losses in retained earnings.  The exemption selection for employee benefits would cause the accrued pension liabilities to increase by NT$705 million, retained earnings to decrease by NT$686 million and other adjusting items in equity to decrease by NT$19 million.

vi.   Under the requirements of IAS 1 “Presentation of Financial Statements” , deferred tax assets and liabilities are classified as non-current.  Therefore, deferred tax assets and liabilities, current, are reclassified as non-current.  Under the requirements of IAS 12 “Income Tax”, an entity shall offset deferred tax assets and liabilities if, and only if, the entity has a legally enforceable right to set off current tax assets against current tax liabilities; and if the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend, in each future period in which significant amounts of deferred tax are expected to be settled or recovered, to settle their current tax assets and liabilities either on a net basis or simultaneously.  Further, if the tax base of the liability component of the compound financial instrument on initial recognition is equal to the initial carrying amount of the sum of the liability and equity components, the resulting taxable temporary differences should be recognized as a deferred tax liability.  The deferred tax is charged directly to the carrying amount of the equity component and subsequent changes in the deferred tax liability are recognized in profit or loss as deferred tax expense (benefit).  Due to differences discussed above, current assets decreased by NT$298 million, other non-current assets increased by NT$656 million, current liabilities decreased by NT$33 million, other non-current liabilities increased by NT$380 million, additional paid-in capital decreased by NT$101 million, retained earnings increased by NT$106 million and other adjusting items in equity increased by NT$6 million.

vii.  Other adjustments would cause other non-current assets to decrease by NT$36 million, current liabilities to decrease by NT$33 million, other non-current liabilities to increase by NT$33 million, retained earnings to decrease by NT$30 million, additional paid-in capital to increase by NT$0.4 million and other adjusting items in equity to decrease by NT$6 million.

b.  Material adjustments to consolidated balance sheet as of December 31, 2012

i.     Under TIFRSs, the Company reclassified financial assets measured at cost, noncurrent to available-for-sale financial assets measured at fair value, noncurrent.  In addition, when the Company discontinues the use of the equity method because it ceases to have significant influence over an associate, the Company measures at fair value any investment it retains in the former associate as well as eliminates all additional paid-in capital and equity adjustment items related to the former associate in current profit or loss under TIFRSs, or in retained earnings at the date of transition of TIFRSs.  This change in accounting principles caused non-current available-for-sale financial assets to increase by NT$4,854 million, non-current financial assets measured at cost to decrease by NT$4,804 million, additional paid-in capital to decrease by NT$3 million, retained earnings to decrease by NT$929 million, unrealized gain or loss on available-for-sale financial assets to increase by NT$999 million and cumulative translation adjustment to decrease by NT$17 million.

ii.    Under TIFRSs, the acquisition of a non-controlling interest is not within the scope of business combination, and therefore, it is not in the scope of exemptions for business combination in IFRS 1 “First-time Adoption of International Financial Reporting Standards”.  As a result, a retroactive adjustment is required to adjust the differences for acquisitions of non-controlling interests prior to the transition date.  This change in accounting principles would cause property, plant and equipment, net to increase by NT$383 million, other non-current assets to increase by NT$25 million, retained earnings to increase by NT$443 million and other adjustment in equity to decrease by NT$35 million.

iii.   Under R.O.C. GAAP, the Company’s property that is leased to another entity was recorded as leased property under other non-current assets. Under TIFRSs, the Company reclassified these assets from other non-current assets to property, plant and equipment as they do not meet the definition of investment property.  In addition, prepayment for equipment is reclassified from property, plant and equipment to other non-current assets as they do not meet the definition of property, plant and equipment.  These changes in accounting principles would cause property, plant and equipment, net to increase by NT$654 million, other non-current assets to decrease by NT$654 million while other adjustments would cause property, plant and equipment, net to increase by NT$53 million, other non-current assets decrease by NT$53 million, retained earnings to decrease by NT$0.1 million and other adjusting items in equity to increase by NT$0.1 million.

iv.    Software, patent licenses and intellectual property are reclassified to intangible assets as they meet the definition of intangible assets.  This change would cause intangible assets to increase by NT$1,469 million and other non-current assets to decrease by NT$1,469 million.  The land use rights of a subsidiary are reclassified to other non-current assets as they meet the definition of operating leases since the ownership does not belong to the subsidiary.  This would cause intangible assets to decrease by NT$29 million and other non-current assets to increase by NT$29 million.

v.     The Company selects the exemption for employee benefits under TIFRS 1 “First-time Adoption of International Financial Reporting Standards”, and recognizes all unrecognized actuarial gains and losses in retained earnings.  The exemptions election for employee benefits would cause other non-current assets to increase by NT$81 million, current liability to increase by NT$87 million, accrued pension liabilities to increase by NT$873 million, retained earnings to decrease by NT$885 million, and other adjusting items in equity to increase by NT$6 million.

vi.   Under the requirements of IAS 1 “Presentation of Financial Statements”, deferred tax assets or liabilities are classified as non-current.  Therefore, deferred tax assets or liabilities, current, are reclassified as non-current.  Under the requirements of IAS 12 “Income Tax”, an entity shall offset deferred tax assets and liabilities if, and only if, the entity has a legally enforceable right to set off current tax assets against current tax liabilities; and if the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend, in each future period in which significant amounts of deferred tax are expected to be settled or recovered, to settle their current tax assets and liabilities either on a net basis or simultaneously.  Further, if the tax base of the liability component of the compound financial instrument on initial recognition is equal to the initial carrying amount of the sum of the liability and equity components, the resulting taxable temporary differences should be recognized as a deferred tax liability.  The deferred tax is charged directly to the carrying amount of the equity component and subsequent changes in the deferred tax liability are recognized in profit or loss as deferred tax expense (benefit).  Due to differences discussed above, current assets decreased by NT$890 million, other non-current assets increased by NT$2,445 million, current liabilities decreased by NT$0.016 million, other non-current liabilities increased by NT$1,610 million, additional paid-in capital decreased by NT$100 million, retained earnings increased by NT$89 million and other adjusting items in equity decreased by NT$44 million.

vii.  The Company decreased its equity interests in a foreign operation through capital reduction and return of capital, and the differences of the accumulated currency translation adjustments before and after the capital reduction is recognized in profit or loss under R.O.C. SFAS.  Under IAS 21 “The Effects of Changes in Foreign Exchange Rates”, as the entity did not lose control over its foreign operations, the Company was not considered to have a partial disposal of its foreign operations.  Accordingly, none of the accumulated currency translation adjustments associated with the foreign operations were reclassified to profit or loss.  This difference resulted in the decrease of retained earnings by NT$233 million and an increase in other adjusting items in equity by NT$233 million

viii. Other adjustments would cause available-for-sale financial assets, noncurrent to increase by NT$5 million, financial assets measured at cost, noncurrent to increase by NT$3 million, other non-current assets to decrease by NT$22 million, additional paid-in capital to increase by NT$9 million, retained earnings to increase by NT$100 million and other adjusting items in equity to decrease by NT$123 million.

c.  Material adjustments to the consolidated statement of comprehensive income for the year ended December 31, 2012

i.     Under TIFRSs, the acquisition of a non-controlling interest is not within the scope of business combination, and therefore, it is not in the scope of exemptions for business combination in TIFRS 1, “First-time Adoption of International Financial Reporting Standards”.  As a result, a retroactive adjustment is required to adjust the differences for acquisitions of non-controlling interests prior to the transition date.  This would cause cost of goods sold to increase by NT$75 million, operating expenses to increase by NT$2 million and non-operating income to decrease by NT$1,174 million, primarily due to additional depreciation and impairment loss arising from the transition date adjustments to property, plant and equipment.

ii.    The Company decreased its equity interests in a foreign operation through capital reduction and return of capital, and the differences of the accumulated currency translation adjustments before and after the capital reduction is recognized in profit or loss under R.O.C. SFAS.  Under IAS 21 “The Effects of Changes in Foreign Exchange Rates”, as the entity did not lose control over its foreign operations, the company was not considered to have partially disposed of its foreign operations.  Accordingly, none of the accumulated currency transaction adjustments associated with the foreign operations were reclassified to profit or loss.  This difference resulted in the decrease in non-operating income by NT$233 million.

iii.   Other adjustments would cause cost of goods sold to increase by NT$27 million, operating expenses to decrease by NT$243 million, other operating expenses to increase by NT$2,791 million, non-operating income to increase by NT$2,433 million and income tax expense to increase by NT$17 million.

ATTACHMENT 1 (Significant intercompany transactions between consolidated entities)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

For the year ended December 31, 2013

				Transactions
No. (Note 1)	Related Party	Counterparty	Relationship with the Company (Note 2)	Account	Amount	Terms (Note 3)	Percentage of consolidated operating revenues or consolidated total assets (Note 4)
0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP (USA)	1	Sales	$52,581,667	Net 60 days	42%
0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP (USA)	1	Accounts receivable	5,599,526	-	2%
0	UNITED MICROELECTRONICS CORPORATION	UMC JAPAN	1	Sales	403,888	Net 60 days	0%
0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP JAPAN	1	Sales	3,885,762	Net 60 days	3%
0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP JAPAN	1	Accounts receivable	845,690	-	0%

For the year ended December 31, 2012

				Transactions
No. (Note 1)	Related Party	Counterparty	Relationship with the Company (Note 2)	Account	Amount	Terms (Note 3)	Percentage of consolidated operating revenues or consolidated total assets (Note 4)
0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP (USA)	1	Sales	49,403,054	Net 60 days	43%
0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP (USA)	1	Accounts receivable	4,645,653	-	2%
0	UNITED MICROELECTRONICS CORPORATION	UMC JAPAN	1	Sales	1,060,035	Net 60 days	1%
0	UNITED MICROELECTRONICS CORPORATION	UMC JAPAN	1	Accounts receivable	180,275	-	0%

Note 1: UMC and its subsidiaries are coded as follows:
1. UMC is coded "0".
2. The subsidiaries are coded consecutively beginning from "1" in the order presented in the table above.
Note 2: Transactions are categorized as follows:
1. The holding company to subsidiary.
2. Subsidiary to holding company.
3. Subsidiary to subsidiary.
Note 3: The sales price to the above related parties was determined through mutual agreement based on the market conditions.
Note 4: The percentage with respect to the consolidated asset/liability for transactions of balance sheet items are based on each item's balance at period-end.
For profit or loss items, cumulative balances are used as basis.

ATTACHMENT 2 (Financing provided to others for the year ended December 31, 2013)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

TERA ENERGY DEVELOPMENT CO., LTD
													Collateral
No. (Note 1)	Lender	Counter-party	Financial statement account	Related Party	Maximum balance for the period	Ending balance	Actual amount provided	Interest rate	Nature of financing	Amount of sales to (purchases from) counter-party	Reason for financing	Allowance for doubtful accounts	Item	Value	Limit of financing amount for individual counter-party (Note2)	Limit of total financing amount (Note2)
1	TERA ENERGY DEVELOPMENT CO., LTD.	TIPPING POINT ENERGY COC PPA SPE-1, LLC	Other receivables	No	$2,866	$2,800	$2,800	9.00%	Need for operating	$2,800	-	$2,800	None	$-	$42,707	$68,332

NEXPOWER TECHNOLOGY CORPORATION
													Collateral
No. (Note 1)	Lender	Counter-party	Financial statement account	Related Party	Maximum balance for the period	Ending balance	Actual amount provided	Interest rate	Nature of financing	Amount of sales to (purchases from) counter-party	Reason for financing	Allowance for doubtful accounts	Item	Value	Limit of financing amount for individual counter-party (Note3)	Limit of total financing amount (Note3)
1	NEXPOWER TECHNOLOGY CORPORATION	SOCIALNEX ITALIA 1 S.R.L.	Other receivables - related parties	Yes	$16,424	$12,318	$12,318	7.00%	Need for operating	$93,662	-	$-	None	$-	$93,662	$1,612,879
1	NEXPOWER TECHNOLOGY CORPORATION	SOCIALNEX ITALIA 1 S.R.L.	Other receivables - related parties	Yes	2,464	-	-	7.00%	The need for short-term financing	-	Business turnover	-	None	-	201,610	1,612,879
1	NEXPOWER TECHNOLOGY CORPORATION	SOCIALNEX ITALIA 1 S.R.L.	Other receivables - related parties	Yes	64,685	-	-	6.50%	The need for short-term financing	-	Business turnover	-	None	-	201,610	1,612,879

Note 1: The Company and its subsidiaries are coded as follows:
(i) The Company is coded "0".
(ii) The subsidiaries are coded consecutively beginning from "1" in the order presented in the table above.

Note 2: Limit of financing amount for individual counter-party including guarantee amount shall not exceed 25% of the lender's net assets value as of the period or the needed amount for operation, which is higher.

Limit of total financing amount shall not exceed 40% of the lender's net assets of value as of December 31, 2013.
Note 3: Limit of financing amount for individual counter-party shall not exceed 5% of the lender's net assets value as of the period or the needed amount for operation, which is lower.
Limit of total financing amount shall not exceed 40% of the lender's net assets of value as of December 31, 2013.

ATTACHMENT 3 (Endorsement/Guarantee provided to others for the year ended December 31, 2013)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION

		Receiving party
No. (Note 1)	Endorsor/Guarantor	Company name	Releationship (Note 2)	Limit of guarantee/endorsement amount for receiving party (Note 3)	Maximum balance for the period (Note 5)	Ending balance (Note 5)	Actual amount provided (Note 5)	Amount of collateral guarantee/endorsement	Percentage of accumulated guarantee amount to net assets value from the latest financial statement	Limit of total guarantee/endorsement amount (Note 4)
0	UNITED MICROELECTRONICS CORPORATION	NEXPOWER TECHNOLOGY CORPORATION	3	$10,406,059	$1,400,000	$1,400,000	$1,385,000	$-	0.67%	$41,624,238

Note 1: The Company and its subsidiaries are coded as follows:

1. The Company is coded "0".

2. The subsidiaries are coded consecutively beginning from "1" in the order presented in the table above

Note 2: According to the "Guidelines Governing the Preparation of Financial Reports by Securities Issuers" issued by the R.O.C. Securities and Futures Bureau, receiving parties should be disclosed as one of the following:

1. A company that has a business relationship with UMC.

2. A subsidary in which UMC holds directly over 50% of equity interest.

3. An investee in which UMC and its subsidiaries hold over 50% of equity interest.

4. An investee in which UMC holds directly and indirectly over 50% of equity interest.

5. A company that has provided guarantees to UMC, and vice versa, due to contractual requirements.

6. An investee in which UMC conjunctly invests with other shareholders, and for which UMC has provided endorsement/guarantee in proportion to its shareholding percentage.

Note 3: The amount of guarantees/endorsements shall not exceed 20% of the net worth of UMC; and the ceilings on the amount of guarantees/endorsements for any single entity are as follows:

1. The amount of guarantees/endorsements for any single entity shall not exceed 5% of net worth of UMC.

2. The amount of guarantees/endorsements for a company which UMC does business with, except the ceiling rules abovementioned shall not exceed the needed amounts arising from business dealings which is the higher amount of total sales or purchase transactions between UMC and the receiving party.

The aggregate amount of guarantees/endorsements that the Company as a whole is permitted to make shall not exceed 40% of the Company's net worth, and the aggregate amount of guarantees/endorsements for any single entity shall not exceed 20% of the Company's net worth.

Note 4: Limit of total guarantee/endorsement amount shall not exceed 20% of UMC's net assets value as of December 31, 2013.

Note 5: On December 19, 2012, the board of directors resolved to provide endorsement to NEXPOWER's syndicated loan from banks including Bank of Taiwan for the amount up to NT$ 1,400 million.As of December 31, 2013, actual amount provided was NT$1,385 million.

ATTACHMENT 4 (Securities held as of December 31, 2013)(Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION

				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Bonds	CATHAY FINANCIAL HOLDING CO., LTD.	-	Financial assets at fair value through profit or loss, current	380	$398,681	-	$398,681	None
Stock	ACTION ELECTRONICS CO., LTD.	-	Financial assets at fair value through profit or loss, current	18,182	113,820	6.44	113,820	None
Stock	MICRONAS SEMICONDUCTOR HOLDING AG	-	Financial assets at fair value through profit or loss, current	280	66,059	0.94	66,059	None
Stock	KING YUAN ELECTRONICS CO., LTD.	-	Financial assets at fair value through profit or loss, current	2,675	54,704	0.22	54,704	None
Stock	UNIMICRON TECHNOLOGY CORP.	-	Available-for-sale financial assets, current	94,442	2,134,379	6.14	2,134,379	None
Stock	SILICON INTEGRATED SYSTEMS CORP.	The Company's director	Available-for-sale financial assets, noncurrent	120,892	1,075,939	19.70	1,075,939	None
Stock	UNIMICRON HOLDING LIMITED	-	Available-for-sale financial assets, noncurrent	20,000	518,520	17.67	518,520	None
Stock	UNITED FU SHEN CHEN TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	17,511	-	15.75	-	None
Stock	FARADAY TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	57,067	2,379,695	13.98	2,379,695	None
Stock	ASIA PACIFIC MICROSYSTEMS, INC.	-	Available-for-sale financial assets, noncurrent	21,224	113,126	13.52	113,126	None
Stock	HOLTEK SEMICONDUCTOR INC.	-	Available-for-sale financial assets, noncurrent	29,570	1,404,587	13.07	1,404,587	None
Stock	ITE TECH. INC.	-	Available-for-sale financial assets, noncurrent	13,960	357,375	9.08	357,375	None
Stock	AMIC TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	5,627	-	8.10	-	None
Stock	UNITED INDUSTRIAL GASES CO., LTD.	-	Available-for-sale financial assets, noncurrent	16,680	964,253	7.66	964,253	None
Stock	UNIMICRON TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	101,694	2,298,294	6.61	2,298,294	None
Stock	PROMOS TECHNOLOGIES INC.	-	Available-for-sale financial assets, noncurrent	164,990	-	6.49	-	None
Stock	SUBTRON TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	12,521	174,289	4.23	174,289	None
Stock	NOVATEK MICROELECTRONICS CORP.	-	Available-for-sale financial assets, noncurrent	16,445	2,006,240	2.70	2,006,240	None
Stock	EPISTAR CORP.	-	Available-for-sale financial assets, noncurrent	21,215	1,217,740	2.27	1,217,740	None
Stock	KING YUAN ELECTRONICS CO., LTD.	-	Available-for-sale financial assets, noncurrent	23,158	473,575	1.94	473,575	None
Stock	TOPOINT TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,315	27,685	0.83	27,685	None
Fund	VIETNAM INFRASTRUCTURE LTD.	-	Available-for-sale financial assets, noncurrent	5,000	56,434	-	56,434	None
Stock-Preferred stock	TAIWAN HIGH SPEED RAIL CORP.	-	Available-for-sale financial assets, noncurrent	30,000	312,600	-	312,600	None
Stock	PIXTECH, INC.	-	Financial assets measured at cost, noncurrent	9,883	-	17.63	Note	None
Stock	OCTTASIA INVESTMENT HOLDING INC.	-	Financial assets measured at cost, noncurrent	6,692	196,071	9.29	Note	None

ATTACHMENT 4 (Securities held as of December 31, 2013)(Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION

				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	EMIVEST AEROSPACE CORP.	-	Financial assets measured at cost, noncurrent	1,124	$-	1.50	Note	None
Stock-Preferred stock	MTIC HOLDINGS PTE. LTD.	-	Financial assets measured at cost, noncurrent	12,000	263,460	-	N/A	None
Stock-Preferred stock	TONBU, INC.	-	Financial assets measured at cost, noncurrent	938	-	-	N/A	None
Stock-Preferred stock	AETAS TECHNOLOGY INC.	-	Financial assets measured at cost, noncurrent	1,166	-	-	N/A	None
Stock-Preferred stock	TASHEE GOLF & COUNTRY CLUB	-	Financial assets measured at cost, noncurrent	0	60	-	N/A	None

Note : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of December 31, 2013.

FORTUNE VENTURE CAPITAL CORP.

				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	CLIENTRON CORP.	-	Available-for-sale financial assets, noncurrent	17,675	$176,797	19.64	$176,797	None
Stock	OCULON OPTOELECTRONICS INC.	-	Available-for-sale financial assets, noncurrent	1,947	-	11.73	-	None
Stock	BCOM ELECTRONICS INC.	-	Available-for-sale financial assets, noncurrent	1,572	15,436	11.73	15,436	None
Stock	EVERGLORY RESOURCE TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	2,500	47,139	10.23	47,139	None
Stock	UWIZ TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	4,530	52,593	9.61	52,593	None
Stock	PRIMESENSOR TECHNOLOGY INC.	-	Available-for-sale financial assets, noncurrent	1,225	15,721	9.30	15,721	None
Stock	ADVANCE MATERIALS CORP.	-	Available-for-sale financial assets, noncurrent	11,910	114,347	8.67	114,347	None
Stock	AREC INC.	-	Available-for-sale financial assets, noncurrent	1,109	11,975	8.66	11,975	None
Stock	AWISE FIBER TECH. CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,519	5,969	8.31	5,969	None
Stock	EPITRON TECHNOLOGY INC.	-	Available-for-sale financial assets, noncurrent	2,450	24,500	7.90	24,500	None
Stock	ELE-CON TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	2,530	55,660	7.83	55,660	None
Stock	ANDES TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	3,464	24,037	7.28	24,037	None
Stock	BORA PHARMACEUTICALS CO., LTD. (formerly BOBA CORP.)	-	Available-for-sale financial assets, noncurrent	1,500	41,910	7.19	41,910	None
Stock	PRINCEDOM PRECISION CORP.	-	Available-for-sale financial assets, noncurrent	992	5,454	7.19	5,454	None
Stock	SHIN-ETSU HANDOTAI TAIWAN CO., LTD.	-	Available-for-sale financial assets, noncurrent	10,500	105,000	7.00	105,000	None
Stock	MERIDIGEN BIOTECH CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,800	18,000	6.74	18,000	None

ATTACHMENT 4 (Securities held as of December 31, 2013)(Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

FORTUNE VENTURE CAPITAL CORP.

				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	EXCELLENCE OPTOELECTRONICS INC.	-	Available-for-sale financial assets, noncurrent	8,529	$98,903	6.62	$98,903	None
Stock	CANDMARK ELECTROPTICS CO., LTD. (formerly CANDMARK ENTERPRISE CO., LTD.)	-	Available-for-sale financial assets, noncurrent	3,801	70,698	5.30	70,698	None
Stock	ACTI CORP.	-	Available-for-sale financial assets, noncurrent	1,874	95,587	5.29	95,587	None
Stock	ANOTO TAIWAN CORP.	-	Available-for-sale financial assets, noncurrent	157	-	5.05	-	None
Stock	LUMITEK CORP.	-	Available-for-sale financial assets, noncurrent	1,785	9,050	4.81	9,050	None
Stock	LUMINESCENCE TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	524	18,328	4.52	18,328	None
Stock	AMOD TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	287	6,544	4.33	6,544	None
Stock	SOLID STATE SYSTEM CO., LTD.	-	Available-for-sale financial assets, noncurrent	3,000	106,800	4.28	106,800	None
Stock	WALTOP INTERNATIONAL CORP.	-	Available-for-sale financial assets, noncurrent	1,275	19,123	4.02	19,123	None
Stock	MOBILE DEVICES INC.	-	Available-for-sale financial assets, noncurrent	2,309	-	3.96	-	None
Stock	DAWNING LEADING TECHNOLOGY INC.	-	Available-for-sale financial assets, noncurrent	10,133	116,530	3.89	116,530	None
Stock	POWERTEC ENERGY CORP.	-	Available-for-sale financial assets, noncurrent	18,700	56,100	3.76	56,100	None
Stock	HITOP COMMUNICATIONS CORP.	-	Available-for-sale financial assets, noncurrent	481	2,564	3.72	2,564	None
Stock	SUBTRON TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	10,129	140,993	3.43	140,993	None
Stock	TOPOINT TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	4,907	103,289	3.11	103,289	None
Stock	DRAMEXCHANGE TECH. INC.	-	Available-for-sale financial assets, noncurrent	336	5,400	2.48	5,400	None
Stock	SUPERALLOY INDUSTRIAL CO., LTD.	-	Available-for-sale financial assets, noncurrent	4,603	291,401	2.33	291,401	None
Stock	CRYSTALWISE TECHNOLOGY INC.	-	Available-for-sale financial assets, noncurrent	3,906	107,617	2.28	107,617	None
Stock	EGIS TECHNOLOGY INC.	-	Available-for-sale financial assets, noncurrent	1,134	5,487	2.17	5,487	None
Stock	LICO TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	2,520	-	2.03	-	None
Stock	JMICRON TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	1,475	38,973	2.00	38,973	None
Stock	HIGH POWER OPTOELECTRONICS, INC.	-	Available-for-sale financial assets, noncurrent	1,530	-	0.81	-	None
Stock	ASIA PACIFIC MICROSYSTEMS, INC.	-	Available-for-sale financial assets, noncurrent	678	3,613	0.43	3,613	None
Stock	MERCURIES LIFE INSURANCE CO., LTD.	-	Available-for-sale financial assets, noncurrent	4,813	102,524	0.39	102,524	None
Stock	TXC CORP.	-	Available-for-sale financial assets, noncurrent	666	24,057	0.22	24,057	None

ATTACHMENT 4 (Securities held as of December 31, 2013)(Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

FORTUNE VENTURE CAPITAL CORP.

				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	UNITED MICROELECTRONICS CORP.	Investor company	Available-for-sale financial assets, noncurrent	16,079	$198,572	0.13	$198,572	None
Stock	DARCHUN VENTURE CORP.	-	Financial assets measured at cost, noncurrent	3,510	35,100	19.65	Note	None
Stock	GOLDEN TECHNOLOGY VENTURE CAPITAL INVESTMENT CORP.	-	Financial assets measured at cost, noncurrent	2,031	19,190	10.67	Note	None
Stock	NCTU SPRING I TECHNOLOGY VENTURE CAPITAL INVESTMENT CORP.	-	Financial assets measured at cost, noncurrent	269	-	10.06	Note	None
Stock	RISELINK VENTURE CAPITAL CORP.	-	Financial assets measured at cost, noncurrent	5,998	56,616	6.67	Note	None
Stock	PARAWIN VENTURE CAPITAL CORP.	-	Financial assets measured at cost, noncurrent	4,000	31,896	5.00	Note	None
Stock	IBT VENTURE CORP.	-	Financial assets measured at cost, noncurrent	387	2,385	3.81	Note	None
Stock	ANIMATION TECHNOLOGIES INC.	-	Financial assets measured at cost, noncurrent	525	-	3.16	Note	None
Stock	FIRST INTERNATIONAL TELECOM CORP.	-	Financial assets measured at cost, noncurrent	4,610	-	1.02	Note	None
Fund	IGLOBE PARTNERS FUND, L.P.	-	Financial assets measured at cost, noncurrent	-	37,351	-	N/A	None
Stock-Preferred stock	AEVOE INTERNATIONAL LTD.	-	Financial assets measured at cost, noncurrent	4,170	181,286	-	N/A	None

Note : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of December 31, 2013.

TLC CAPITAL CO., LTD.

				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Convertible bonds	APEX BIOTECHNOLOGY CORP.	-	Financial assets at fair value through profit or loss, noncurrent	220	$22,990	-	$22,990	None
Stock	BEAUTY ESSENTIALS INTERNATIONAL LTD.	-	Available-for-sale financial assets, noncurrent	150,500	137,209	17.41	137,209	None
Stock	SUPERALLOY INDUSTRIAL CO., LTD.	-	Available-for-sale financial assets, noncurrent	9,804	620,683	4.96	620,683	None
Stock	TOPOINT TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	6,409	134,904	4.06	134,904	None
Stock	CANDMARK ELECTROPTICS CO., LTD. (formerly CANDMARK ENTERPRISE CO., LTD.)	-	Available-for-sale financial assets, noncurrent	2,772	51,564	3.87	51,564	None
Stock	POWERTEC ENERGY CORP.	-	Available-for-sale financial assets, noncurrent	18,700	56,100	3.76	56,100	None
Stock	ASIA PACIFIC MICROSYSTEMS, INC.	-	Available-for-sale financial assets, noncurrent	5,837	31,110	3.72	31,110	None
Stock	MONTAGE TECHNOLOGY GROUP LTD.	-	Available-for-sale financial assets, noncurrent	672	326,826	2.54	326,826	None
Stock	COLAND HOLDINGS LTD.	-	Available-for-sale financial assets, noncurrent	1,344	111,403	1.73	111,403	None
Stock	SIMPLO TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	4,970	656,014	1.61	656,014	None

ATTACHMENT 4 (Securities held as of December 31, 2013)(Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)
TLC CAPITAL CO., LTD.

				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	CHIPMOS TECHNOLOGIES INC.	-	Available-for-sale financial assets, noncurrent	9,750	$277,388	1.16	$277,388	None
Stock	TXC CORP.	-	Available-for-sale financial assets, noncurrent	1,978	71,405	0.64	71,405	None
Stock	CANDO CORP.	-	Available-for-sale financial assets, noncurrent	3,759	21,840	0.55	21,840	None
Stock	E-ONE MOLI ENERGY CORP.	-	Available-for-sale financial assets, noncurrent	1,114	9,984	0.44	9,984	None
Stock	MERCURIES LIFE INSURANCE CO., LTD.	-	Available-for-sale financial assets, noncurrent	5,227	111,330	0.43	111,330	None
Stock	KU6 MEDIA CO., LTD.	-	Available-for-sale financial assets, noncurrent	0.078	-	0.00	-	None
Stock-Preferred stock	TOUCH MEDIA INTERNATIONAL HOLDINGS	-	Financial assets measured at cost, noncurrent	7,575	293,729	-	N/A	None
Stock-Preferred stock	YETI GROUP LTD.	-	Financial assets measured at cost, noncurrent	14,356	265,326	-	N/A	None
Stock-Preferred stock	WINKING ENTERTAINMENT LTD.	-	Financial assets measured at cost, noncurrent	3,411	134,894	-	N/A	None
Stock	WINKING ENTERTAINMENT LTD.	-	Financial assets measured at cost, noncurrent	819	242	-	Note	None
Fund	H&QAP GREATER CHINA GROWTH FUND, L.P.	-	Financial assets measured at cost, noncurrent	-	28,131	-	N/A	None
Stock-Preferred stock	YOUJIA GROUP LTD.	-	Financial assets measured at cost, noncurrent	2,037	74,731	-	N/A	None
Stock-Preferred stock	ALO7.COM LTD.	-	Financial assets measured at cost, noncurrent	1,168	74,432	-	N/A	None
Stock-Preferred stock	ADWO MEDIA HOLDINGS LTD.	-	Financial assets measured at cost, noncurrent	548	43,912	-	N/A	None
Stock-Preferred stock	COOLTRANS INTERNATIONAL INC.	-	Financial assets measured at cost, noncurrent	11,667	203,490	-	N/A	None
Stock-Preferred stock	IMO, INC.	-	Financial assets measured at cost, noncurrent	4,412	89,226	-	N/A	None
Stock-Preferred stock	IAPPPAY TECHNOLOGY LTD.	-	Financial assets measured at cost, noncurrent	1,004	103,355	-	N/A	None
Note : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of December 31, 2013.
UNITRUTH INVESTMENT CORP.

				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	OCULON OPTOELECTRONICS INC.	-	Available-for-sale financial assets, noncurrent	1,288	$-	7.77	$-	None
Stock	AREC INC.	-	Available-for-sale financial assets, noncurrent	986	10,644	7.70	10,644	None
Stock	BCOM ELECTRONICS INC.	-	Available-for-sale financial assets, noncurrent	1,030	10,110	7.68	10,110	None
Stock	UWIZ TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	3,410	39,593	7.24	39,593	None
Stock	AWISE FIBER TECH.CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,089	4,278	5.95	4,278	None

ATTACHMENT 4 (Securities held as of December 31, 2013)(Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITRUTH INVESTMENT CORP.

				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value		Percentage of ownership (%)	Fair value/ Net assets value		Shares as collateral (thousand)
Stock	EXCELLENCE OPTOELECTRONICS INC.	-	Available-for-sale financial assets, noncurrent	6,374		$73,912	4.94		$73,912	None
Stock	EPITRON TECHNOLOGY INC.	-	Available-for-sale financial assets, noncurrent	1,528		15,283	4.93		15,283	None
Stock	EVERGLORY RESOURCE TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,200		22,627	4.91		22,627	None
Stock	PRINCEDOM PRECISION CORP.	-	Available-for-sale financial assets, noncurrent	661		3,636	4.79		3,636	None
Stock	ADVANCE MATERIALS CORP.	-	Available-for-sale financial assets, noncurrent	6,039		57,978	4.39		57,978	None
Stock	AMOD TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	252		5,741	3.80		5,741	None
Stock	ELE-CON TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,190		26,189	3.69		26,189	None
Stock	CANDMARK ELECTROPTICS CO., LTD. (formerly CANDMARK ENTERPRISE CO., LTD.)	-	Available-for-sale financial assets, noncurrent	2,037		37,894	2.84		37,894	None
Stock	DRAMEXCHANGE TECH. INC.	-	Available-for-sale financial assets, noncurrent	336		5,400	2.48		5,400	None
Stock	WALTOP INTERNATIONAL CORP.	-	Available-for-sale financial assets, noncurrent	687		10,302	2.17		10,302	None
Stock	ACTI CORP.	-	Available-for-sale financial assets, noncurrent	716		36,508	2.02		36,508	None
Stock	EGIS TECHNOLOGY INC.	-	Available-for-sale financial assets, noncurrent	1,016		4,918	1.94		4,918	None
Stock	LUMITEK CORP.	-	Available-for-sale financial assets, noncurrent	683		3,465	1.84		3,465	None
Stock	TOPOINT TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,315		27,685	0.83		27,685	None
Stock	SUPERALLOY INDUSTRIAL CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,473		93,248	0.74		93,248	None
Stock	MOBILE DEVICES INC.	-	Available-for-sale financial assets, noncurrent	300		-	0.51		-	None
Stock	JMICRON TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	328		8,662	0.44		8,662	None
Stock	HIGH POWER OPTOELECTRONICS, INC.	-	Available-for-sale financial assets, noncurrent	510		-	0.27		-	None
Stock	ASIA PACIFIC MICROSYSTEMS, INC.	-	Available-for-sale financial assets, noncurrent	353		1,879	0.22		1,879	None
Stock	MERCURIES LIFE INSURANCE CO., LTD.	-	Available-for-sale financial assets, noncurrent	2,205		46,972	0.18		46,972	None

UMC CAPITAL CORP.

				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value		Percentage of ownership (%)	Fair value/ Net assets value		Shares as collateral (thousand)
Convertible bonds	THISMOMENT, INC.	-	Financial assets at fair value through profit or loss, noncurrent	1 (Note 2)	USD	1,257	-	USD	1,257	None
Stock	PARADE TECHNOLOGIES, LTD.	-	Available-for-sale financial assets, noncurrent	2,153	USD	16,830	2.88	USD	16,830	None

ATTACHMENT 4 (Securities held as of December 31, 2013)(Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UMC CAPITAL CORP.

				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value		Percentage of ownership (%)	Fair value/ Net assets value		Shares as collateral (thousand)
Stock	MONTAGE TECHNOLOGY GROUP LTD.	-	Available-for-sale financial assets, noncurrent	600	USD	9,786	2.27	USD	9,786	None
Stock	CHINA CINDA ASSET MANAGEMENT CO., LTD.	-	Available-for-sale financial assets, noncurrent	100	USD	62	0.00	USD	62	None
Stock	OCTTASIA INVESTMENT HOLDING INC.	-	Financial assets measured at cost, noncurrent	7,035	USD	7,035	9.76		Note 1	None
Stock-Preferred stock	GCT SEMICONDUCTOR, INC.	-	Financial assets measured at cost, noncurrent	175	USD	1,000	-		N/A	None
Stock-Preferred stock	FORTEMEDIA, INC.	-	Financial assets measured at cost, noncurrent	12,241	USD	5,828	-		N/A	None
Fund	VENGLOBAL CAPITAL FUND III, L.P.	-	Financial assets measured at cost, noncurrent	-	USD	651	-		N/A	None
Stock-Preferred stock	REALLUSION (CAYMAN) HOLDING INC.	-	Financial assets measured at cost, noncurrent	1,872	USD	555	-		N/A	None
Fund	DEXON DYNAMIC INVESTMENT FUND VIII	-	Financial assets measured at cost, noncurrent	9	USD	9,000	-		N/A	None
Stock-Preferred stock	SIFOTONICS TECHNOLOGIES CO., LTD.	-	Financial assets measured at cost, noncurrent	3,500	USD	3,000	-		N/A	None
Stock-Preferred stock	NEVO ENERGY, INC. (formerly SOLARGEN ENERGY INC.)	-	Financial assets measured at cost, noncurrent	4,980	USD	4,980	-		N/A	None
Fund	TRANSLINK CAPITAL PARTNERS II L.P.	-	Financial assets measured at cost, noncurrent	-	USD	2,005	-		N/A	None
Stock-Preferred stock	TRILLIANT HOLDINGS, INC.	-	Financial assets measured at cost, noncurrent	4,000	USD	5,000	-		N/A	None
Stock	AICENT HOLDINGS CORP.	-	Financial assets measured at cost, noncurrent	100	USD	50	-		Note 1	None
Stock-Preferred stock	AICENT HOLDINGS CORP.	-	Financial assets measured at cost, noncurrent	400	USD	200	-		N/A	None
Stock-Preferred stock	SWIFTSTACK, INC.	-	Financial assets measured at cost, noncurrent	842	USD	720	-		N/A	None
Stock-Preferred stock	THISMOMENT, INC.	-	Financial assets measured at cost, noncurrent	1,301	USD	2,000	-		N/A	None
Stock-Preferred stock	NEXENTA SYSTEMS, INC.	-	Financial assets measured at cost, noncurrent	2,279	USD	3,000	-		N/A	None
Stock-Preferred stock	ALPINE ANALYTICS, INC.	-	Financial assets measured at cost, noncurrent	1,749	USD	4,500	-		N/A	None
Stock-Preferred stock	MOBILE IRON, INC.	-	Financial assets measured at cost, noncurrent	1,406	USD	10,000	-		N/A	None
Stock-Preferred stock	CLOUDWORDS, INC.	-	Financial assets measured at cost, noncurrent	3,353	USD	4,000	-		N/A	None
Stock-Preferred stock	ZYLOGIC SEMICONDUCTOR CORP.	-	Financial assets measured at cost, noncurrent	750		-	-		N/A	None
Stock	CIPHERMAX, INC.	-	Financial assets measured at cost, noncurrent	95		-	-		Note 1	None
Stock-Preferred stock	WISAIR, INC.	-	Financial assets measured at cost, noncurrent	173		-	-		N/A	None
Stock-Preferred stock	EAST VISION TECHNOLOGY LTD.	-	Financial assets measured at cost, noncurrent	2,770		-	-		N/A	None

Note 1 : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of December 31, 2013.
Note 2 : 1 bonds.

ATTACHMENT 4 (Securities held as of December 31, 2013)(Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UMC NEW BUSINESS INVESTMENT CORP.
				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	SOLARGATE TECHNOLOGY CORPORATION	-	Available-for-sale financial assets, noncurrent	12,437	$-	15.94	$-	None
Stock	WIN WIN PRECISION TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	3,150	74,277	6.93	74,277	None
Stock	LICO TECHNOLOGY CORPORATION	-	Available-for-sale financial assets, noncurrent	4,089	-	3.29	-	None
Stock	POWERTEC ENERGY CORPORATION	-	Available-for-sale financial assets, noncurrent	10,000	30,000	2.01	30,000	None
Fund	PAMIRS FUND SEGREGATED PORTFOLIO II	-	Available-for-sale financial assets, noncurrent	2	70,606	-	70,606	None

EVERRICH (SHANDONG) ENERGY CO., LTD.
				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Capital	GOLMUD SOLARGIGA ENERGY ELECTRIC POWER CO., LTD.	-	Financial assets measured at cost, noncurrent	-	$49,130	10.00	Note	None

Note : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of December 31, 2013.

TERA ENERGY DEVELOPMENT CO., LTD
				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	TIAN TAI YI ENERGY CO., LTD.	-	Financial assets measured at cost-noncurrent	500	$5,000	8.33	Note	None
Note : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of December 31, 2013.

NEXPOWER TECHNOLOGY CORPORATION

				December 31, 2013
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	PACIFIC-GREEN INTEGRATED TECHNOLOGY INC.	-	Financial assets measured at cost-noncurrent	54	$3,244	18.00	Note	None

Note : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of December 31, 2013.

ATTACHMENT 5 (Individual securities acquired or disposed of with accumulated amount exceeding the lower of NT$300 million or 20 percent of the capital stock for the year ended December 31, 2013)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION
Type of securities	Name of the securities	Financial statement account	Counter-party	Relationship	Beginning balance		Addition		Disposal				Ending balance
					Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)	Units (thousand)/ bonds/ shares (thousand)	Amount	Units (thousand)/ bonds/ shares (thousand)	Amount	Cost (Note 2)	Gain (Loss) from disposal	Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)
Stock	NOVATEK MICROELECTRONICS CORP.	Available-for-sale financial assets, current	Open market	-	13,006	$1,528,134	-	$-	11,840	$1,464,468	$366,365	$1,098,103	- (Note 3)	$- (Note 3)
Stock	INDUSTRIAL BANK OF TAIWAN CORP.	Available-for-sale financial assets, noncurrent	Open market	-	118,303	696,804	-	-	118,303	721,648	696,804	24,844	-	-
Stock	BEST ELITE INTERNATIONAL LIMITED	Investments accounted for under the equity method	Acquisition	-	240,972	3,776,610	356,710	11,784,713	-	-	906,739	906,739	597,682	15,951,065 (Note 4)
Stock	WAVETEK MICROELECTRONICS CORPORATION	Investments accounted for under the equity method	UMC NEW BUSINESS INVESTMENT CORP.	Investee company	-	-	88,213	960,274	-	-	-	-	88,213	337,711 (Note 5)
Stock	UMC JAPAN	Investments accounted for under the equity method	MACH SEMICONDUCTOR CO., LTD.	-	6	2,160,926	-	-	4	48,217	779,853	839,854 (Note 6)	-	-

Note 1 : The amounts of beginning and ending balances of available for sale financial assets are recorded at the prevailing market prices. The amounts of beginning and ending balances of investments accounted for under the equity method include adjustment under the equity method.

Note 2 : The disposal cost represents historical cost.

Note 3 : The ending number of shares and amount were reclassified from available-for-sale financial assets, current to available-for-sale financial assets, noncurrent due to the exchangeable bonds have been fully exchanged and redeemed.

Note 4 : The ending balance includes share of income of associates and joint ventures of NT$909,991 thousand, additional paid-in capital adjustment under equity method of NT$344,332 thousand, exchange differences on translation of foreign operations adjustment under equity method of NT$177,113 thousand, and related party unrealized gain of NT$134,955 thousand.

Note 5 : The ending balance includes share of income of associates and joint ventures of NT$(253,254) thousand, additional paid-in capital adjustment under equity method of NT$349 thousand, exchange differences on translation of foreign operations adjustment under equity method of NT$13 thousand, and differences brtween investment cost and underlying equity in net assets adjustment of NT$(369,671) thousand.

Note 6 : The disposal gain consists of exchange differences on translation of foreign operations adjustment under equity method recongized profit as NT$1,571,523 thousand.

FORTUNE VENTURE CAPITAL CORP.
Type of securities	Name of the securities	Financial statement account	Counter-party	Relationship	Beginning balance		Addition		Disposal				Ending balance
					Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)	Units (thousand)/ bonds/ shares (thousand)	Amount	Units (thousand)/ bonds/ shares (thousand)	Amount	Cost (Note 2)	Gain (Loss) from disposal	Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)
Stock	TOPCELL SOLAR INTERNATIONAL CO., LTD.	Investments accounted for under the equity method	Purchase of newly issued shares	Investee company	26,810	$44,009	64,855	$648,552	-	$-	$-	$-	71,363 (Note 3)	$436,610 (Note 4)
Stock	PIXART IMAGING INC.	Available-for-sale financial assets, noncurrent	Open market	-	6,100	421,533	-	-	6,100	372,676	75,790	296,886	-	-

Note 1 : The amounts of beginning and ending balances of available for sale financial assets are recorded at the prevailing market prices. The amounts of beginning and ending balances of investments accounted for under the equity method include adjustment under the equity method.

Note 2 : The disposal cost represents historical cost.
Note 3 : The ending balance includes the decrease of 20,302 thousand shares due to capital reduction for offsetting accumulated losses.

Note 4 : The ending balance includes share of income of associates and joint ventures of NT$(179,515) thousand, retained earnings adjustment under equity method of NT$(75,790) thousand, and additional paid-in capital adjustment under equity method of NT$(646) thousand .

ATTACHMENT 5 (Individual securities acquired or disposed of with accumulated amount exceeding the lower of NT$300 million or 20 percent of the capital stock for the year ended December 31, 2013)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UMC NEW BUSINESS INVESTMENT CORP.
Type of securities	Name of the securities	Financial statement account	Counter-party	Relationship	Beginning balance		Addition		Disposal				Ending balance
					Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)	Units (thousand)/ bonds/ shares (thousand)	Amount	Units (thousand)/ bonds/ shares (thousand)	Amount	Cost (Note 2)	Gain (Loss) from disposal (Note 3)	Units (thousand)/ bonds/ shares (thousand)	Amount
Stock	WAVETEK MICROELECTRONICS CORPORATION	Investments accounted for under the equity method	UNITED MICROELECTRONICS CORPORATION	Investor company	88,213	$590,603	-	$-	88,213	$960,274	$590,603	$-	-	$-

Note 1: The amounts of beginning and ending balances of investment accounted for under the equity method include adjustment under the equity method.
Note 2: The disposal cost represents historical cost.

Note 3: The transaction was accounted for as an organization restructuring, and the exceed of sales proceeds own carrying amount by NT$369,671 thousand and the paid-in capital-long-term investment amounting to NT$203 thousand were changed to additional paid-in capital-premium.

UMC CAPITAL CORP.
Type of securities	Name of the securities	Financial statement account	Counter-party	Relationship	Beginning balance		Addition		Disposal				Ending balance
					Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)	Units (thousand)/ bonds/ shares (thousand)	Amount	Units (thousand)/ bonds/ shares (thousand)	Amount	Cost (Note 2)	Gain (Loss) from disposal	Units (thousand)/ bonds/ shares (thousand) (Note 3)	Amount (Note 1)
Stock	PARADE TECHNOLOGIES, LTD.	Available-for-sale financial assets, noncurrent	Open market	-	3,925	USD 29,732	-	$-	2,500	USD 21,248	USD 1,011	USD 20,237	2,153	USD 16,830

Note 1: The amounts of beginning and ending balances of available for sale financial assets are recorded at the prevailing market prices.
Note 2: The disposal cost represents historical cost.
Note 3: The ending balance includes stock dividends of 728 thousand shares.

ATTACHMENT 6 (Acquisition of individual real estate with amount exceeding the lower of NT$300 million or 20 percent of the capital stock for the year ended December 31, 2013)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION						Where counter-party is a related party, details of prior transactions
Name of properties	Transaction date	Transaction amount	Payment status	Counter-party	Relationship	Former holder of property	Relationship between former holder and acquirer of property	Date of transaction	Transaction amount	Price reference	Date of acquisition and status of utilization	Other commitments
Fab	2012.03.09~ 2012.08.27	$4,404,619	By the construction progress	FU TSU CONSTRUCTION CO., LTD.	Third party	N/A	N/A	N/A	N/A	Open Bidding	Manufacturing purpose	None
Fab	2012.04.30	1,068,000	By the construction progress	TUNG KANG STEEL STRUCTURE CORP.	Third party	N/A	N/A	N/A	N/A	Open Bidding	Manufacturing purpose	None
Fab	2012.08.27	615,000	By the construction progress	PAN ASIA (ENGINEERS & CONSTRUCTORS) CORPORATION	Third party	N/A	N/A	N/A	N/A	Open Bidding	Manufacturing purpose	None

ATTACHMENT 7 (Disposal of individual real estate with amount exceeding the lower of NT$300 million or 20 percent of the capital stock for the year ended December 31, 2013)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

Names of properties	Transaction date	Date of original acquisition	Book value	Transaction amount	Status of proceeds collection	Gain (Loss) from disposal	Counter-party	Relationship	Reason of disposal	Price reference	Other commitments
None

ATTACHMENT 8 ( Related party transactions for purchases and sales amounts exceeding the lower of NT$100 million or 20 percent of capital stock for the year ended December 31, 2013)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION

		Transactions					Details of non-arm's length transaction		Notes and accounts receivable (payable)
Counter-party	Relationship	Purchases (Sales)		Amount	Percentage of total purchases (sales)	Term	Unit price	Term		Balance	Percentage of total receivables (payable)	Note
UMC GROUP (USA)	Investee company	Sales		$52,581,667	48%	Net 60 Days	N/A	N/A		$5,599,526	37%
UMC JAPAN	Investee company	Sales		403,888	0%	Net 60 Days	N/A	N/A		-	0%
SILICON INTEGRATED SYSTEMS CORP.	The Company's director	Sales		155,742	0%	Month-end 45 Days	N/A	N/A		1,668	0%
UMC GROUP JAPAN	Investee company	Sales		3,885,762	4%	Net 60 Days	N/A	N/A		845,690	6%

UMC GROUP (USA)

		Transactions					Details of non-arm's length transaction		Notes and accounts receivable (payable)
Counter-party	Relationship	Purchases (Sales)		Amount	Percentage of total purchases (sales)	Term	Unit price	Term	Balance		Percentage of total receivables (payable)	Note
UNITED MICROELECTRONICS CORPORATION	Investor company	Purchases	USD	1,766,818	100%	Net 60 Days	N/A	N/A	USD	187,842	100%

UMC JAPAN

		Transactions					Details of non-arm's length transaction		Notes and accounts receivable (payable)
Counter-party	Relationship	Purchases (Sales)		Amount	Percentage of total purchases (sales)	Term	Unit price	Term	Balance		Percentage of total receivables (payable)	Note
UNITED MICROELECTRONICS CORPORATION	Investor company	Purchases	JPY	1,164,517	100%	Net 60 Days	N/A	N/A		-	-

UMC GROUP JAPAN

		Transactions					Details of non-arm's length transaction		Notes and accounts receivable (payable)
Counter-party	Relationship	Purchases (Sales)		Amount	Percentage of total purchases (sales)	Term	Unit price	Term	Balance		Percentage of total receivables (payable)	Note
UNITED MICROELECTRONICS CORPORATION	Investor company	Purchases	JPY	12,350,338	100%	Net 60 Days	N/A	N/A	JPY	2,976,127	100%

ATTACHMENT 9 (Receivables from related parties with amounts exceeding the lower of NT$100 million or 20 percent of capital stock as of for the year ended December 31, 2013)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION

		Ending balance					Overdue receivables
Counter-party	Relationship	Notes receivable	Accounts receivable	Other receivables	Total	Turnover rate (times)	Amount	Collection status	Amount received in subsequent period	Allowance for doubtful accounts
UMC GROUP (USA)	Investee company	$-	$5,599,526	$7	$5,599,533	10.26	$-	-	$5,599,533	$7,873
UMC GROUP JAPAN	Investee company	-	845,690	44	845,734	9.19	32,251	Collection in subsequent period	740,229	-

NEXPOWER TECHNOLOGY CORPORATION

		Ending balance					Overdue receivables
Counter-party	Relationship	Notes receivable	Accounts receivable	Other receivables	Total	Turnover rate (times)	Amount	Collection status	Amount received in subsequent period	Allowance for doubtful accounts
SOCIALNEX ITALIA 1 S.R.L.	Investee company	$-	$-	$102,165	$102,165	-	$88,937	Business Dunning	$2,053	$-

ATTACHMENT 10 (Names, locations and related information of investee companies as of December 31, 2013)(Not including investment in Mainland China)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company	Investment income (loss) recognized	Note
UMC GROUP (USA)	USA	IC Sales	USD	16,438	USD	16,438	16,438	100.00	$1,484,382	$29,573	$29,573
UNITED MICROELECTRONICS (EUROPE) B.V.	The Netherlands	Marketing support activities	USD	5,421	USD	5,421	9	100.00	125,996	2,955	2,955
UMC CAPITAL CORP.	Cayman Islands	Investment holding	USD	91,500	USD	101,500	81,663	100.00	4,600,140	604,309	559,716
GREEN EARTH LIMITED	Samoa	Investment holding	USD	10,000	USD	10,000	10,000	100.00	231,727	(6,529)	(6,529)
TLC CAPITAL CO., LTD.	Taipei City, Taiwan	New business investment		6,000,000		6,000,000	486,150	100.00	6,254,064	(60,972)	(60,972)
UMC NEW BUSINESS INVESTMENT CORP.	Taipei City, Taiwan	Investment holding		6,000,000		6,000,000	600,000	100.00	2,572,127	(763,952)	(763,952)
UMC INVESTMENT (SAMOA) LIMITED	Samoa	Investment holding	USD	1,520	USD	1,520	1,520	100.00	43,993	870	870
FORTUNE VENTURE CAPITAL CORP.	Taipei City, Taiwan	Consulting and planning for investment in new business		5,000,053		5,000,053	573,800	100.00	5,403,803	(410,959)	(417,493)
UMC GROUP JAPAN	Japan	IC Sales	JPY	60,000		-	1	100.00	25,606	24,019	24,019
UMC KOREA CO., LTD.	Korea	Marketing support activities	KRW	550,000		-	110	100.00	15,979	452	452
OMNI GLOBAL LIMITED	Samoa	Investment holding	USD	3,000		-	3,000	100.00	61,879	(27,468)	(27,468)
BEST ELITE INTERNATIONAL LIMITED	British Virgin Islands	Investment holding	USD	235,089	USD	78,065	597,682	86.88	15,951,065	1,104,297	909,991
WAVETEK MICROELECTRONICS CORPORATION	Hsinchu City, Taiwan	GaAs Foundry service		960,274		-	88,213	74.69	337,711	(339,057)	(253,255)
MTIC HOLDINGS PTE. LTD.	Singapore	Investment holding	SGD	12,000	SGD	12,000	12,000	45.44	152,713	(65,050)	(29,556)
MEGA MISSION LIMITED PARTNERSHIP	Cayman Islands	Investment holding	USD	67,500	USD	67,500	-	45.00	1,977,433	1,055,647	478,438
NEXPOWER TECHNOLOGY CORP.	Taichung City, Taiwan	Sales and manufacturing of solar power batteries		5,331,885		5,331,885	215,283	44.16	1,780,537	(1,084,484)	(478,886)
UNITECH CAPITAL INC.	British Virgin Islands	Investment holding	USD	21,000	USD	21,000	21,000	42.00	687,078	93,140	39,119
HSUN CHIEH INVESTMENT CO., LTD.	Taipei City, Taiwan	Investment holding		336,241		336,241	124,311	36.49	3,048,053	188,175	181,759
UNIMICRON HOLDING LIMITED	Samoa	Investment holding	USD	20,000 (Note 1)	USD	20,000	20,000 (Note 1)	17.67 (Note 1)	518,520 (Note 1)	(97,967)	(6,390)
UMC JAPAN	Japan	Sales and manufacturing of integrated circuits		-	JPY	20,541,353	- (Note 2)	- (Note 2)	- (Note 2)	(314,804)	(314,804)

Note 1 : As the company lost its significant influence of UNIMICRON HOLDING LIMITED in August 2013, the investee was reclassified from Investments accounted for under the equity method to Available-for-sale financial assets, noncurrent.

Note 2 : UMC JAPAN was totally disposed in November 2013.

ATTACHMENT 10 (Names, locations and related information of investee companies as of December 31, 2013)(Not including investment in Mainland China)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

FORTUNE VENTURE CAPITAL CORP.
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company	Investment income (loss) recognized	Note
UNITRUTH INVESTMENT CORP.	Taipei City, Taiwan	Investment holding		$800,000		$800,000	132,660	100.00	$941,944	$(95,558)	$(95,558)
MOS ART PACK CORP.	Hsinchu City, Taiwan	IC Packaging		290,000		290,000	29,000	54.45	177,849	-	-	Note 1
TOPCELL SOLAR INTERNATIONAL CO., LTD.	Taoyuan County, Taiwan	Solar power cell manufacturing and sale		1,032,692		384,140	71,363	26.04	436,610	(689,334)	(179,515)
EXOJET TECHNOLOGY CORP.	Hsinchu County, Taiwan	Sales and manufacturing of electronic materials		66,438		66,438	7,198	25.00	63,224	(35,333)	(8,826)
ALLIANCE OPTOTEK CORP.	Hsinchu County, Taiwan	Design and manufacturing of LED		130,476		115,204	3,159	21.77	9,580	(128,182)	(28,086)
NEXPOWER TECHNOLOGY CORP.	Taichung City, Taiwan	Sales and manufacturing of solar power batteries		718,930		678,000	29,194	5.99	241,452	(1,084,484)	(55,766)
CRYSTALWISE TECHNOLOGY INC.	Hsinchu County, Taiwan	Sales and manufacturing of brittle material substrates		82,652 (Note 2)		82,652	3,906 (Note 2)	2.28 (Note 2)	107,617 (Note 2)	(185,150)	(5,243)

Note1 : On March 10, 2011, MOS ART PACK CORP. (MAP) reached the decesion of liquidation at it's stockholders' meeting. The Company had ceased to recognize investment income of MAP thereafter.

Note2 : As FORTUNE VENTURE CAPITAL CORP. lost its significant influence of CRYSTALWISE in August 2013, the investee was reclassified from Investments accounted for under the equity method to Available-for-sale financial assets, noncurrent.

TLC CAPITAL CO., LTD.
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company	Investment income (loss) recognized	Note
SOARING CAPITAL CORP.	Samoa	Investment holding	USD	900	USD	900	900	100.00	$16,075	$(18)	$(18)
LIST EARN ENTERPRISE INC.	Samoa	Investment holding	USD	309	USD	309	309	49.00	9,798	(182)	(89)
ALLIANCE OPTOTEK CORP.	Hsinchu County, Taiwan	Design and manufacturing of LED		176,373		122,459	6,657	45.88	20,190	(128,182)	(54,522)
YUNG LI INVESTMENTS, INC.	Taipei City, Taiwan	Investment holding		280,000		280,000	0.28	45.16	259,034	88,339	39,895
CTC CAPITAL PARTNERS I, L.P.	Cayman Islands	Investment holding	USD	3,872	USD	4,500	-	31.40	195,622	204,378	64,166
NEXPOWER TECHNOLOGY CORP.	Taichung City, Taiwan	Sales and manufacturing of solar power batteries		778,019		778,019	28,601	5.87	236,547	(1,084,484)	(63,621)
EXOJET TECHNOLOGY CORP.	Hsinchu County, Taiwan	Sales and manufacturing of electronic materials		8,125		8,125	1,250	4.34	9,647	(35,333)	(1,533)
TOPCELL SOLAR INTERNATIONAL CO., LTD.	Taoyuan County, Taiwan	Solar power cell manufacturing and sale		384,140		384,140	6,508	2.37	56,064	(689,334)	(16,371)

ATTACHMENT 10 (Names, locations and related information of investee companies as of December 31, 2013)(Not including investment in Mainland China)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITRUTH INVESTMENT CORP.
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company		Investment income (loss) recognized		Note
MOS ART PACK CORP.	Hsinchu City, Taiwan	IC Packaging		$98,690		$98,690	9,869	18.53	$60,524		$-		$-	Note
ALLIANCE OPTOTEK CORP.	Hsinchu County, Taiwan	Design and manufacturing of LED		39,130		34,316	996	6.86	3,020		(128,182)		(8,853)
EXOJET TECHNOLOGY CORP.	Hsinchu County, Taiwan	Sales and manufacturing of electronic materials		10,021		10,021	1,084	3.76	11,341		(35,333)		(1,329)
NEXPOWER TECHNOLOGY CORP.	Taichung City, Taiwan	Sales and manufacturing of solar power batteries		309,700		309,700	10,990	2.25	90,895		(1,084,484)		(24,447)
TOPCELL SOLAR INTERNATIONAL CO., LTD.	Taoyuan County, Taiwan	Solar power cell manufacturing and sale		165,272		165,272	2,815	1.03	22,407		(689,334)		(7,082)

Note : On March 10, 2011, MOS ART PACK CORP. (MAP) reached the decesion of liquidation at it's stockholders' meeting. The Company had ceased to recognize investment income of MAP thereafter.

UMC CAPITAL CORP.
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company		Investment income (loss) recognized		Note
UMC CAPITAL (USA)	USA	Investment holding	USD	200	USD	200	200	100.00	USD 486	USD	15	USD	15
ECP VITA PTE. LTD.	Singapore	Insurance	USD	9,000	USD	9,000	9,000	100.00	USD 11,954	USD	2,387	USD	2,387
ACHIEVE MADE INTERNATIONAL LTD.	British Virgin Islands	Internet Content Provider	USD	11,035	USD	11,035	2,724	49.38	USD 5,502	USD	927	USD	458
UC FUND II	Cayman Islands	Investment holding	USD	0	USD	575	5,000	35.45	USD 133	USD	(133)	USD	(47)
TRANSLINK CAPITAL PARTNERS I L.P.	Cayman Islands	Investment holding	USD	3,382	USD	3,524	-	10.38	USD 3,565	USD	2,921	USD	304

UMC NEW BUSINESS INVESTMENT CORP.
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company		Investment income (loss) recognized		Note
TERA ENERGY DEVELOPMENT CO., LTD.	Hsinchu City, Taiwan	Energy Technical Services		$180,000		$180,000	18,000	100.00	$170,829		$(10,989)		$(10,911)
EVERRICH ENERGY CORPORATION	Hsinchu City, Taiwan	Solar engineering integrated design services		247,754		229,263	31,272	100.00	336,978		(37,308)		(38,883)
UNISTARS CORPORATION	Hsinchu County, Taiwan	High brightness LED packages		357,240		268,240	21,194	78.02	138,927		(94,209)		(69,648)
TOPCELL SOLAR INTERNATIONAL CO., LTD.	Taoyuan County, Taiwan	Solar power cell manufacturing and sale		3,404,527		2,054,527	170,931	62.38	1,004,383		(689,334)		(429,980)

ATTACHMENT 10 (Names, locations and related information of investee companies as of December 31, 2013)(Not including investment in Mainland China)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UMC NEW BUSINESS INVESTMENT CORP.

			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company	Investment income (loss) recognized	Note
UNITED LIGHTING OPTO-ELECTRONIC INC.	Hsinchu City, Taiwan	LED lighting manufacturing and sale		$266,772		$266,772	8,949	55.25	$12,473	$(36)	$-	Note
LTI REENERGY CO., LTD.	Hsinchu City, Taiwan	Photovoltaic inverter sale		4,000		4,000	400	40.00	5,503	4,003	1,239
UNITED LED CORPORATION HONG KONG LIMITED	Hongkong	Investment holding	USD	22,500	USD	22,500	22,500	39.13	481,227	84,003	35,856
WINAICO IMMOBILIEN GMBH	Germany	Solar project	EUR	5,900	EUR	5,900	5,900	32.78	219,150	(26,259)	(13,802)

Note: On June 19, 2012, UNITED LIGHTING OPTO-ELECTRONIC INC. has filed for liquidation through a decision at its stockholders’ meeting. The Company had ceased to recognize investment income of UNITED LIGHTING OPTO-ELECTRONIC INC. thereafter.

EVERRICH ENERGY CORPORATION
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company	Investment income (loss) recognized	Note
EVERRICH ENERGY INVESTMENT (HK) LIMITED	Hongkong	Investment holding	USD	3,200	USD	3,200	3,200	100.00	$198,803	$8,810	$8,810
SMART ENERGY ENTERPRISES LIMITED	Hongkong	Investment holding	USD	235	USD	235	1,821	100.00	11,073	(279)	(279)

WAVETEK MICROELECTRONICS CORPORATION
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company	Investment income (loss) recognized	Note
WAVETEK MICROELECTRONICS INVESTMENT (HK) LIMITED	Hongkong	Investment holding	USD	0	USD	0	0	100.00	$0	$-	$-	Note
WAVETEK MICROELECTRONICS INVESTMENT (SAMOA) LIMITED	Samoa	Investment holding	USD	300	USD	-	300	100.00	6,525	(2,344)	(2,344)

Note : WAVETEK MICROELECTRONICS CORPORATION has not yet invested in WAVETEK MICROELECTRONICS INVESTMENT (HK) LIMITED.

WAVETEK MICROELECTRONICS INVESTMENT (SAMOA) LIMITED
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company	Investment income (loss) recognized	Note
WAVETEK MICROELECTRONICS CORPORATION (USA)	USA	Sales and marketing service	USD	60	USD	-	60	100.00	$1,872	$84	$84

ATTACHMENT 10 (Names, locations and related information of investee companies as of December 31, 2013)(Not including investment in Mainland China)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

TERA ENERGY DEVELOPMENT CO., LTD.
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company		Investment income (loss) recognized		Note
TERA ENERGY USA INC.	USA	Solar project		$443		$354	0	100.00	$17		$(112)		$(112)
WINAICO SOLAR PROJEKT 1 GMBH	Germany	Solar project	EUR	1,120	EUR	1,120	1,120	50.00	45,947		(4,130)		(2,065)
WINAICO IMMOBILIEN GMBH	Germany	Solar project	EUR	2,160	EUR	2,160	2,160	12.00	81,542		(26,259)		(6,309)

GREEN EARTH LIMITED
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company		Investment income (loss) recognized		Note
DAIWA QUANTUM CAPITAL PARTNERS I, L.P.	Japan	Investment holding	USD	-	USD	2,778	-	-	$-		$(56,512)		$(7,064)

NEXPOWER TECHNOLOGY CORPORATION
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company		Investment income (loss) recognized		Note
SOCIALNEX ITALIA 1 S.R.L.	Italy	Photovoltaic power plant	EUR	3,637	EUR	1,855	-	100.00	$138,424		$(8,259)		$(8,259)
NPT HOLDING LIMITED	Samoa	Investment holding	USD	0	USD	0	0	100.00	0		-		-
ASEPOWER 1 S.R.L.	Italy	Photovoltaic power plant	EUR	-	EUR	814	-	-	-		-		-

NPT HOLDING LIMITED
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company		Investment income (loss) recognized		Note
NLL HOLDING LIMITED	Samoa	Investment holding	USD	0	USD	0	0	100.00	$0		$-		$-

BEST ELITE INTERNATIONAL LIMITED
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company		Investment income (loss) recognized		Note
INFOSHINE TECHNOLOGY LIMITED	British Virgin Islands	Investment holding	USD	353,523	USD	353,523	-	100.00	USD 260,466	USD	44,495	USD	44,495

ATTACHMENT 10 (Names, locations and related information of investee companies as of December 31, 2013)(Not including investment in Mainland China)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

INFOSHINE TECHNOLOGY LIMITED
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company		Investment income (loss) recognized		Note
OAKWOOD ASSOCIATES LIMITED	British Virgin Islands	Investment holding	USD	354,000	USD	354,000	-	100.00	USD 259,989	USD	44,495	USD	44,495

ALLIANCE OPTOTEK CORP.
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company		Investment income (loss) recognized		Note
LIGHT HOUSE GLOBAL INCORPORATED	Samoa	Investment holding	USD	2,120	USD	2,120	2,120	100.00	$27,490		$(13,441)		$(13,441)

OMNI GLOBAL LIMITED
			Initial Investment				Investment as of December 31, 2013
Investee company	Address	Main businesses and products	Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value	Net income (loss) of investee company		Investment income (loss) recognized		Note
UNITED MICROTECHNOLOGY CORPORATION	USA	Research & Development	USD	950	USD	-	0	100.00	$29,249		$944		$944

ATTACHMENT 11 (Investment in Mainland China as of December 31, 2013)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION
Investee company	Main Businesses and Products	Total Amount of Paid-in Capital	Method of Investment (Note 1)	Accumulated Outflow of Investment from Taiwan as of January 1, 2013	Investment Flows		Accumulated Outflow of Investment from Taiwan as of December 31, 2013		Percentage of Ownership	Investment income (loss) recognized (Note 2)	Carrying Value as of December 31, 2013	Accumulated Inward Remittance of Earnings as of December 31, 2013

					Outflow	Inflow		Net income (loss) of investee company
UNITRUTH ADVISOR (SHANGHAI) CO., LTD.	Investment Holding and advisory	$23,840 (USD 800)	(ii)SOARING COPITAL CORP.	$23,840 (USD800)	$-	$-	$23,840 (USD800)	$(70)	100.00%	$(70) 2. (iii)	$13,292	$-
SHANDONG HUAHONG ENERGY INVEST CO., INC.	Invest new energy business	1,473,900 (RMB300,000)	(i)	64,517 (USD2,165)	-	-	64,517 (USD2,165)	(27,021)	50.00%	(13,511) 2. (ii)	714,120	-
JINING SUNRICH SOLAR ENERGY CORP.	To construct, operate, and maintain solar power plant	1,326,510 (RMB270,000)	(i)	599,725 (USD20,125) (Note 4)	-	-	599,725 (USD20,125)	(26,680)	50.00%	(13,340) 2. (ii)	649,590	-
EVERRICH (SHANDONG) ENERGY CO., LTD.	Solar engineering integrated design services	92,380 (USD 3,100)	(ii)EVERRICH ENERGY INVESTMENT (HK) LIMITED	92,380 3,100)	-	-	92,380 (USD3,100)	9,043	100.00%	9,043 2. (iii)	149,719	90,383 (USD3,033)
UNITED LED CORPORATION	Research, manufacturing and sales in LED epitaxial wafers	1,549,600 (USD 52,000)	(ii)UNITED LED CORPORATION HONG KONG LIMITED	603,450 (USD20,250)	-	-	603,450 (USD20,250)	96,045 (USD3,223)	39.13%	41,005 (USD1,376) 2. (ii)	459,635 (USD15,424)	-
SMART ENERGY SHANDONG CORPORATION	Solar engineering integrated design services	5,960 (USD 200)	(ii)SMART ENERGY ENTERPRISES LIMITED	5,960 (USD200)	-	-	5,960 (USD200)	(264)	100.00%	(264) 2. (iii)	9,639	19,966 (USD670)
ALLIANCE OPTOTEK DONGGUAN CO., LTD.	LED lighting manufacturing and sale	62,580 (USD 2,100)	(ii)LIGHT HOUSE GLOBAL INCORPORATED	62,580 (USD2,100)	-	-	62,580 (USD2,100)	(13,457)	74.51%	(9,698) 2. (iii)	20,179	-
HEJIAN TECHNOLOGY (SUZHOU) CO., LTD.	Sales and manufacturing of integrated circuits	11,324,000 (USD 380,000)	(ii)OAKWOOD ASSOCIATES LIMITED	2,326,337 (USD78,065)	4,679,315 (USD157,024)	-	7,005,652 (USD235,089)	1,321,630 (USD44,350)	86.88% (Note 5)	1,083,908 2. (ii)	15,234,386 (USD511,221)	-
UMC (BEIJING) LIMITED	Marketing support activities	14,900 (USD 500)	(ii)UMC INVESTMENT (SAMOA) LIMITED	14,900 (USD500)	-	-	14,900 (USD 500)	201	100.00% (Note 6)	201 2. (iii)	15,742	-

Accumulated Investment in Mainland China as of December 31, 2013		Investment Amounts Authorized by Investment Commission, MOEA		Upper Limit on Investment

$8,473,004 (USD 284,329)		$8,622,332 (USD 289,340)		$124,872,713

Note 1 :	The methods for engaging in investment in Mainland China include the following:

(i) Direct investment in Mainland China.

(ii) Indirectly investment in Mainland China through companies registered in a third region. (Please specify the name of the company in third region).

(iii) Other methods

Note 2 :	The investment income (loss) recognized in current period:
	1. Please specify no investment income (loss) has been recognized due to the investment is still during development stage.
	2. The investment income (loss) were determined based on the following basis:
	(i) The financial report was audited and certified by an international accounting firm in cooperation with an R.O.C. accounting firm.
	(ii) The financial statements certificated by the CPA of the parent company in Taiwan.
	(iii) Others.
Note 3 :	Initial investment amounts denominated in foreign currencies are translated into New Taiwan Dollars using the spot rates at the financial report date.
Note 4 :	TLC indirectly invest Mainland China company JINING SUNRICH SOLAR ENERGY CORP. amounted US$20,125 thousand through injecting capital to SHANDONG HUAHONG ENERGY INVEST CO., INC.(SHANDONG HUAHONG).
Note 5 :

The Company indirectly invested in HEJIAN TECHNOLOGY (SUZHOU) CO., LTD. via investment in BEST ELITE INTERNATIONAL LIMITED (BEST ELITE), an equity investee. The Investment Commission, MOEA has approved to invest US$217,572 thousand in BEST ELITE's preferred stock, invest US$91,984 thousand in BEST ELITE's common stock. As of December 31, 2013, the amount of investment has been remitted.

Note 6 :	UMC (BEIJING) LIMITED have been made in the Investment Commission, MOEA and approved US$3,000 thousand. As of December 31, 2013, the amount of investment US$2,500 thousand has not yet been remitted.